Prospectus Supplement (Sales Report) No. 25 dated January 19, 2010 to Prospectus dated July 30, 2009	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated July 30, 2009 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated July 30, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 470867

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
470867	$4,750	$4,750	15.65%	1.00%	January 14, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 470867. Member loan 470867 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,750 / month
Current employer:	Ocean Pacific Notary Services, Inc.	Debt-to-income ratio:	19.14%
Length of employment:	4 years	Location:	Ocean Park, WA

Home town:
Current & past employers:	Ocean Pacific Notary Services, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/10 > I'm trying to speed up my debt snow ball by lowering the interest rates I currently pay on my credit cards, which are 22% and 27%. This loan would pay off the latter and make a significant dent in the former. I've been at my job for four years and currently budget half of my take-home pay toward my credit card debt each month - with a goal of having them paid off by the end of 2011 - and send in payments early each month to avoid being late. I also have an emergency fund set up, a la The Total Money Makeover, to avoid relying on my credit cards. I also take whatever is left at the end of the month and apply that toward my credit cards.

A credit bureau reported the following information about this borrower member on December 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	32
Revolving Credit Balance:	$12,741.00	Public Records On File:	0
Revolving Line Utilization:	72.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you still use any of your credit cards?	Very sparingly. I use them for online shopping because I'm still not entirely comfortable using my debit card for that, but anything I put on my credit cards I pay right away from my checking.

Member Payment Dependent Notes Series 471052

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
471052	$20,000	$20,000	12.53%	1.00%	January 13, 2010	January 13, 2013	January 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 471052. Member loan 471052 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$13,333 / month
Current employer:	Cyber Professionals	Debt-to-income ratio:	21.17%
Length of employment:	< 1 year	Location:	SAN FRANCISCO, CA

Home town:
Current & past employers:	Cyber Professionals
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > I accrued substantial debt due to a house which I have since sold. I am living below my means in the best interest of eliminating debt over the next few years. Borrower added on 01/09/10 > All of my paperwork has been submitted to the credit review team (tax forms, pay stubs, tax transcript form).

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$78,024.00	Public Records On File:	0
Revolving Line Utilization:	66.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Cyber Professionals, and since employed there for a short time, your previous employment? Thank you in advance.	I've spent most of my career as an independent consultant in the software business. I am very seasoned with more than 15 years experience. Although I am full time empoyed (W2) via Cyber Professionals, I am actually an independent contractor working on an hourly rate of $80/hour. Previously, I worked for Neudesic LLC as a "Principal Consultant" for nearly 3 years. I was traveling alot all over the country so I wanted something local to the San Francisco Bay Area. At Neudesic, my annual salary was $130k with a $20k bonus.
Please respond to the following: Did you have to do a short sale? What was the reason for the debt accrual from the house? What are your responsibilities at Cyber Professionals? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	No short sale -- I actually sold for $50k over purchase price. The reason for debt accrual was unforeseen maintenance and child support that was levied on me 6 months after the purchase. This threw off our budget but we tried to hold on. After 5 years, I decided it was too tight and couldn't continue to accrue debt. I have been an independent consultant in the software business for most of my career. Although I am full time (W2) with Cyber Professionals, I am actually an independent contractor charging $80/hour. Previously, I worked for Neudesic LLC as a "Principal Consultant" making $130k/year + $20k bonus for 3 years. I left Neudesic because I was traveling alot and wanted something local to the San Francisco Bay Area. My wife makes roughly $50k/year as a marketing freelance consultant. She does a lot of work for her sister whom owns her own business in L.A. My rent is $2100/month and I try to limit my expenses to that + necessities (to pay off this debt). The card I want to pay down by about $12k is at an interest rate of 16.99% (highest interest rate I have, most are 13% or lower, several at 0%) so this is lower. I'd like to put the remainder on two other cards that actually carry a percentage of 12.99% -- to get them under their limits and decrease monthlies to just shy of what this debt would cost. I am in the process of selling my vehicle ($8k loan) as I'm in the city and do not need a vehicle -- it also offsets the expensive rent in SF. That's about a $400/month payment (and gas is no longer an expense). I can always find work, especially when the economy picks up. The real risk is rates. In a healthy economy, I would bill around $125/hour. I billed at $200/hr at Neudesic but I didn't see nearly that much.
What interest rate are you currently paying on your revolving credit and what is the nature of that debt? Thanks!	The highest interest rate I have is 16.99% which is what I plan to pay down (roughly $12k). The remainder I wuld like to put on two other cards which carry interest rates of 13% -- want to get them under their limits. The debt was accrued from owning a house that had unanticipated maintenance costs. I sold the house for $50k over purchase price. Now I'm digging out of debt.
Please have your income verified with Lending Club	I am in the process of forwarded all of the required documents to LendingTree -- I hope to have it all to them tomorrow (took some time digging up tax forms).
I don't really get a good overview of your monthly obligations. The more detail you can provide, the better. I also don't have a good overview of your credit card debt. You mentioned a $12K debt on one card. What about others?	My credit profile is on my account here which you should be able to see? I have other debt, for sure, mostly at 8.99% down to 0%. My monthly expenses are about $6000. Since this loan is a consolidation it will have at most a $100 impact on my monthly payments today. I am in the process of selling my car since I am in the city and walk to work -- that frees up an additional $400/month and pays off that vehicle loan. I have a $1000/month child support obligation that will go away in October of 2011 (last 15 months of this loan).

Member Payment Dependent Notes Series 472554

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472554	$10,000	$10,000	14.61%	1.00%	January 14, 2010	January 23, 2013	January 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472554. Member loan 472554 was requested on January 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Gap, Inc.	Debt-to-income ratio:	10.22%
Length of employment:	5 years	Location:	Moore, OK

Home town:
Current & past employers:	Gap, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/10 > This loan will allow me to consolidate and pay off credit cards. After loan is paid off I will continue saving funds for a down payment on my first home. Recently I have moved into a home with my significant other that allows more income to go towards paying off my debt. I currently pay less than half of our mutual household bills. I take home $1900.00 net, and pay rent/utilities $625.00 then pay my personal financial obligations; credit cards $400.00. I have been at my job/company for 5 years. During this economy Gap, Inc. steadily grows and I will continue to Advance my career with them.

A credit bureau reported the following information about this borrower member on January 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	42
Revolving Credit Balance:	$10,274.00	Public Records On File:	0
Revolving Line Utilization:	76.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquency about 42 months ago? Thank you in advance.	I honestly am unsure what happened 42 months ago. While I reviewed my credit report I saw nothing listed about such an event. However, if I were to make a guess there was a time that I had a Med-Pac bill due. I was late making payments due to disputing charges for medical services. To date this has been taken care of(if in fact, this is what they're referring to). Thank you for your consideration.
Please respond to the following: What are your responsibilities at Gap, Inc? Is the total of your monthly expenses then $1025 or are there other expenses, i.e., car, food, etc.? What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Are you having your payments for this loan automatically withdrawn from your bank account or are you sending in a manual payment every month? Thank you and good luck with your loan	I am a full-time assistant manager at Gap, Inc. Responsible for hiring and training all new employees as well as driving business results on the sales floor. Yes, the amount stated above is my monthly expense minimally for Rent, utilities, credit cards and car insurance. My car is paid off however maintenance and fuel on average $70.00. Gym membership $44.00 under contract until Aug. 2011. The credit cards that will be paid by this loan listed below; American Express: $5,225 (18.74%) Visa: $1,846 (22.74%) Gap Visa: $2,112 (27.24%) JC Penney's: $860 (23.99%) Interest rates have increased since opening and paying off the balance is taking longer than I would like. I feel consolidating them to one payment and one interest rate will ensure that I pay the debt off in a timely manner so we can move forward saving. I was initially considering having the loan withdrawn directly from my bank however, still unsure who will be the lender I would like have more information on my options.
The withdrawls are made by Lending Club, not the investors. From what I understand there is a $15.00 processing fee each time you make a payment yourself, but no fee if you opt to have it automatically withdrawn. (Check with Lending Club directly to verify this!) Good luck!	Thank you. I appreciate the information and I most likely will opt for the automatic withdraw. That is how I currently pay most of my expenses.
Do you intend on carrying this loan to term (all 36 months), or will you be making extra payments? If things don't work out with your significant other and the relationship ends, where will you live? How will you afford living expenses on top of your other expenses?	My plan is to pay above the loan amount in order to complete loan before set term. My budget is set on my income only not my significant others. So if things should not work with this person it will make no difference on my financial responsibility. This loan is my first priority and payments will be made on time regardless of my living arrangements.

Member Payment Dependent Notes Series 472572

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472572	$10,000	$10,000	11.48%	1.00%	January 13, 2010	January 18, 2013	January 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472572. Member loan 472572 was requested on January 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	tods landscape company llc	Debt-to-income ratio:	16.00%
Length of employment:	3 years	Location:	YORK, PA

Home town:
Current & past employers:	tods landscape company llc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/10 > this loan will be used to consolidate debt and repair vehical null Borrower added on 01/05/10 > my bills are always payed on time and i work for a company that did well this past year even in this economic climate

A credit bureau reported the following information about this borrower member on January 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,429.00	Public Records On File:	0
Revolving Line Utilization:	18.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 472986

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472986	$14,000	$14,000	17.74%	1.00%	January 15, 2010	January 23, 2013	January 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472986. Member loan 472986 was requested on January 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,917 / month
Current employer:	Canton / Potsdam Hospital	Debt-to-income ratio:	22.19%
Length of employment:	6 years	Location:	Colton, NY

Home town:
Current & past employers:	Canton / Potsdam Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/10 > I have some home repaires and would like to pay off some credit cards, and build a garage on my home .Thank you , you have come through for me in the past,Thank you Crystal

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,828.00	Public Records On File:	0
Revolving Line Utilization:	53.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi Crystal, Re: $20,000 DC-HIP loan. Lenders are provided condensed loan applications. Borrowers usually do not provide sufficient narratives about their loans. My questions about your loan are: (1)-Position (job) description @ Canton-Potsdam Hospital is? 2- $7,917 reported monthly gross income is- 1 (yourself) or 2 (yourself and another) persons combined incomes? (3)- Credit Report reflects $19,828 revolving credit balance; CC payments per month are $? (Total CC payments PAID per month; NOT minimum CC payments DUE per month.) (4) $20,00 loan $ proportion that will be devoted to CC debt? $ proportion that will be devoted to HIP building garage? (5)- Your narrative sasy ..."you (LC) have come through for me in the past"... Do you have another LC loan? If yes what is status- paid off? Or still paying? Advance thanks for your answers to ALL FIVE questions. RetiredUSMCInvestor (Member 505570) sends 01.10.2010 @ 5:40 AM Eastern Time.	I'am a occupational therapist, I pay my bills on time as you can see, if you wish to borrow , please look at the report that should tell you about me . Thank you
How much do you plan on spending for the home repairs, how much to build the garage, and how much to pay down credit cards?	I wish to down all balance over 7.9%, I have left on garage about 7,000 to finish
What is your role at the Canton / Potsdam Hospital? Will you submit the information necessary for Lending Club to verify your income?	I'am a occupational Therapist, of course
In your loan description, you state "you (LC) have come through for me in the past"... Do you have another LC loan? If yes what is status- paid off? Or still paying? Please provide a breakdown of your monthly expenses. Thank you.	Yes I do have a loan with Lc , I have a balance of 1700.00, I pay 99.00/ month, I will most likely pay this offsoon. Thank you
$7000 on the garage - how much on the home repairs?	cost of materials 3500.00
Will you be doing the home repairs yourself? Are you going to use 9500 to pay off part of your ~20K revolving credit balance? If yes, what are the amounts and APR's on the ones that you will be paying off? Please describe your credit card usage. Thank you in advance for your answers.	Yes. I plan on pay off all large credit cards a total of 4 cards off the apr on these cards are 13.99, I will be in good shape

Member Payment Dependent Notes Series 473229

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473229	$10,000	$10,000	7.74%	1.00%	January 15, 2010	January 13, 2013	January 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473229. Member loan 473229 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:		Debt-to-income ratio:	22.37%
Length of employment:	< 1 year	Location:	uniontown, PA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,052.00	Public Records On File:	0
Revolving Line Utilization:	5.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income? What is the purpose of this loan?	retired home repairs
Source of income? Purpose of loan?	school pension ss home repairs

Member Payment Dependent Notes Series 473386

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473386	$1,000	$1,000	7.40%	1.00%	January 13, 2010	January 14, 2013	January 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473386. Member loan 473386 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	CSKT	Debt-to-income ratio:	3.31%
Length of employment:	5 years	Location:	Ronan, MT

Home town:
Current & past employers:	CSKT
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/09 > I have some money that will be available me soon, but I could really use it now.

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$511.00	Public Records On File:	0
Revolving Line Utilization:	3.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 473486

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473486	$24,000	$24,000	17.39%	1.00%	January 14, 2010	January 14, 2013	January 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473486. Member loan 473486 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,583 / month
Current employer:		Debt-to-income ratio:	15.00%
Length of employment:	< 1 year	Location:	Haymarket, VA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/09 > I an effort to eliminate credit card debt, I am requesting a lending peer to facilitate this effort. I have a stable job as a system engineer and have traditionally been a good borrower.

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1983	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	30	Months Since Last Delinquency:	7
Revolving Credit Balance:	$6,759.00	Public Records On File:	0
Revolving Line Utilization:	27.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $24,000 Debt Consoldation loan questions: 1- Loan application does not reflect Employer or Length of Employment. If self-employed your occupation/business is? If employed by company, firm or person, identify employer and years employed? 2- $10,583 reported monthly gross income- 1 or 2 person joint incomes? 3- Mortgage and vehicle payments (if vehicle applies) paid per month are $? 4- Credit Report reflects $6,759 revolving credit balance; Loan requests $24,000. Additional $17,241 consolidating what other debts? Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 01.01.2010 @ 5:15 AM ET.	I am an USAF retiree and now work as a contractor for Lockheed Martin for the past 4 years. The income reflected on the application is a 1 person income (myself). Aside from the revolving credit I have an education loan I wish to pay as well. Thanks for your inquiry.

Member Payment Dependent Notes Series 473637

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473637	$10,600	$10,600	12.18%	1.00%	January 13, 2010	January 16, 2013	January 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473637. Member loan 473637 was requested on January 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,833 / month
Current employer:	Grant Thornton	Debt-to-income ratio:	8.49%
Length of employment:	3 years	Location:	Washington, DC

Home town:
Current & past employers:	Grant Thornton
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/10 > I am getting married and planning on doing a safari in Africa for the wedding and honeymoon. I have already contacted a travel agency and gotten rates for the marriage ceremony and then travel for 10 days for 20 people in Africa(immediate family and some friends of myself, husband). I have the contact information for the travel agency if you would like to contact them to verify the costs. This is a once in a lifetime opportunity and I have always dreamed of having an African wedding. Considering the costs associated with a US wedding, the amount I am asking for is fairly small and want to do the African wedding because it is a cheap but also unique way to have the wedding of my dreams. I have full faith I will be able to pay off the cost of my wedding well before the 3 year period since my husband and I will be able to consolidate our expenses after our marriage. thank you for your consideration in making my wedding dream come true!

A credit bureau reported the following information about this borrower member on January 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	8
Revolving Credit Balance:	$9,044.00	Public Records On File:	0
Revolving Line Utilization:	24.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If your husband's expenses will be consolidated with yours then what is his monthly gross income? Occupation? Thanks, my investment depends on your answer.	My husband owns a travel company and his income varies monthly dependent on the tourist season. Annually, he grosses around 180k.
What is the name of the travel company that will verify costs? What is the name of your future husbands travel company? Explain the delinquency please. What does Grant Thornton do and what is your position there? Thank You	Grant Thornton is a tax, audit and advisory services firm. in the US, we are #5 of accounting firms in the US with the top four being KPMG, Deloitte, Ernst and Young, and some other firm that's name escapes me. If you want to know about Grant Thornton, you can always google the name and the website will come up. if you are curious about my firm, you can look us up at www.grantthornton.com. as my profile indicates (this is in my application BTW) I am a manager there. I work in the consultancy part of the firm and manage projects for the firm. I find it odd that this club says that they verify all this information yet I am being asked about it. All this information should be verified through the club (employment, income, credit score, etc). Please explain the question when you say "explain the delinquency please" as there is no delinquency perhaps you mean discrepancy? and even so, there is no discrepancy. or at least your question confuses me. please clarify what you mean when you say 'deliquency'. The travel company that can verify the costs is Mali Discovery Tours. the phone is an international phone number: 00223 (that's the country code) and the number is 75040303. You can verify the costs through there. My husband is not a US citizen which is why he is not applying for the loan and why it is difficult to verify his income. Even if you I would give you the name of his travel company, it wouldn't matter because he is from Bolivia and you wouldn't be able to find his travel company on-line. I understand your apprehension and if you do not want to fund my loan, I understand. I cannot make someone give me money even though I have good credit and would be the one taking all responsibility for this loan husband aside. So I hope this helps. thanks Lisa
1. - Your credit report states "Delinquencies (Last 2 yrs) 1 Months Since Last Delinquency 8" - That is what I asked about. 2. - The club has not verified yet. Until an * appears, nothing is verified. Your application is still in review. Thank You	My best guess would be late payments on credit cards. It is never because I don't have the money but because I travel a lot with my job and sometimes forget to login and pay my credit card. I would have to look at my credit report to know for sure though.

Member Payment Dependent Notes Series 473689

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473689	$14,000	$14,000	8.94%	1.00%	January 14, 2010	January 16, 2013	January 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473689. Member loan 473689 was requested on January 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:		Debt-to-income ratio:	20.18%
Length of employment:	< 1 year	Location:	Valley Springs, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/10 > Buy a New Harley Davidson at a great price. I have never faulted on a loan in 50 years my business is doing very well and my wife is secure with here job. My daughter is out of collage and the payment fits my budget.

A credit bureau reported the following information about this borrower member on January 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1989	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	34
Revolving Credit Balance:	$205,956.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income? What does the ~ 206K revolving credit balance consist of? Thank you in advance.	It is the morgage on my house to start my business in 2006.
What type of business do you run? Has the recent economic slowdown hurt your business and your salary? If so, how much?	Restaurant I am off about 12% but have seen a increass the last quarter. My salary is the same and if it were to change I have room to adjust payroll by 50%
Can you itemize your monthly expenditures? What is the delinquency you have on file? How long have you had the restaurant? What did you do before opening the restaurant?	morgage- 925. Business Loan. 745. Utilites - 125. Miss. 135. Restaurant is 4 years old. I have been in the restaurant business for 35 years. Last restaurant Was La Contenta I picked it up cheap and turned it over in five years and sold it. It was not a long turm plan. This restaurant serves gourmet Dogs Burgers and Steaks. This place has targeted the step above fast food but still quick. Its on a busy hwy with about 48,000 cars a day. It is in the biker thyem and has become a favorite stop.

Member Payment Dependent Notes Series 473792

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473792	$4,000	$4,000	18.78%	1.00%	January 13, 2010	January 23, 2013	January 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473792. Member loan 473792 was requested on January 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	BestBuy	Debt-to-income ratio:	19.20%
Length of employment:	2 years	Location:	STAFFORD, VA

Home town:
Current & past employers:	BestBuy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/10 > I have a full-time job and have no monthly payments other than a car loan. I have never missed any payment in my 4 year credit history, or never been late. I plan to consolodate some debt with this loan Borrower added on 01/10/10 > I also plan on having a second job coming up this year for U.S. Capitol Police. I was previously in law enforcement and am looking to get back in, which would drastically increase my salary. I go to george mason university and am close to getting my degree in business.

A credit bureau reported the following information about this borrower member on January 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2006	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,014.00	Public Records On File:	0
Revolving Line Utilization:	55.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Your title says major purchase but your description say you want to consolidate debt. Can you clarify this discrepancy? For whichever it is, please provide more detail. Regards; Art	Yes, I originally planned on purchasing a jetski however I am no longer interested in doing so and am more focused on paying off the rest of my revolving credit.
Please provide a breakdown of your currently monthly living expenses. Thank you in advance.	I have an auto loan with a monthly payment of $376, and auto insurance bill of $100 per month. I live at home and pay $0 for rent and I pay around $150 a month for my 3 credit cards that still have a balance on them.
your loan says "major purchase" what are you buying? what do you do at best buy? What does your Revolving Credit Balance of $3,014.00 consist of? please answer all 3 questions	The major purchase would be for a jetski, I am a full time home theater sales person at bestbuy and have been there for 2 years. My revovling credit consists of 3 cards with balances on them, one of them being my bestbuy card which is 0% interest for 36 months.
You indicate you plan to consolidate debt with this loan, yet your loan title is Major Purchase. Can you clarify? Is the $3,014 revolving credit balance shown in your listing the car loan? What is the interest rate on your debt? What is your title/responsibilities in your job?	Yes I originally planned on purchasing a jetski for the summer however I have chosen to pay off my revolving credit card balances. The $3014 is from 3 credit cards, one of them being my bestbuy credit card in which I get 0% interest on. The car loan is not listed, however I pay $376 permonth for the car. At bestbuy I am responsible for sales primairly as well as overseeing the department and making sure other employee's are staying on task.
I am interesed in helping to fund your loan. Can you please explain the 9 credit inquiries during the past several months. Thank you.	I recently purchased a new vehicle and that is the reason for the Inquiries

Member Payment Dependent Notes Series 473831

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473831	$4,500	$4,500	7.74%	1.00%	January 13, 2010	January 23, 2013	January 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473831. Member loan 473831 was requested on January 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Hiller Systems, Inc.	Debt-to-income ratio:	16.02%
Length of employment:	< 1 year	Location:	CHARLESTON, SC

Home town:
Current & past employers:	Hiller Systems, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/10 > I am requesting to borrow $4500 to assist in paying for home improvements. My fiance recently purchased a home, and we are looking to make some exterior improvements. It is a nice house we'd like to make even better before moving in. Borrower added on 01/10/10 > Any assistance is greatly appreciated!

A credit bureau reported the following information about this borrower member on January 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,580.00	Public Records On File:	0
Revolving Line Utilization:	29.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473847

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473847	$20,000	$20,000	14.61%	1.00%	January 13, 2010	January 17, 2013	January 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473847. Member loan 473847 was requested on January 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Aaron's	Debt-to-income ratio:	9.41%
Length of employment:	3 years	Location:	LOUISVILLE, CO

Home town:
Current & past employers:	Aaron's
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/10 > this is to pay off my credit cards

A credit bureau reported the following information about this borrower member on January 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	7
Revolving Credit Balance:	$20,976.00	Public Records On File:	0
Revolving Line Utilization:	39.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what are the balances on your cards and their interest rates?	I have one card that has $4500 and another that has $15,000. Both are at 14.9%.
your cards are the same interest rate as this loan. How is this loan going to help you at all?	It's going to lower my monthly payment, the larger of the cards has a minimum payment of 700.
Position (job) @ Aaron's is? Monthly rent and vehicle payments total is $? Member 505570 (RetiredUSMCInvestor) sends 01.07.2010 @ 9:00 PM ET	I'm the store manager, rent is 650 a month and I own my car.
is there anyone else in your household? If so, do they contribute to expenses? Do you have alimony and/or child support	I rent a house with one of my best friends so the bills are cut in half. I have no alimony or child support payments.
Q:531808 Can you verify your salary with Lending Club?	To my knowledge they have already called my HR person to confirm that my base salary is 62,000.

Member Payment Dependent Notes Series 473872

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473872	$24,000	$24,000	18.43%	1.00%	January 15, 2010	January 18, 2013	January 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473872. Member loan 473872 was requested on January 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$50,000 / month
Current employer:	Rubicon Financial	Debt-to-income ratio:	7.09%
Length of employment:	4 years	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	Rubicon Financial
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/10 > Thank you for your help. null

A credit bureau reported the following information about this borrower member on January 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	31
Revolving Credit Balance:	$58,222.00	Public Records On File:	0
Revolving Line Utilization:	39.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473938

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473938	$24,250	$24,250	12.18%	1.00%	January 14, 2010	January 18, 2013	January 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473938. Member loan 473938 was requested on January 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,667 / month
Current employer:	Trinity Health	Debt-to-income ratio:	18.67%
Length of employment:	8 years	Location:	PINCKNEY, MI

Home town:
Current & past employers:	Trinity Health
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/10 > We were the victims of a bad, interest only ARM. Our house is now worth way less than we owe and the ARM adjustment is coming up in May. Over the past 5 years my husband and I racked up a lot of debt (wedding, vacations, home improvements, etc). We've done everything right and still have no problem paying our bills (including extra on our mortgage). But the only way to refinance is to reduce our debt. Backup plan would be to cash in my 401k. But as a woman and the only one with a retirement plan in the marriage...we all know that would be a huge mistake. Thank you in advance.

A credit bureau reported the following information about this borrower member on January 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$63,437.00	Public Records On File:	0
Revolving Line Utilization:	65.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How is it that you believe you are the victim here?	Although I take the blame for not educating myself on how the mortgage industry works...I did, however, trust the so-called experts that they were guiding me down the right path. Our broker did not show up to our closing and it was there that we were told it was an interest only ARM. We also never received a copy of our appraisal...on purprose I'm sure. So in some eyes "victim" may be too strong a word. But I also will not take the easy way out and stop paying my mortgage just to get help. I'm attempting to do things the right way to correct my uneducated mistakes. Thank you for your interest in my situation.
Is all the $63,437.00 credit card debt? If not could you please break it down what kind of loan it is. Thanks. By the way I was just wondering if you tried getting the company that gave the loan to change it to a fixed loan? As I see it they will also lose if you can't make the payments, so they are your best bet for someone that might modify the terms especially if you can convince them that you might default. Another company has no stake in your loan so you have to qualify based on your credit and the value of the house.	Yes, unfortunately it is. I am just beginning to work with the mortgage company. I did contact them a year ago and they told us there was nothing they could do. I was told I should start with asking for a 5-year extension. I was also told that if you apply for a modification and get denied, you will not be qualified to refinance. They will take that to mean you are in financial trouble so you are a risk. The good thing is that we have never had a problem paying our bills. We both have excellent credit scores. Just a lot of debt. We also pay extra on everything...never the minimum. I really appreciate your advice. Changing it to a fixed would be absolutely ideal. Thank you again!
ARM readjustments will be a major issue for many homeowners this year. Since you have brought up the subject of your home appraisal, do you know what the original loan amount was for your house and the ORIGINAL appraisal USED as a basis for your loan... and finally the CURRENT appraised value of your home? With this information, potential lenders can make a better evaluation of your situation.	I will have to look up most of that information but I can tell you this. We bought our home, a 1600 sq ft tri-level, 7 years ago for 175k. 5 years ago we refinance for 220k. I thought that was extremely inflated but assumed he was the expert. I knew something was not right when several times I asked for a copy and he never delivered on that request. He, of course, is out of business. I'm not entirely sure of the current value but I can definitely look that up.
How much does zillow.com say your property is worth? cyberhomes.com? Both sites are free, and will give you an idea of the value of the property, as well as other useful information on recent sales in your neighborhood, etc. Keep in mind that on zillow you can also "claim" your home, which will allow you to update information that they have listed, which you may have more current info about, since you live there.	Excellent...thank you very much! Albeit depressing information. Zillow says $129,500 (seems awfully low...data listed looks incorrect) and Cyberhomes says $198,693 (last updated in '07) with Estimate Range: $178,823 ??? $228,496.
You're welcome. The good news is that from what I have been told, cyberhomes is more accurate than zillow. Of course if your prop was last updated in '07 on cyberhomes, that is totally outdated. Of course nowadays *nothing* is for sure anymore. I "claimed" all my properties on zillow, and then added pictures, corrected info that was wrong, such as sq footage, added things which I had added to my actual properties (fence, renovations), etc. and after I did that, the zestimates went up. I do *not* konw if that is why they went up, but I suspect it helped some. Another database to look at is trulia.com . I don't use that one too much, but the more information you have, the better. On zillow, also note that for most properties there, you can look at what the previous sale prices were. (That info will also be available, in more detail, at your local county clerk / appraiser site) Another helpful feature of zillow is that if you use yodlee.com for your finances, the zillow info is integrated into it, and connets to your mortgage pmnt info, so you can see your equity in graphs, and it includes all that stuff into the net worth statement that yodlee provides.	Thanks again...much appreciated.
Can you break down your monthly expenses for us? Monthly mortgage payment (before and after ARM adjustment), vehicle payments, amount actually paid on credit cards. Are you the sole wage earner? If not is gross income just yours or total?	Just to clarify, no I am not the sole earner. I am married and my husband makes more than I do. The gross reported here is just showing my income. Our mortgage is 1172/month. I have no idea what it will be when the ARM adjusts...that all depends on prime at that time. In addition to credit cards reported here, I have the typical utility bills (cable @100/month, phone @50/month, electric varies/month, gas varies/month, internet @60/month). Our car payments are 1000/month. I pay extra every month on our credit cards, car payments and mortgage. As you can see here, I have never been late in my life. The credit cards are all in my name only. Car and utilities in my husbands name. Both of our names are on the house and mortgage. This will basically allow me to consolidate and reduce the interest rate I'm paying on multiple credit cards. Hope that gives you the info you are looking for. Thanks again for your interest.
I strongly can support the statement that Zillow estimates are not accurate. Have you tried getting a refinancing of your mortgage by a different company. Rates are relatively affordable right now that I would recommend to shop around for a reputable company.	Thank you very much. Yes, we are exploring all of our options. I really appreciate your feedback.

Member Payment Dependent Notes Series 474032

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474032	$10,000	$10,000	15.65%	1.00%	January 13, 2010	January 18, 2013	January 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474032. Member loan 474032 was requested on January 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Ameristone	Debt-to-income ratio:	5.41%
Length of employment:	3 years	Location:	Kansas City, MO

Home town:
Current & past employers:	Ameristone
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/10 > I am not quitting my job and i will be able to make the payments on the loan without a problem

A credit bureau reported the following information about this borrower member on January 4, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,695.00	Public Records On File:	0
Revolving Line Utilization:	59.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested helping to fund your $19,000 Small Business loan but I (and other investors too) have questions: (1)- Position description @ Ameristone is? (2)- Rent and vehicle payments (if vehicle payment applies) paid per month are $? (3)- Credit Report reflects $5,695 revolving credit balance; CC payments per month are $? (Total CC payments PAID per month; NOT minimum CC payments DUE per month.) (4)- "Business" Loan Category; "Bricks and mortar" storefront? Internet only? Or both? Start-up? Established? Products? Services? (5)- Will loan buy ads, equipment, inventory, rental property, website development or upgrade? Improve or renovate rental property? (6)- Is loan intended to be short-term (repaid within 1 year) "Bridge Loan" to finance AP, AR, PR, equipment, inventory, prepaid expenses? (7)- Please provide DETAILS about business and explain INTENDED purposes how investors $ will be spent? Advance thanks for answers to ALL SEVEN questions. Member 505570 (RetiredUSMCInvestor) sends 01.04.2010 @ 5:52 AM Eastern Time.	I am the sales manager at ameristone. company vehicle and my vehicle is paid for. Rent $905 per month credit card payment monthly is $200 Website development and equipment. the loan is a short term loan one year or less but right now it is set up for three years.
Your description is very lacking. What does RM Resort mean? You claim this is a business, what stage of development is this business. How will this money be spent to increase revenues of said business? What is your position at Ameristone? Will you verify your income?	the money is being used for website and equipment. I am the sales manager at ameristone.
Please advise your need for these funds, it appears to be a start up business. If so, how will it be managed if you are working your job at Ameristone? What is your current position? Thank you in advance.	the money is being used for website and equipment. I am the sales manager at ameristone. My father is also going to help me out.
Can you please tell us about the "RM Resort" small business you are starting? How the funds of this loan will be used? What are your anticipated profit margins and cash burn rate? Anything else that might make your loan stand out from the others?	the money is being used for website and equipment. I am the sales manager at ameristone.
What is this loan for?? I don't invest in loans without FULL descriptions.	the money is being used for website and equipment. I am the sales manager at ameristone.

Member Payment Dependent Notes Series 474047

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474047	$13,000	$13,000	11.14%	1.00%	January 14, 2010	January 24, 2013	January 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474047. Member loan 474047 was requested on January 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,822 / month
Current employer:	VA MEDICAL CENTER	Debt-to-income ratio:	10.43%
Length of employment:	2 years	Location:	HUNTINGTON, WV

Home town:
Current & past employers:	VA MEDICAL CENTER
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/10 > Hi! Just need a loan to get the credit card monkey off my back! Borrower added on 01/10/10 > Just need this loan for a credit card refinance and get the credit card monkey off my back for good. Borrower added on 01/12/10 > Feel free to ask a question!

A credit bureau reported the following information about this borrower member on January 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	72
Revolving Credit Balance:	$12,724.00	Public Records On File:	0
Revolving Line Utilization:	50.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Sounds like a good plan. Have you stopped charging on the cards?	Yes, I have. I made a few charges over the Christmas holiday while on travel, but these were paid off in full when I returned.
What's the interest rate on your credit card? Total balance? Monthly payment?	Interest rate 11.15%; Current balance is $12,979.63; Minimum payment is $254.00 - but I usually make (2) $250 payments with each bi-monthly paycheck.
Member_599514, I'd like to help but have a couple questions that need to be answered first. Can you list your monthly expenses including all debt? What is your role at VA MEDICAL CENTER? Can you list your work history? Can you list your debt and include the interest rates of each?	Child support payment $328; Credit card (min pymt) $254; House pymt $828; Car pymt $353 (complete this May, if not sooner); Cellphone $60; Electric $60; Water $30; Internet $40; Gas $75. At the VA, I am the Assistant Chief Facility Engineer and have been in this position for almost 2 years. Previously I was Quality Manager for Peachtree Doors & Windows from 10/2005-04/2008; General Manager @ Hercules Mfg International (automotive component manufacturing) from 07/2002-10/2005, and prior to that, General Manager for D&E Industries (bought by Hercules Mfg International) from 12/1995-07/2002. The only 3 debts I have are car, house, and credit card in question. Car $2090.61 @4.99% House $88,272 @4.875% Credit Card $12,979.63 @ 11.15%
what are the balances and interest rates on your card?	Interst rate is 11.15%; current balance is $12,979.63.
Member_599514, Why do you want a loan for the approximately same interest rate? CC=11.15% This loan=11.14%	Credit card compounds the interest. Even if make payments (more than min) on time and charge nothing else to the card, it still adds in more than $100 /per month in finance charges.
Good. I'm in. You seem to be on the right path. Good luck!	Thank you so much! I'll cheer for Illinois! :)
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? Please explain the delinquency that appears on your Credit History above (72 months ago). In the case of a job loss, what is your contingency plan to repay this loan? Are you having your payments for this loan automatically withdrawn from your bank account or are you sending in a manual payment every month? Thank you and good luck with your loan	I am the majority wage earner. Wife has a part time job at a local call center. Combined income is approximately $90K. Although I can't see my credit report, I can only assume that it has to do with a credit card delinquency I experienced going through divorce with wife 1.0. If you look at the credit report since, you'll see that payments have been on time and at least minimum payment. Within the last year, I've been able to pay usually 2x minimum balance on this card - the only one I've got. I work for the US govt, so the likleyhood that a job loss would occur is very, very remote. But, I continue to operate a small computer & technology consulting business (yes, a 2nd job) on the side (I'm the only employee) which has helped me when the "well has run dry" in the past. I have set up the payments to be automatically withdrawn. Thank you for your consideration!

Member Payment Dependent Notes Series 474075

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474075	$8,000	$8,000	11.48%	1.00%	January 19, 2010	January 21, 2013	January 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474075. Member loan 474075 was requested on January 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,833 / month
Current employer:	MOISAN ENTERPRISES	Debt-to-income ratio:	15.10%
Length of employment:	6 years	Location:	BONITA SPRINGS, FL

Home town:
Current & past employers:	MOISAN ENTERPRISES
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/10 > I live in Bonita Springs and work in Naples so I am very familiar with the Real Estate market here. I have lived here for 7 years. I really hope to get funded because this will help my family 10 years from now when I sell the land. I think its a very smart move. I was here when this land was selling for 40,000 plus and I just hoped that I had bought land back when it was inexpensive, well, now is my chance. Thank you to those who have funded me so far. I really appreciate it. I havent had a late payment in my life, my credit report shows it so I will not let you down.

A credit bureau reported the following information about this borrower member on January 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,415.00	Public Records On File:	0
Revolving Line Utilization:	43.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please elaborate on the purpose of your loan. Is the land you hope to purchase out in Golden Gate Estates? (Do not give the address please)	Yes, Golden Gate Estates, simply investment. I already own my own house. Refinanced and saved money, paid off my truck and saved money and now looking to put my money to work.
"OTHER" too generic non-description- tells investor absolutely "NOTHING". Is this raw land (undeveloped, non-improved) or what to be purchased?	This is a raw land. Simply investment. I have extra money and want to put it to work so that I can sell the lot when the market comes back and make money. I already own my house so its not to build now.
To understand how this will fit into your budget, can you provide info on your other monthly costs including your current revolving credit, car etc (if applicable)?	I only have one credit card and the minimum payment is $145. paid off my truck just now and saved $400 a month, I also refinanced a month ago and saved $275 so Im looking to put my money to work now. Its simply investment to sell it when the market comes back up. Its a good deal now.
Loan Description	just refinanced and saved $275, paid off truck and saved $400 and want to put my money to work now. I have no other debt nor medical bills.
PLEASE LIST ALL DEBTS, AMOUNTS AND INTEREST RATES. THANKS	My only debts are my mtg at 5.8% of 132k, credit card at 4.9% balance of 10,600 and just refinanced and saved $275, paid off truck and saved $400 and want to put my money to work now. I have no other debt nor medical bills.
Please respond to the following: What are your responsibilities at Moisan? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What is the total purchase price of the land? Are you seeking other financing in addition to this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? Do you own your home outright or have a 1st mortgage? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Im the office manager, been here for 6 yrs. I do sales and manage staff. My husband has been working at the same place for 10 yrs, works full time. Combined income is about 85k, no car loans, just refinanced and saved $275 a month, since I just paid off our 2nd vehicle we have an extra $800 a month and want to put it to work, this loan would do nothing to my expenses since I have so much extra after putting $700 between my husband and I towards retirement each month. Total sales price is 11k, I will put the rest. I have 1 mtg on my home, 132k and monthly pay 1,023 with taxes and insurance included. Our jobs are pretty secure. If one of us losses a job we will have money to pay this monthly payments, they are small.
tell us something about livihood, contingent plan if not successful, kind of job, etc.	Im the office manager, do sales, been here 6+ yrs, I have extra money and want to put it to work for me. This will not affect my budget as I have an extra $800 each month even after putting money aside towards retirement.
Are you familiar with the history and fate of Southern Golden Gate Estates ? What is the wetland status of the particular property you are interested in? Will mitigation be required due to status? Have you checked researched the parrticular property on zillow.com ? Is the property near, or part, of the CERP project ? (ref: evergladesplan.org ) I am not trying to discourage you - just want to make sure you have all your ducks in a row before I invest!	Hi. Thanks for your question. This land already has the enviromental study done that says that there are no wetlands and it isnt part of the everglades plan. There are several houses on this road and the roads around it. Its not that far inland where no one lives thankfully. You can built on all 1.14 acres of land.

Member Payment Dependent Notes Series 474118

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474118	$21,000	$21,000	12.53%	1.00%	January 15, 2010	January 18, 2013	January 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474118. Member loan 474118 was requested on January 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Intuit Venture INC	Debt-to-income ratio:	6.65%
Length of employment:	3 years	Location:	Sparks, NV

Home town:
Current & past employers:	Intuit Venture INC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/10 > The following loan will be used to make an investment into Bank of America Corporation common stock NYSE ticker symbol BAC, with the recent downtrend in the market BofA's stock price has come off it's high of near $60 a share to only one fourth of that with the new recovery trend that is showing, however in this time it has managed to repay the Troubled Asset Relief Program (TARP) loans from the US government and now is in a position in the market to take market share that once belonged to banks prior to the 2009 credit crisis. After stock delusion I feel that a conservative price target of $25 a share is posable by the end of 2010.

A credit bureau reported the following information about this borrower member on January 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,191.00	Public Records On File:	0
Revolving Line Utilization:	27.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide an itemized list of your monthly living expenses, and the amounts that you pay towards credit cards each month (not the minimum, but the amount that you actually pay). Thank you in advance.	CriticalMiss, Thank you for your interest in funding my investment, this loan is to serve as a bridge for me as I feel the time it would take to amass these funds over time would take to long for the opprotunity window. Currently my monthly expences are as follows; Rent 700 Utilitys 170 Necessities 300 Luxury / entertainment 200 My credit liability is spread throughout three visa credit cards and I pay 700 a month, the majority going to the card with the highest interest. This leaves me with about 700 - 900 a month in savings, please if you have any other questions don't hesitate to ask!
Do you plan to leverage this loan? I.E. will you use margin debt or options for the stock purchase?	Absolutely not, While I do feel BAC at or under $15 a share at this time is a wonderful long term investment, it would be ignorant to believe that BAC is a sure thing. I am requesting this loan with the knowledge that in the event of an absolute worst case scenario (BAC goes BK and the stock becomes worthless) I will be able to pay off the loan in full over time using earned income, however should the situation at Bank of America change and the stock does take a turn for the worse is would be more likely that shares would still have a value at or around $9 by the time it shows to be a failed long term investment. Leveraging the loan on margin is out of the question considering how much (assuming full margin is used) it would put me out should the extremely unlikely event that BAC would all of a sudden go BK overnight, and the short term volatility of the stock makes options more of a risk then I feel is necessary to profit from BAC. Thank you for your question!

Member Payment Dependent Notes Series 474121

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474121	$8,975	$8,975	11.83%	1.00%	January 13, 2010	January 18, 2013	January 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474121. Member loan 474121 was requested on January 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	panda express	Debt-to-income ratio:	20.65%
Length of employment:	5 years	Location:	sacramento, CA

Home town:
Current & past employers:	panda express
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/10 > I am looking to Take over payment from a seller for a motorcycle.

A credit bureau reported the following information about this borrower member on January 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,678.00	Public Records On File:	0
Revolving Line Utilization:	33.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What is it that you are planning to buy with this loan? Regards; Art	I am planning to buy a motorcycle
Please tell us what this loan is for? Thank you in advance.	I am planning to buy a motorcycle
If you simply plan to take over payments, why do you need thousands of dollars?	The guy I am buying the bike from. Financed it through Gemoney. He had a 0 intrest for the first year. After that the intrest was 22 percent which shot his payment up and cannot pay for it anymore. I don't want to TOP through his finance cause they won't give me a better rate when changing over ownership. I am now looking to just pay off what he owes on the bike with another better intrest loan.
What are your monthly expenditures? Can you confirm that your current revolving credit balance is about $2600? What is the interest rate? How much extra will motorcycle insurance cost you?	I Currently rent a house with my son rent is only $575 for me and my son pays the half. I just have one revolving account with Lowes in purchase of a fridge, washer and dryer. I was quoted $79 dollars a month with insurance on the bike with progressive. U can check yourself on their online quote.
So the revolving credit of $2600 reported on your credit history is for the refrigerator? What are your other monthly expenditures? Is your son in school and working only part-time? Or working fulltime? What is your position at your current job?	The revolving accoint also has washer and dryer. I don't have much other bills beside my phone bill from sprint which is 62 dollars a month. My son pays for the rest of the utilities. I moved in with my son and he works full time as a general manager at panda express. I also work full time as a lead counter at panda express.

Member Payment Dependent Notes Series 474138

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474138	$23,000	$23,000	11.48%	1.00%	January 13, 2010	January 19, 2013	January 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474138. Member loan 474138 was requested on January 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Proteus Technologies	Debt-to-income ratio:	11.04%
Length of employment:	< 1 year	Location:	Annapolis, MD

Home town:
Current & past employers:	Proteus Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/10 > I have an incredible stable job as a government DOD contractor at a growing company (organic growth, no investor funding) and have never been late on a loan payment. The loan will be used to payoff Bank of America credit card which I used to finance a recent wedding, I have never been late on paying the credit card just tired of their service and constant rate changes for no reason.

A credit bureau reported the following information about this borrower member on January 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$60,184.00	Public Records On File:	0
Revolving Line Utilization:	46.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please talk about the $60k of revolving debt listed? Thanks.	I'm looking into that, I have 60k of *available* revolving credit, but I sure don't have that much debt. The 23,000 on a credit card (hence this loan) and approximately 17,000 on a HELOC from my home purchase a few years back.
Can you discuss your previous employment? Your application states that you've only been with Proteus for less than a year. How much are your mortgage payments? What are your other monthly expenses? Also, any reason your application was submitted at 4:30 am?	Worked at USinternetworking for 2 years, (before AT&T Purchased and things went south) National Marine Underwriters prior for 10 years. Mortgage is $2,000.00 No car payments, just insurance and utilities - about $500. (Wife covers other expenses.) I submitted the application at 9pm, however it said it would be visible till 3am PST. No way could I be awake at 4:30am.
Does the wifey work? If so, what does she do and what is her salary? What's your role at Proteus?	Yes, she has been at Aeronautical Radio (ARINC) for the last four years as a first level technician for aircraft avionics and airport support - her salary is approximately $45,000. My title is Member of Technical Staff - unfortunately the type of work I do exactly isn't public due to the type of work.
Member_59969, What level of security clearance do you have? Why can't you disclose the type of work?	I'm still waiting to hear back from the security officer concerning how I can answer this question. I will add it to my summary if I get the okay.
Please respond to the following: What is the interest rate and minimum monthly payment of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I honestly don't know the minimum as I have never actually paid it, I believe it is around $250 on the two credit cards. The interest rate is 12.78%. I'm extremely fortunate to have the job skills and clearances I have, realistically if I lost my job, I would have another in less than a week. I do have approximately two months of utilities/mortgage in an emergency fund if needed. Thank you for your consideration.
Would much rather bail you out than BoA!	:-) Nicely put. The difference is, I'll pay. (And if I get any bad credit, I stand to lose my job - good incentive.)
I'm sorry that you have to respond to some really inane questions. I don't care why you used a particular font, what your Zodiac sign is, or what time you rolled out of bed. Welcome to Lending Club and good luck with your funding.	Thank you - a lot of people don't understand what I do for a living, I wish I could tell more -- just the nature of the job. Thank you for your welcome, I think things will work out in the end and it's good to be a Lending Club member.

Member Payment Dependent Notes Series 474139

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474139	$3,000	$3,000	8.59%	1.00%	January 14, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474139. Member loan 474139 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,537 / month
Current employer:	CommonHealth	Debt-to-income ratio:	0.16%
Length of employment:	< 1 year	Location:	Staten Island, NY

Home town:
Current & past employers:	CommonHealth
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/10 > The loan will be used for continued education and certification in the the field of strength and conditioning.

A credit bureau reported the following information about this borrower member on January 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$531.00	Public Records On File:	0
Revolving Line Utilization:	35.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 474191

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474191	$5,000	$5,000	13.92%	1.00%	January 13, 2010	January 19, 2013	January 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474191. Member loan 474191 was requested on January 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,800 / month
Current employer:	Client Development Services	Debt-to-income ratio:	15.68%
Length of employment:	< 1 year	Location:	North Las Vegas, NV

Home town:
Current & past employers:	Client Development Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/10 > I plan to use the funds provided to pay off my credit cards. I am a graduate from DeVry University and love my job as a bilingual health care activation specialist, in monthly reviews I have double my improvement and have won company contests in improving efficiency in saving time while managing quality of health care accounts. I make $2,800 a month with a potential of $1,100 on monthly commissions, which I am determined to get. I am a responsible, dedicated and dependable person who deserves your help. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on January 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,450.00	Public Records On File:	0
Revolving Line Utilization:	32.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since it shows you having been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	The 4 years I spent at DeVry University were outstanding and very satisfying. Graduated top of the class with outstanding recommendations from professors, staff and colleagues. This earned me plaques and awards. My focus was to learn about the health Industry, a passion that had driven me for years. My current job entails working with practices around the United States, from different cultures and customs. I train and assist Doctors, office managers and staff members with a financing program, that is provided to patient as as payment option to relief those patients that may be having trouble making their payment. Ultimately my goal is to increase treatment acceptance, therefore profit , while giving the patient the opportunity to get desire treatment done without hurting there budget. Before CDS, I was working for DeVry University as a Faculty Assistance only part time. Admiting and registering student with registration or any relevant questions. I worked hand in hand with managers, consultants and deans of the school. At the same time I was maintaining the family business. A retail store designed for female apperal and accessories. Position of Business Administrator who dealt with finances, customer services, purchases and merchandise. Worked long and hard hours but I was driven, I started in 2004. In 2008 through 2009 I volunteered at Garden Grove Hospital, 7 floor hospital more that 150 bed facility. I was an assistant to the Biomedical Engineer of the hospital. Loved it! I met Doctors, nurses, technicians and other great personnel. My responsibilities were to check inventory throughout the hospital, input and organize confidential information and answer incoming calls. I was juggling all positions at one point, but my hard work paid off. Thank you.
Please list your monthly expenses. Also please list credit card balances, interest rates, and current minimum payments for those that you will be paying off with this loan.	Rent is shared between two. I live with a roommate my part of the share is the following. Rent: $355 Utilities: $50 Internet: $60 Personal Expenses Phone: $55 Car payment: $340 Insurance $100 Miscellaneous ( Gas, food and clothing): $200 School Payment: $250 Credit Cards Chase: $1,750 min $37 at 23% Paypal: $1,700 min $20 at 20% BestBuy:$400 min $10 at 24% The interest rates are what I want to eliminate and ultimately make one big payment a month. Moving from California to Nevada dealt with extra expenses for furniture, down payments, registration, and other necessary purchases. Thank you.

Member Payment Dependent Notes Series 474232

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474232	$15,000	$15,000	11.14%	1.00%	January 15, 2010	January 19, 2013	January 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474232. Member loan 474232 was requested on January 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,208 / month
Current employer:	CCM	Debt-to-income ratio:	9.35%
Length of employment:	9 years	Location:	Elk Grove Vlg, IL

Home town:
Current & past employers:	CCM
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/10 > I am helping out people in need Borrower added on 01/07/10 > I am trying to help a friend bring his son home from Nigeria back to the usa. Once he gets back and my friend is in USA, he will be paying back the loan in full.

A credit bureau reported the following information about this borrower member on January 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,639.00	Public Records On File:	0
Revolving Line Utilization:	39.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please be more descriptive about Loan Purpose and Description.	I am trying to help a friend get his son back to the USA from nigeria.
I am helping out people in need	I am helping out a friend to get his son out from Nigeria to bring him home to the USA. Once he gets back, he is repaying me, and I will be paying this loan off in full
Hint - when your employer is not a broadly known brand it is hard for lenders to feel confident that your employer and your employment will both survive the tough economy. I suggest you provide information about why your company and your job are secure and will survive the tough times.	the company I work for is family owned. I know I am very secure, and so far we have survived this tough economy. In fact, we just won a new chunk of business so by the middle of the first quarter, we will be super busy and hiring alot of people again.
Can you explain what this loan is for exactly? What is your role at CCM? Can you list your monthly expenses including cc debt?	I am the HR manager, I have amonthly mortgage and your usual credit card expenses, car is paid off, and no child support to pay or receive
Why haven't you asked for more money ?	I do not like asking for more money, especially to family members. I will only request what is actually going to be used that I know that I can repay without a problem.
Why is this person in Nigeria? How long has he been there? Why is it taking $15,000 to fly this person back, what other cost factors are there?	I think this is kinda personal, but this child is there because his mom died and his family lives there, so yes it takes money to get custody of a child to bring back to usa.
Understandable, but understand as well: if you ask for $15,000 from anyone, they're going to want to know the circumstances surrounding it. I respect your decision to keep information private, but doing so doesn't provide enough information for me to gauge the risk, so I'm going to pass. However, I'm sure you'll find enough investors willing to invest on emotion.	Thank you, and I am sorry if I was rude, didn't mean to be
Sounds like a new spin on the Nigerian Scam. How will your friend reimburse you the 15,000 of adoption/visa costs when he gets his son out of the country? Why isn't he applying for the loan himself? Why would anyone want to loan money if you intend to pay it back immediately?	this isn't a scam, the person is in nigeria to pick up his son. ok here is the story, I have a very good friend, he lost his wife a few years ago, and his job requires alot of travelling, so his son has been in Nigeria with his family (his mom's sister), now he has to pay her for taking care of him before he is release outta the country. He is coming back home, and this isn't a scam.
You failed to answer any of my questions.	what was the question? I thought I answered all questions, I might have missed yours, sorry.
1. Why isn't your friend applying for this loan directly? 2. In a previous response you stated "Once he gets back, he is repaying me, and I will be paying this loan off in full." How will he have the $15,000 once he is back in the U.S. if he doesn't have it now? What guarantees do you have that he will reimburse you? 3. How much of the loan is associated with the debt to the sister-in-law? How much of the loan are costs associated with gaining custody? 4. What is your friend's profession?	The whole loan is to get custody and he doesn't have the money because he is already in Nigeria, he just wants his son back already. He has money, so I know for sure that he will be paying me back within days of his arrival to the USA
You say he doesn't have money because he is in Nigeria, then you say he has money. I am confused. Have you talked to an attorney about this?	He has money, but it is in the USA and he cannot get to it until he is in the USA. He is in Nigeria, and has already paid for 1/2 the fees to get custody of his son. now he has no more money but cant get his son out of nigeria until the fees are paid, so this is why he needs my assistance. I hope this clarifies things a little better.
If he has the money already but can't access it, how will you get the money to him in Nigeria?	I will be sending it directly to where it needs to go through western union
Why didn't your friend apply for the Lending Club loan himself?	because he is not in the usa and wont be able to access the money, he doesn't have any account information or anything that he would need in nigeria with him to get the money, otherwise, he would just get the money, he doesn't need a loan, he is a wealthy man.
Even if this wasn't a scam what is the incentive for a lender to loan money that will be repaid in full in such a short time period?	I don't know, I guess I can't answer the question because I don't know what you get out of it?
Do you plan on taking the full three years to repay this loan, or do you anticipate paying it off sooner? Thank you in advance for your response.	I hope to pay it off sooner. Is that a bad thing to pay off sooner?
Scam, Scam, Scam...why do you try to scam?	not a scam, think whatever you want, I know this person I am lending you, he is not from Nigeria, but from California, and his son his in nigeria, he is trying to get him outta that stinky country, so think what you want, you have no idea who I am, I am NOT A SCAMMER!!
Where do you people get the identities?	you people? identities? what do you mean by that? I think you people are taking this too far, just say that I need a loan to pay off some debt. is that better? what does it really matter what I am using the money for i will be paying it back, that is all that really matters.
I don't think anyone cares where your friend is from. How long have you known your friend? What does he do for a living?	I have known him for a year, we are dating. He deals with insurance and makes a very good living doing so.
You write "you have no idea who I am", so why not help us lenders by having Lending Club verify your income with CCM, easy to do, since you say you are the "HR Manager". My investment waits on this easy step for you.	I dont mind to verify my income, I'm not sure what you want, you can verify, what do you need from me? I know that I already sent in paycheck stubs to lending club so I thought that my income was already verified. What else do you need?
It must be difficult dating when you are in Illinois and he is in California. I take it since he travels he is in Illinois sometimes? My concern is that the loan be paid back. Since you are depending on *him* to pay you, so that you can pay the loan, it gets complicated. What can you tell me that will give me more confidence that your friend will pay you immediately when he returns to the US, and that he will be returning to the US after he gets the money from you? Thank you in advance.	I had my income verified, and the money will be taken out of my savings account automatically, which is fine with me, I have no problem to pay back a loan, and yes, it is difficult to date someone far, but sometimes life is worth taking that risk. Eventually we will be together in california I'm sure, but for now, I am in Illinois where my family is, and my daughter can finish school too. He will be returning to the USA after he receives the money, he will be coming here with his son so that we can eventually get married and be a family. I trust him completely and know that one day soon, we will be together.
Could very well be this borrower is being scammed and honestly does not know it. Note to borrower: If your friend had the money he coudl initiate wire transfers or even cut you a check via online bill pay systems via internet. You may be an exception but the scenario you are describing has scam written all over it. A "wealthy man" who travels internationally will be prpared for emergency cash needs abroad. I strongly urge you to spend the cash to talk to a family law attorney familiar with International child custody issues. A couple hundred dollar consultation will probably end up saving you $15K, your credit, and our money.	no it is not a scam, I am dating this person and he is not a scammer, i know there are lots of scams in nigeria, but he is only there to pick up his son he is not a scammer, nor am I, so it shouldn't matter what the money is being used for since you are getting re-paid by me, which I am in the USA, my account will be deducted automatically, and I have a very stable job.

Member Payment Dependent Notes Series 474235

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474235	$2,800	$2,800	16.00%	1.00%	January 14, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474235. Member loan 474235 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Governor's Office of Customer Service	Debt-to-income ratio:	22.31%
Length of employment:	2 years	Location:	Lawrenceville, GA

Home town:
Current & past employers:	Governor's Office of Customer Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/10 > This is the first time I have used this type of service. My credit history can prove that I have never missed a single bill payment I want to give my bride-to-be a beautiful wedding, and the money will be used for that purpose. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on January 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,850.00	Public Records On File:	0
Revolving Line Utilization:	99.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 474251

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474251	$25,000	$25,000	15.65%	1.00%	January 13, 2010	January 19, 2013	January 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474251. Member loan 474251 was requested on January 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,583 / month
Current employer:	US Navy	Debt-to-income ratio:	13.65%
Length of employment:	10+ years	Location:	Ledyard, CT

Home town:
Current & past employers:	US Navy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/10 > Taking loan to make improvements to my home. Borrower added on 01/05/10 > I am currently employed in the US Navy with over 20 years of service. I make $76,000 per year and have excellent credit. I have no delinquencies.

A credit bureau reported the following information about this borrower member on January 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	49
Revolving Credit Balance:	$11,325.00	Public Records On File:	0
Revolving Line Utilization:	43.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi shipmate, Re: $25,000 HIP loan questions: (1)- U S Navy Pay Grade is? (2)- Expiration Current Contract Date is? (Enlisted) Or Indefinate Expiration Date? (Officer). (3)- Any intentione retiring within next 3 years before repayments for this loan and completed? (4)- Mortgage and vehicle payments (if vehicle payment applies) paid per month are $? (5)- Credit Report reflects $11,325 revolving credit balance; CC payments per month are $? (Total CC payments PAID per month; NOT minimum CC payments DUE per month.) (6)- Note: Contrary to what narrative says Credit Report reflects delinquency 49 months ago. Lending Club uses TRANSUNION Credit Reports; suggest you obtain FREE copy that Credit Report for information about specific creditor. Advance thanks for answers to ALL SIX questions. Member 505570 (RetiredUSMCInvestor) sends 01.05.2010 @ 6:00 AM Eastern Time.	There should be no delinquency's, I will look into that. Thanks for the advice. I am Enlisted E-6 and will retire March 1. I do have a job with HP starting in 3 weeks which pays more. I pay $925 on my mortgage, $385 on my Car for the next year when it will be paid off. I pay a total of $585 per month on credit.
Hi shipmate; me again; no questions. Email is tell you I am investing to help fund your $25,00 HIP loan. FYI- Many small investors combine together and fund Lending Club Person-2-Person (P2P) borrower loans. Similar $25,000 15.65 percent interest rate HIP loans attract between 150 to 250 separate investors (lenders). Borrowers active duty military, or retired w/pension, and employed in 2nd career field, very stable income ensures loan fully repaid in timely manner; consequently those borrower's loans are in demand. Funding pace quickens AFTER LC Home Office, Sunnyvale, CA, verifies job-reported $ monthly gross income. Expect Home Office Employment-Income Verification Team to contact you. Team will specify required documents to provide- Military LES, IRS Form W-2, or 1040 Tax Return. N-O-T-E: It would be extremely beneficial if you have currently something (i.e., letter of intent) from H-P concerning your future employment including projected start date, position hired and $$ salary. P2P successful borrowing key is to be patient; smaller $ amount loans 100 percent fund fast- typically within 10 days. $20,000 to $25,000 range loans 100 percent fund slower- typically within 11-14 days. Loans final 20 to 25 percent often funds within last 2 days listed. Best luck that your loan completes funding quickly. Semper Fidelis (USMC Motto). Master Sergeant (Retired) USMC Disbursing - Member 505570 (RetiredUSMCInvestor) sends 01.06.2010 @ 7:35 AM ET.	I do not plan on selling my home for 5 to 10 more years. I have been planning some changes to my kitchen and living room. It's just time to update these two rooms.
Why are you undertaking the home improvement project? Are you hoping to sell your home or is it just time for a few small repairs?	I do not plan on selling my home for another 5 to 10 years. I just want to make some changes to my kitchen and living room. It's time to update these two rooms.
Will you submit the necessary information for Lending Club to verify your income?	I have submitted my information, waiting on Lending Club to update my profile.
How did you learn about this lending club?	A friend of mine referred me here after I mentioned I was looking to do some home improvements.

Member Payment Dependent Notes Series 474259

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474259	$16,800	$16,800	13.92%	1.00%	January 15, 2010	January 19, 2013	January 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474259. Member loan 474259 was requested on January 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,488 / month
Current employer:	united States Army	Debt-to-income ratio:	17.49%
Length of employment:	10+ years	Location:	lynn, MA

Home town:
Current & past employers:	united States Army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/10 > Just want to say thank you to all my current lenders.

A credit bureau reported the following information about this borrower member on January 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	13
Revolving Credit Balance:	$19,158.00	Public Records On File:	0
Revolving Line Utilization:	64.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $16,800 HIP loan questions: (1)- U S Army Pay Grade is? (2)- Expiration Current Contract Date (ECCD) is? (3) Intend to either extend or reenlist to compelete 20 years service? (4)-Mortgage and vehicle payments (if vehicle applies) paid per month are $? (5)- Credit Report reflects $19,158 revolving credit balance; CC payments per month are $? (Total CC payments PAID per month; NOT minimum CC payments DUE per month.) Advance thanks for answers to ALL FIVE questions. Member 505570 (RetiredUSMCInvestor) sends 01.06.2010 @ 5:47 AM Eastern Time.	Wow alot of questions.Im a E6,my ETS date is May 2010. Yes I absolutly plan on continuing my career.Im a for lifer, My mortgage payment is 1380. Car payment is 347.00. All my credit card payments come to 420.00 per month. Im sure your main concern is ,will I be able to make my payment after all my bills; absolutly.
Hi there, The information we see for your loan reflects 1 delinquency from 13 months ago. Can you please explain this? Thanks in advance.	I was away when that happened.. most of my bills are set up with auto pay. Except that account so I paid it as soon as I got back. I havent had any issues since.
Please explain the delinquency 13 months ago.	I was away for a brief period of time. I paid the bill when i got back. Most of my payment are set up with auto pay.That account wasnt at the time.
You have 1 delinquency in the last 2 years. Please explain this.	I was away on orders, but I paid it as sson as I got the chance. I havent had any issues since.

Member Payment Dependent Notes Series 474305

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474305	$20,000	$20,000	11.48%	1.00%	January 15, 2010	January 19, 2013	January 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474305. Member loan 474305 was requested on January 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,776 / month
Current employer:	San Diego State University & Foundation	Debt-to-income ratio:	17.40%
Length of employment:	8 years	Location:	San Diego, CA

Home town:
Current & past employers:	San Diego State University & Foundation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/10 > Credit cards were on the path to being paid down until we decided to jump on the tax credit for window replacement, and then had some unexpected plumbing and other repair bills hit at the same time. This loan will get us back on track and will help us get consumer debt free by the end of its term. Income does not include my wife's income which is equivalent to mine. We are both permanent-status state employees who are currently exempted from furloughs.

A credit bureau reported the following information about this borrower member on January 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1986	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$230,420.00	Public Records On File:	0
Revolving Line Utilization:	33.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please give a rough breakdown of your Revolving Credit Balance listed above ($230,420.00) and what part of it will be paid off with this loan? Thank you.	To be honest, I can't. It seems way higher than I expected. Its possible that our home equity loan is in that, but I'm not sure that adds up either. I will be asking for a credit report shortly, so hopefully I can figure out how they got such a high number. I'm pretty sure its not a combination of our credit cards, as I don't think those are anywhere close to that.
Home equity loans usually do show up in that number that is why it is nice to get a breakdown so we can see what you owe at way rates. You might just state how much you have on credit cards, how much of it will be paid off on this loan, and how much is your home equity loan. Thanks.	We have balances on three credit cards: 1. $19K on a card with 5.9% interest (we're paying that down monthly and do not intend to use the loan for that), 2. $15K on a higher rate (13.9%) and $9K on a third (9.9%). This loan will zero the higher rate and help us knock the other down to a point that monthly payments will zero it in about a year.
What are the interest rates and amounts on the credit cards you wish to PLEASES LIST ALL DEBTS, AMOUNTS AND INTEREST RATES. THANKS	Only other ones are mortgage: 535K first and 191K second. Both at 3.75%
I can understand how the 11.48% LC is quoting you (actually higher since there are other costs) will help you with the 13.9% debt. But that is only 15K and you are requesting 20K. Why the extra 5K to pay off a debt with a 9.9% rate? Thank you!	It comes down mostly to psychology. The forced monthly payment keeps us on track. It also gives greater certainty. My credit cards have been randomly changing their rules on me, so to the extent I can get rid of balances on them, I think I'm better off. The difference in interest rates doesn't amount to much money in the long run compared to just getting rid of them.

Member Payment Dependent Notes Series 474309

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474309	$6,000	$6,000	8.94%	1.00%	January 19, 2010	January 19, 2013	January 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474309. Member loan 474309 was requested on January 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,400 / month
Current employer:	Patelco credit union	Debt-to-income ratio:	15.08%
Length of employment:	< 1 year	Location:	Oakland, CA

Home town:
Current & past employers:	Patelco credit union
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,322.00	Public Records On File:	0
Revolving Line Utilization:	21.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Have you already found a motorcycle you would like to purchase? Do you have any other outstanding debts, like another vehicle loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the Patelco credit union? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes i have found a specific motorcycle i would like to purchase through a dealership. No vehicle payments at this time and do have a student loan of 124 a month included in my monthly expenses. Monthly expenses are equivalent to 900 a month. I am currently a member service Rep at Patelco having duties ranging from cash deposit/withdrawal to loan processing and retirement investment. I do have a savings account and yes I am willing to verify income with Lending club.
Can you provide some information on your employment history since the profile shows <1yr at your current employer? Thanks.	I recently graduated college with a degree in finance. During secondary school and college i was employed for over 7 years as a martial arts instructor. My position at Patelco Credit Union is my first job out of college hence the short employment length.
Since it shows you having been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	Recently graduated college with a degree in Finance. During that time i was employed for over 7 years as a martial arts instructor. My employment at Patelco is my first position out of college hence the short employment period.

Member Payment Dependent Notes Series 474345

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474345	$15,000	$15,000	14.26%	1.00%	January 14, 2010	January 24, 2013	January 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474345. Member loan 474345 was requested on January 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,011 / month
Current employer:	FedEx	Debt-to-income ratio:	8.94%
Length of employment:	7 years	Location:	HAVERHILL, MA

Home town:
Current & past employers:	FedEx
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/10 > Funding would be used to eliminate Credit Card debt. This would allow me to create a savings and become for financially secure. This loan would be lower monthly payments by about $400. I have a great ability to pay the loan each month and have a secure position with my organization.

A credit bureau reported the following information about this borrower member on January 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	46
Revolving Credit Balance:	$14,917.00	Public Records On File:	0
Revolving Line Utilization:	64.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Eliminating credit card debt is great! Have you stopped using the cards, or will you be paying the full balance on them each month after you get the loan?	I have already stopped using the Credit Cards for everyday purchases. The only charges that would remain are monthly things (i.e. Phone). This manages the process so I don't have to worry about late fees, all charges would be paid in full each month, and any non-reoccuring cost would be paid in cash. This is also the final card I have left to pay off, all other accounts are 100% paid off.
What is your current interest rate on your credit card?	The only remaining card is at 16.24%. Like any credit card this is on a revolving credit and therefore, all payments each month are currently paying intrest only and not reducing the debt.
What's your position at Fedex?	I am currently a Senior Center Manager with FedEx Office. In this position I am responsible and accountable for the successful operation of three different locations.
Could you please break-down the debt you are planing to refinance with this loan? a) Amounts b) Interest Rates c) Your monthly payments d) Min. required payments	a) $14,500 (One creditor) b) 16.24% c) Approx $600 d) Approx $500.

Member Payment Dependent Notes Series 474376

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474376	$15,000	$15,000	16.35%	1.00%	January 14, 2010	January 19, 2013	January 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474376. Member loan 474376 was requested on January 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	Coonan, Inc	Debt-to-income ratio:	11.25%
Length of employment:	2 years	Location:	Fridley, MN

Home town:
Current & past employers:	Coonan, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

591060 added on 12/15/09 > Financing needed to launch a new product that has been in development for the last 2 years. Prototypes have been built and tested, and basic market research has been successfully completed. Fund allocation will be 70% for inventory, 30% for marketing. I am currrently the CEO of a contract manufacturing company, and this product is the result of a combined effort of many individuals in the related industry.

A credit bureau reported the following information about this borrower member on December 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	44
Revolving Credit Balance:	$21,229.00	Public Records On File:	0
Revolving Line Utilization:	64.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Outcome of previous listinmg this loan? Issued? Or removed and relisted? Member 505570 (RetiredUSMCInvestor) sends 5:30 AM ET.	The loan was completely funded, but due to the holiday season and people being out of the office, myself included, paperwork was not approved before the expiration date. LC currently has all neccessary paperwork, and per LC the review is under way.
How quickly do you expect the new product to sell, and similarly, how quickly do you expect to re-pay the loan? The answer is alright either way, I know many prefer longer-term loans, but personally, I like to invest in those that may be paid back early.	I do not anticipate the loan to be paid back over the full 3 years, but for tax reasons it will be longer than 1 year. The distribution network is in place, the last piece of the puzzle is getting the inventory in house. The longest lead time item is 3 months, but once available the products will move quickly.
I am not clear as to what products are you selling/developing. Please describe in details and your plans - marketing, manufacturing, etc. Thanks.	I have developed a low cost product for the live performance music industry, low cost meaning MSRP of less than $100. There is no current competition for the product, and IP is being filed. As of now, an e-commerce website is being created, and production prototypes have been finalized. I have turned to Lending Club to help finance the initial inventory purchase, and launch the marketing campaign. Manufacturing and distribution will be handled by the company I am currently running. Marketing will be a combination of trade magazine product reviews, viral marketing, word of mouth through personal industry connections, and good old fashioned product placement ads. Thank you for your question, if there is anything else I can answer please let me know.
I am not following you! You list as being employed with Coonan Inc, but mention to being a CEO of a manufacturing company. Coonan Inc seems to be an arms related company. Are the 2 related? What does your company manufacture and what is its annual sales? Thanks	Coonan, Inc is a defense and medical contract manufacturer with product lines branded under our own name. We do not advertise our OEM manufacturing on the internet, our website is strictly to market our own brand and ecommerce. Due to the sensitive nature of our business I cannot legally disclose detailed information concerning our operations. Thanks for your question, please let me know if there is anything else I can answer.

Member Payment Dependent Notes Series 474381

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474381	$2,800	$2,800	14.61%	1.00%	January 13, 2010	January 19, 2013	January 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474381. Member loan 474381 was requested on January 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,115 / month
Current employer:	Outdoor Designs LLC	Debt-to-income ratio:	3.14%
Length of employment:	< 1 year	Location:	Morgantown, WV

Home town:
Current & past employers:	Outdoor Designs LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/10 > I have a very stable job making $10 an hour. I have never been late on any bills. I am wanting to put this money towards a suprise anniversary vacation. Borrower added on 01/06/10 > I want to thank everyone who has loaned me money so far. It is greatly appreciated! Borrower added on 01/07/10 > Again thank you so much! You have almost made my anniversary vacation goal.

A credit bureau reported the following information about this borrower member on January 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1966	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	29
Revolving Credit Balance:	$709.00	Public Records On File:	0
Revolving Line Utilization:	22.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings fellow West Virginian! Can you give us an idea about your other monthly obligations (rent, car payment, etc). The payments on this loan will knock out about 10% of your monthly income for three years...is that feasible? It would be hard for me to do!	I own my car. I pay my car insurance ($121.00) once a month. I have two store credit cards that I only pay out $20 a month for each of them. I have a little bit of side income a month ontop of my working income.
Since it shows you having been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	I graduated from highschool but never went t college. I didnt know what i wanted to study, so instead of wasting money I just went right to working. So I have no student loan or school debt. I have no medical bill debt either. I worked for a construction company for three years untill I was laid of due to the economy. It took me a few months to find a job because no one was hiring. Then I got on with the company Im with now.
Please explain the delinquency on your credit report.	That was A medical bill. It was getting sent to my mothers house and she never told me about it untill the debt collector final got hold of my cell number and called me. Once I found out it was taken care of.

Member Payment Dependent Notes Series 474392

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474392	$3,250	$3,250	14.26%	1.00%	January 13, 2010	January 19, 2013	January 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474392. Member loan 474392 was requested on January 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,700 / month
Current employer:	NEW	Debt-to-income ratio:	22.41%
Length of employment:	5 years	Location:	KLAMATH FALLS, OR

Home town:
Current & past employers:	NEW
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/10 > This loan is to reduce my bills I have worked same job going on 6yrs I have made all payments on previous bills. Thank you and God bless

A credit bureau reported the following information about this borrower member on January 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	24
Revolving Credit Balance:	$7,986.00	Public Records On File:	1
Revolving Line Utilization:	81.50%	Months Since Last Record:	32
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquency and Public Record. Thank you in advance.	The delinquency was for an unpaid medical bill that I went round and round with the insurance company. The public record was the garnishment. that covered the medical bill that I was originally told was covered. Thanks
What was the previous delinquencie for?	The delinquency was for an unpaid medical bill that I went round and round with the insurance company. The public record was the garnishment. that covered the medical bill that I was originally told was covered. Thanks
Is NEW the name of your employer?	Yes. National Electronics Warranty

Member Payment Dependent Notes Series 474462

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474462	$25,000	$25,000	15.31%	1.00%	January 19, 2010	January 20, 2013	January 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474462. Member loan 474462 was requested on January 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:		Debt-to-income ratio:	8.39%
Length of employment:	< 1 year	Location:	Milpitas, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/10 > I am planning to use this money to payoff my existing 401K loan and get fresh loan. I can use some of the money to consolidate higher interest credit card debts. Household income: 235 K Expenses: Mortagage 1500.00. Car Loan: 495 Car Loan 495.00 My credit is good and I have a secure and stable job in IT industry. I assure you that your money is in safe hands.

A credit bureau reported the following information about this borrower member on January 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	38
Revolving Credit Balance:	$14,927.00	Public Records On File:	0
Revolving Line Utilization:	39.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer? Length of employment?	Seagate, 24 months
Seagate isn't generally what I consider in the IT field, what type of work do you for them/ what is your job title?	Business Analyst
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment?	I am little uncomfortable providing my employers information in public. Prior to Seagate I have worked for two fortune 100 companies for over 4 years at each employer. I am authorizing and sending Form 4506-T LendingClub to verify my tax returns. I urge you to check with them and get the necessary information from them before investing.
Lenders provided condensed borrower requested loan applications. Borrowers usually do not initially provide narrative information about their loans. To determine to fund selected loans lenders must ask questions about loan, borrowers repayment capacity, etc. My questions concerning your $25,000 Debt Consolidation loan are: (1)- $10,000 reported monthly gross income- 1 (yourself) or 2 (yourself and another) person incomes? (2)- Housing payment (mortgage) and vehicle payments (if payment applies) paid per month are $? If one or both does NOT apply then applicable answer to provide for each would be NONE. (3)- Credit Report reflects $14,827 revolving credit balance; CC payments per month are $? (Total CC payments PAID per month; NOT minimum CC payments DUE per month.) (4)- Additional $10,000 consolidating what other personal debts? Advance thanks for answers to ALL FOUR questions. Member 505570 (RetiredUSMCInvestor) sends 01.07.2010 @ 10:35 AM Eastern Time.	1. Myself 2a. 1500 /month 2b. 495/month 3. 200 Citibank,200 Chase 4. Use it for some minor Home improvements My 401K Plan allows only one loan at a time. I want to repay the existing loan and take a fresh loan at lower interest from my own 401k plan. Once I get a new loan, I will repay this loan.
what do you do at seagate? what are the balances/interest rates on all your loans and credit cards?	Citi: 6022 @ 22 % Dell: 1500 @ 20 % Chase: 3600 @ 28 % Mortgage: 1500/month @ 3.125 Car Laon: 495/month
you answer to Q 365664 does not agree with profile. Profile states n/a to current employer and n/a to length of employment but your answer states seagate,24 months yet your info under car loan states "I have a secure andd stable in IT industry. Will you please explain. Thanks	Anything related to employment, please get the information from LendingClub. I am authorizing them to verify my tax filing and employment.
Please respond to the following: What are your responsibilities at Seagate? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above (38 months ago). Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Delinquency part is a surprise for me. It never showed up in my report. I remember a while back They put by mistake $25 from debt collection. I called them and they took that way. I need to call the Credit beaurue. Thanks for pointing that out.
Once Lending Club has verified your income, an asterisk appears after the income in your listing. That has not happened yet. Since your listing indicates no employer and no length of employment, you may want to contact Lending Club and ask them to make the appropriate corrections, in order to give potential investors a bit more confidence. Thank you in advance.	Thank You so much "CriticalMiss" for your suggestion. I sent necessary information to LendingClub, hopefully they will update by tomorrow.

Member Payment Dependent Notes Series 474463

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474463	$20,000	$20,000	11.83%	1.00%	January 19, 2010	January 20, 2013	January 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474463. Member loan 474463 was requested on January 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$20,000 / month
Current employer:		Debt-to-income ratio:	2.73%
Length of employment:	< 1 year	Location:	PHOENIX, AZ

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/10 > To those of you that have already funded, thank you! To those of you that are on the fence, thank you for your consideration. I hope that my excellent credit history as well as low dti will be enough to have some faith. Repayment is guaranteed! We just really want to get a leg up on past bills and a lovely vacation for my wife! If you have any further questions or concerns let me know. Thank you.

A credit bureau reported the following information about this borrower member on January 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	52
Revolving Credit Balance:	$1,260.00	Public Records On File:	1
Revolving Line Utilization:	7.20%	Months Since Last Record:	60
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of 20K monthly income?	I own a newspaper circulation company. My clients are in Salt Lake City, and Las Vegas. Weekly direct deposits are made into my accounts by my clients which can be backed up with statements.
What is this loan specifically for? Can you list your monthly expenses including all debt? Where does your income come from?	This loan would be used for a number of things including taking care of Christmas expenses, starting up a new market for my business this year, helping my dad with a few financial issues (a tree fell on his house) as well as taking my wife on a nice vacation.
What is your source of income (employer) and how long have you had it? Thank you.	Type your answer here.I own a newspaper circulation company called Newsworthy Circulation Professionals My clients are currently in Las Vegas & Salt Lake City (Their local newspapers) and I am expanding to Sacramento around the fall. I have owned my company for nearly 3 years but have been in the industry around 5. We have increased profits each year. Also, my clients make weekly direct deposits into my account weekly which can be backed up with statements.
What are your monthly expenditures?	Housing is cheap as we are renting while we travel to build our business. So only $600.00 per month. Credit card balances equal about $7,000 and I usually pay about $1,000 per month. Our 2 car loans equal about $800.00 per month Another $1,000 per month on misc. utilities, entertainment, etc. If you would like more detail let me know. I will get the exact figures and resubmit.
Based on your expenses, you have a net of about $10,000 per month. What are you doing with this excess? Is the income you entered represent a combined income? Will you be able to have your income verified by Lending Club? I would recommend to do so as it is easy for someone to write down they earn $20K per month. Can you itemize your debt including interest rates and monthly payments? And can you explain how you will use the rest of this loan?	My wife and I run our business together so it is from a single source. Lending Club has sent me the form to pull my IRS return. We havent filed for 09 yet but made much more than in 08 and will be filing soon. Our monthly expenses arent terrible right now but did rack up credit cards over the holiday and just paid the IRS $35,000 in taxes and $40,000 went into a SEP. A large percentage of our weekly income is also going into the SEP Credit Cards are as follows. $3389.00 $2600.00 $1953.00 $885.00 $550.00 $1,000 ----------------- $10,377 Average interest rate is about 15%-20% Usually I do not carry a balance, but with taxes, and Christmas as well as the SEP I got behind very quickly. The loan will be used to clear that credit card debt, pay for some business expenses and hopefully have some left over to take my wife on a little vacation.

Member Payment Dependent Notes Series 474522

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474522	$18,000	$18,000	11.48%	1.00%	January 15, 2010	January 21, 2013	January 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474522. Member loan 474522 was requested on January 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	Compass Bank	Debt-to-income ratio:	7.84%
Length of employment:	10+ years	Location:	Birmingham, AL

Home town:
Current & past employers:	Compass Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/07/10 > Thank You

A credit bureau reported the following information about this borrower member on January 6, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1969	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	20
Revolving Credit Balance:	$2,522.00	Public Records On File:	0
Revolving Line Utilization:	34.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, some questions to help me evaluate your ability to pay this loan back: 1) What's your loan's purpose, specifically? (kitchen, bathroom, etc) 2) What are your currently monthly expenses? 3) What's your $2500 credit balance on? 4) Can you explain the circumstances surrounding your delinquency? How much was it for? 5) Finally, what is your monthly income after taxes?	This is not a home Improvement exactly. I am going to pay15000 in advanced child support to help x-wife keep her home. I am asking for 18000 to cover the capital one 2700 balance . My monthly are about 3000 including mort& car & misc. I have an additional 13500 a year income from a retirement annuity I get monthly. I am not aware of any deliquency .. please tell me what it is
What are your monthly expenditure? Can you confirm your revolving credit debtis $2.5K? Can you explain the delinquency you have on your credit report? What type of home improvement do you plan?	This is not a home Improvement exactly. I am going to pay15000 in advanced child support to help x-wife keep her home. I am asking for 18000 to cover the capital one 2700 balance . My monthly are about 3000 including mort& car & misc. I have an additional 13500 a year income from a retirement annuity I get monthly. I am not aware of any deliquency .. please tell me what it is.
What is the loan for?	This is not a home Improvement exactly. I am going to pay15000 in advanced child support to help x-wife keep her home. I am asking for 18000 to cover the capital one 2700 balance . My monthly are about 3000 including mort& car & misc. I have an additional 13500 a year income from a retirement annuity I get monthly. I am not aware of any deliquency .. please tell me what it is
If you scroll to the section about your credit history, you'll see you had a delinquent record about 20 months ago. Is the 13500/year from retirement considered in the monthly salary you reported for this loan? If your monthly expenses are only $3000 per year, then there is at least $3000 per month or more unaccounted for. (I am assuming the retirement money is extra to your monthly salary.) What do you do with the extra $3000 per month? In 5 months, you'd have enough to cover the $15,000 advance you want to give to your ex.	The 13500 is not considered in the monthly. I was just thinking of the regular notes for the 3000. I spend much more than this for living expenses including insurance for my son and I just bought his braces etc... I put money in a 401k each month. Cable/internet/phone/parking/son's karate etc etc. I guess I understated the expenses. I also have been paying on the capital one bill 200-300 a month to get it payed off which will be done with this money also.

Member Payment Dependent Notes Series 474538

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474538	$25,000	$25,000	11.83%	1.00%	January 19, 2010	January 20, 2013	January 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474538. Member loan 474538 was requested on January 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$20,000 / month
Current employer:	F&N MANAGEMENT CORP	Debt-to-income ratio:	14.77%
Length of employment:	10+ years	Location:	SAINT JAMES, NY

Home town:
Current & past employers:	F&N MANAGEMENT CORP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/10 > YOU WILL PAID BACK

A credit bureau reported the following information about this borrower member on January 6, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$51,669.00	Public Records On File:	0
Revolving Line Utilization:	26.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
PLEASES LIST ALL DEBTS, AMOUNTS AND INTEREST RATES. THANKS	BAC VISA 24 000.00 0 INTEREST BAC LINE 45000.00 8.99 SST CAR 13500.00 5.99
Is this loan for home improvement or debt consolidation? Thanks.	HOME IMPROVMENTS
What do you do at F&N Management Corp? Also, if you're making 20,000 a month, why do you have over $20,000 in credit card debt? Something doesn't appear to add up here...	I DONT HAVE ANY BAIANCES ON ANY OF MY CREDIT CARDS I HAVE I LINE OF CREDIT THAT HAS I BALANCE THAT IS IT
You say, BAC VISA 24,000.00, but later say you don't have any balances on your credit card? Doesn't make sense. Why is that balance so high? What is your position and your duties at f&n management corp?	MY BAC VISA HAS NO BAL IT IS PAID IN FULL ALWAYS I ALSOHAVE A CREDIT LINE WITH BAC AND HAVE A BAL OF 45000.00 ON THAT WHICH IS USED IN MY BUSINESS MY POSITION AT F& N IS I RUN THE BUSINESS PRES.
What does this mean: BAC VISA 24 000.00 0 INTEREST ?	BAC VISA 24000.00 CREDIT LIMIT O BALANCE 0 INTEREST RATE
Thank you, it appeared to be a credit card with 24K balance. Now it makes more sense.	NO ITS NOT CREDIT CARD BALANCE ITS A CREDIT LINE BALANCE
Member (GET IN BACK) Do you have a mortgage on your property in addition to the line-of-credit? If so, what amount, and what is your equity in the property? Thank you.	YES 450,000.00 EST EQUITY IS ABOUT 325,000.00
Hint - when your employer is not a broadly known brand it is hard for lenders to feel confident that your employer and your employment will both survive the tough economy. I suggest you provide information about why your company and your job are secure and will survive the tough times.	I RUN A MANAGEMENT FIRM THAT HAS BEEN IN BUSINESS OVER 20 YEARS WE COLLECT RENTS ON PROPERTY AND MAINTENANCE FOR THE PROPERTIES

Member Payment Dependent Notes Series 474548

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474548	$18,500	$18,500	12.87%	1.00%	January 19, 2010	January 21, 2013	January 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474548. Member loan 474548 was requested on January 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,475 / month
Current employer:	Henzel & Associates Inc	Debt-to-income ratio:	18.24%
Length of employment:	10+ years	Location:	NORTH AURORA, IL

Home town:
Current & past employers:	Henzel & Associates Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/07/10 > Thank you for the opportunity to apply for a loan with Lending Club. Upon acceptance the loan, it will be used to pay off debt and possible consolidation. Thank you for loan consideration. Borrower added on 01/12/10 > This loan will be paid back by two people holding current employment for 26 years and 16 years, with an excellent credit history of never having been late thus showing a proven track record of cash flow management. Your consideration is greatly appreciated.

A credit bureau reported the following information about this borrower member on January 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1989	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$116,601.00	Public Records On File:	0
Revolving Line Utilization:	89.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please give a rough breakdown of your Revolving Credit Balance listed above ($116,601.00) and what part of it will be paid off with this loan? Thank you.	This loan will be paid back by two people holding current employment for 26 years and 16 years, with an excellent credit history of never having been late thus showing a proven track record of cash flow management. Your consideration is greatly appreciated.
What are your monthly expenditures? Can you itemize your revolving credit debt, including interest rates and monthly payments? How did you accumulate such a debt?	This loan will be paid back by two people holding current employment for 26 years and 16 years, with an excellent credit history of never having been late thus showing a proven track record of cash flow management. Your consideration is greatly appreciated.
Please respond to the following: What are your responsibilities at Henzel & Associates? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	This loan will be paid back by two people holding current employment for 26 years and 16 years, with an excellent credit history of never having been late thus showing a proven track record of cash flow management. Your consideration is greatly appreciated.

Member Payment Dependent Notes Series 474596

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474596	$10,000	$10,000	12.87%	1.00%	January 13, 2010	January 20, 2013	January 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474596. Member loan 474596 was requested on January 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Gemini Industries Inc.	Debt-to-income ratio:	15.80%
Length of employment:	1 year	Location:	Largo, FL

Home town:
Current & past employers:	Gemini Industries Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	46
Revolving Credit Balance:	$7,241.00	Public Records On File:	0
Revolving Line Utilization:	44.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
PLEASES LIST ALL DEBTS, AMOUNTS AND INTEREST RATES. THANKS	SunTrust Bank - 31,279.30 - 12.5% (Auto Loan) American Home Mortgage - $127,995.81 - 6.5%(Home Loan) Chase - $5,000.00 - 12.0% (Credit Card Debt) Discover - $2,219.11 - 12.24% (Credit Card Debt) Please let me know if you need anything else. Thanks.
what do you do at your job?	I'm a Financial Analyst for a Defense Contractor.
loan purpose? what will you be doing with the $10,000 specifically?	I'm using it to purchase an engagement ring.

Member Payment Dependent Notes Series 474632

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474632	$25,000	$25,000	16.00%	1.00%	January 19, 2010	January 20, 2013	January 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474632. Member loan 474632 was requested on January 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,167 / month
Current employer:	Money Management Resources	Debt-to-income ratio:	11.40%
Length of employment:	1 year	Location:	Chino Hills, CA

Home town:
Current & past employers:	Money Management Resources
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/10 > My company just completed a cash buyout of our minority partners so at this time we are cash poor. We are a profitable company with sufficient cash flow to continue but we have a new software that we are developing for our clientele that will allow us to grow rapidly.

A credit bureau reported the following information about this borrower member on January 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,269.00	Public Records On File:	0
Revolving Line Utilization:	44.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide a little detail about what you plan on spending the loan funds on. Thank you in advance.	The funds will be used primarily to fund the development of a software that we will be offering our business clients to help them comply with new laws in certain states that require that education be offered to any bankruptcy and debt counseling clients.
Lenders provided condensed borrower requested loan applications. Borrowers usually do not initially provide narrative information about their loans. To determine to fund selected loans lenders must ask questions about loan, borrowers repayment capacity, etc. My questions concerning your $25,000 Small Business loan are: (1)- Position (job) description @ Money Management Resources is? (2)- $8,167 reported monthly gross income- 1 (yourself) or 2 (your)self and another) person incomes? (3)- Housing payment (rent) and vehicle payments (if payment applies) paid per month are $? If one or both does NOT apply then applicable answer to provide would be NONE. (4)- Application reflects 1 year current employer. Provide three years work history prior employers or schools? (5)- Credit Report reflects $14,269 revolving credit balance; CC payments per month are $? (Total CC payments PAID per month; NOT minimum CC payments DUE per month.) (6)- "Business" Loan Category; Is loan intended to be short-term (repaid within 1 year) "Bridge Loan" to finance accounts payable/receivable, equipment, inventory, payrolls, prepaid expenses and minority partner buyout. etc.? Advance thanks for answers to ALL SIX questions. Member 505570 (RetiredUSMCInvestor) sends 01.07.2010 @ 10:10 AM Eastern Time.	1.) I am the President at Money Management Resources 2.) The gross monthly income is for myself. 3.) My housing expenses are $900 per month. 4.) I was with a company for the last 4 years that I would not like to make public at this time. Is there a way to let you and any other bidders know privately? I can show my W2 from last year as well. 5.) There is about $3000 that is AMEX and is paid off every month. I pay about $700 per month for the rest of the cc payments. The CC's are at 0% - 5% interest. 6.) The loan is to help with the minority buyout and the production of a software to be offered to our clients (wholesale).
Your loan description says that you just completed the buyout. Your answer above says you want this loan to help with the buyout. Please clarify. Thank you in advance.	Sure. Sorry for the confusion. The buyout is complete and the funds are necessary because of it. The reason that we are cash poor is because of the buyout. The proceeds from the loan will be to fund the software project. The reason we need the loan is because of the buyout AND the project. I am sorry that the previous answer wasn't clear.
Will you submit the necessary information for Lending Club to verify your income?	Yes. Lending Club will have it by Tuesday, 1/12.
If credit cards are 0-5% interest, why take a loan at 16%?	What I have seen is intro offers of 0% interest for 6 months on new purchases and then between 9% and 24% variable thereafter. I applied for a "preapproved" card that offered 6 months at 0% and then a low interest rate but they only ended up offering me a $10000 card at 14% interest variable rate. I declined and decided that I would not continue to add inquiries to my credit report. I have also witnessed friends and family with high credit scores have their credit limit dramatically reduced with no reasonable explaination. As I will be paying the software developers in stages as they complete the project, taking a personal loan for the full amount made more sense to me. The limit won't be reduced arbitrarily and I have a defined payment every month. I hope that I have answered the question to your satisfaction.

Member Payment Dependent Notes Series 474646

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474646	$20,000	$20,000	17.74%	1.00%	January 15, 2010	January 21, 2013	January 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474646. Member loan 474646 was requested on January 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,792 / month
Current employer:	Schrickel Rollins and Associates	Debt-to-income ratio:	23.17%
Length of employment:	3 years	Location:	ARLINGTON, TX

Home town:
Current & past employers:	Schrickel Rollins and Associates
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/07/10 > Under Home I put rent because there was not an option for my situation. We live in a family members house that we take care of.

A credit bureau reported the following information about this borrower member on January 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	30
Revolving Credit Balance:	$24,390.00	Public Records On File:	0
Revolving Line Utilization:	64.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
So, I take it that you don't pay rent, is that correct? How long have you lived in this family members house? Does this family member live there as well or elsewhere?	We have lived in the house for 5 years. The family member owns several houses and he lets us live there rent free. We do all the maintenace and up keep.
Lenders provided condensed borrower loan applications. Borrowers usually do not initially provide narrative information about their loans. To determine to fund selected loans lenders ask questions about loan, borrowers repayment capacity, etc. My questions concerning your $20,000 Debt Consolidation loan are: (1)- Position (job) description @ Schrickel, Rollins Associates is? (2)- Vehicle payments (if payment applies) paid per month are $? If NOT applicable then answer to provide would be none. (3)- Credit Report reflects $24,390 revolving credit balance; CC payments per month are $? (Total CC payments PAID per month; NOT minimum CC payments DUE per month.) Advance thanks for your answers to ALL THREE questions. Member 505570 (RetiredUSMCInvestor) sends 01.08.2010 @ 7:00 AM Eastern Time.	1. I have been the IT Director at Schrickel Rollins going on 3 years. 2. We have 2 vehicles that are both payed in full. 3. Currently we pay $1100 a month towards Credit cards and loans. 4. The reason for considering a consolidation loan is to combine high interest rate cards and one loan into one payment with lower interest. We have gone through the Dave Ramsey Class and have been doing a budget for several months now. We have a small emergency fund setup and plan on making larger payments on this loan to pay it off within two years. Thank for your consideration.
If you have gone through Dave Ramsey why are you borrowing money instead of doing his debt snowball approach? The great advantage of his debt snowball approach is the incredible feeling of accomplishment watching your debts fall one by one.	Yes, I know he doesn't like paying off debt with debt but I'm past the point of getting the feeling of accomplishment. I've been using the snowball but I am tired of getting the high interest rates charged to me on the debts I make minimum payments to and just want it all under one payment. I will then use the Snowball approach to that one debt.
Please respond to the following: What are your responsibilities at Schrickel Rollins and Associates? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? I understand that you do not have monthly rent, but so we can understand how this will fit in to your budget, please give us an idea of your other monthly bills/expeses, i.e., utils, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above (30 months ago). In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the IT Director. It's a small civil engineering/landscape architecture firm, 50 employees. I do all the computer, server, network support for the entire office. My wife is a school teacher, 10 years. We have basic expenses monthly with 3 school age children. The total amount we will pay off is $20K with this loan. Interest rates vary from 20-24%. Most debt payments are less than $100 month with one loan being $320. The bad debt was a debt relief company that we used years ago to lower our debt. My wife was out of work at the time. Those bad debts will be off of our credit report this year.
Thank you for your response. Could you please provide hard numbers as to your monthly expenses vs. household monthly income? It will help to determine financial strength. Thank you in advance	Total income- take home combined. $7700 Cable-$105 Phone-$200- Cell and Land Utilities-$200-250+ Electric, City, Gas Etc.... Food- $1000+- After School Care- $260 month Gas- $300-500 month Debt- $1100 Student Loan - $200

Member Payment Dependent Notes Series 474649

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474649	$10,000	$10,000	11.83%	1.00%	January 19, 2010	January 27, 2013	January 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474649. Member loan 474649 was requested on January 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Verizon Wireless	Debt-to-income ratio:	10.78%
Length of employment:	4 years	Location:	Phoenix, AZ

Home town:
Current & past employers:	Verizon Wireless
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/10 > Consolidation loan

A credit bureau reported the following information about this borrower member on January 6, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,356.00	Public Records On File:	0
Revolving Line Utilization:	52.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to do with the money?	I want to use the money to pay down a Motorcycle loan because the interest rate will increase next year. Some of the money will go to pay off a personal loan from my father, and the rest to pay for projected federal taxes owed.
PLEASE LIST ALL DEBTS, AMOUNTS AND INTEREST RATES. THANKS	Motorcycle loan a) $11,255 b) 10.95% c) $225 d) $179. want to use $4000 so that I will no longer be upside down on loan so that I can sell the Vehicle Personal loan from father a) $3,000 b) 5% c) $300 d) no minimum. Projected federal taxes owed a) $2500
Could you please break-down the debt you are planing to refinance with this loan? a) Amounts b) Interest Rates c) Your monthly payments d) Min. required payments	Motorcycle loan a) $11,255 b) 10.95% c) $225 d) $179. want to use $4000 so that I will no longer be upside down on loan so that I can sell the Vehicle Personal loan from father a) $3,000 b) 5% c) $300 d) no minimum. Projected federal taxes owed a) $2500
Can you please briefly describe your position at Verizon Wireless	I am a Network Technician for Verizon Wireless. I maintain and troubleshoot Cellular sites within the network.
Is the motorcycle loan included in your reported "revolving debt" or do you have credit card debt, as well? If so, please itemize each card and the amount owed. Thank you.	It is included in my revolving debt. I don't have any credit card debt.
Do you intend to keep this loan for the entire 36 months?	Yes, I plan to keep the loan for the entire term.

Member Payment Dependent Notes Series 474679

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474679	$3,000	$3,000	12.18%	1.00%	January 15, 2010	January 26, 2013	January 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474679. Member loan 474679 was requested on January 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,083 / month
Current employer:	Southwest Wire Rope	Debt-to-income ratio:	21.11%
Length of employment:	2 years	Location:	Kingwood, TX

Home town:
Current & past employers:	Southwest Wire Rope
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/10 > Money to be used to payoff house I have For sale in Atlanta Georgia. Sale Closing tenative schedules for end of January

A credit bureau reported the following information about this borrower member on January 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	25
Revolving Credit Balance:	$15,421.00	Public Records On File:	0
Revolving Line Utilization:	67.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am I understanding correctly that the house you are selling is underwater? What are the numbers? Thank you in advance.	After closing costs, realtor commission, I will still need approximately $2300.00 at closing. selling price of house $80,000, I owe $75,000. But by taking this offer I will eliminate a $700.00 a month house payment in Atlanta. House has been of the market 18 months. Use money that I was paying to Atlanta house payment to repay loan.
I think I understand your situation with the pending home sale so my questions are: 1) Is the house ONLY currently awaiting your payment of the $2300 in order to close escrow and transfer title or are there other conditions that must be met? Second, what is your back-up plan if the sale falls through? Will you still be able to make the loan payments, your rent, and maintain the house payment as well?	As of this morning it is a bidding contract. I am awaiting a set confirmed closing date from the buyor. I will have to find the funds somehow this way or through other means. If for some reason something happens I will still be able to make the monthly payments, but this should not be an issue
Thank you for your prompt response to my earlier question but I would like may a little more clarification. It will help me and possibly other lenders as well... As I understand, you are selling your Atlanta house for $80K and by the time the real estate agent, fees, impounds and closing costs are all rolled up, it may cost you about 10% (or $8000) to unload the old place...leaving you with maybe $72,000 so you would need the $3000 to fully cancel the debt since your existing loan is for 75K. Do I generally have the picture? Now on to the other item. Buyers are "bidding" on your place...so do you have more than one buyer interested now or is this a process going on through a RE brokerage/auctioneer? And if so, did they provide any guarantees of performance for you? By the way, good luck in getting funded and getting free of that old obligation.	I am going through a real estate agent. I have an offer on the home which I have accepted. You are generally correct, I will need approximately $2300.00 to be completely out of the debt and home. I am asking for $3000.00 to ensure I cover everything. The home is for all intensive purposes sold, I am just waiting on the buyer to give me a definite closing date.

Member Payment Dependent Notes Series 474725

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474725	$12,000	$12,000	15.31%	1.00%	January 13, 2010	January 21, 2013	January 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474725. Member loan 474725 was requested on January 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	sportmode	Debt-to-income ratio:	14.30%
Length of employment:	2 years	Location:	Huntington Beach, CA

Home town:
Current & past employers:	sportmode
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,068.00	Public Records On File:	0
Revolving Line Utilization:	89.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
A business loan request with no description?	the loan is for computers and software to grow creative rights. you can view more info of the clients we have worked with at crtvrights.com. currently I am creative director for sportmode
Lenders provided condensed borrower loan applications. Borrowers usually do not initially provide narrative information about their loans. To determine to fund selected loans lenders ask questions about loan, borrowers repayment capacity, etc. My questions concerning your $12,000 Small Business loan are: (1)- Position (job) description @ Sportmode is? (2)- Housing payment (mortgage, rent) and vehicle payments (if payment applies) paid per month are $? If one or both does NOT apply then applicable answer to provide for that item would be none. (3)- Credit Report reflects $19,068 revolving credit balance; CC payments per month are $? (Total CC payments PAID per month; NOT minimum CC payments DUE per month.)? (4)- "Business" Loan Category; "Bricks and mortar" storefront? Internet only? Or both? Start-up? Established? Products? Services? (5)- Will loan buy ads, equipment, inventory, rental property, website development or upgrade? (6)- Is loan initially intended to be short-term (repaid within 1 year) "Bridge Loan" to finance accounts payable or receivable, equipment, inventory, payrolls, prepaid expenses? (7)- Necessary that you provide DETAILS about business and explain INTENDED purposes how investors $12,000 will be spent for your benefit. Advance thanks for your answers to ALL SEVEN questions. Member 505570 (RetiredUSMCInvestor) sends 01.08.2010 @ 6:42 AM Eastern Time. renovate rental property? 10- Is loan initially intended to be short-term (repaid within 1 year) "Bridge Loan" to finance accounts payable or receivable, equipment, inventory, payrolls, prepaid expenses? 11- Necessary that you provide DETAILS about business and explain INTENDED purposes how investors $ will be spent for your benefit. 12- Major Purchase: Too non- descriptive. Necessary that you accurately describe what investors $ is to be used for your intended benefit to purchase, consolidate, refinance or eliminate? 13- Public Record XX months ago; bankruptcy, taxes, court judgment, wages lien? Explanation required of Public Record's outcome. 14- Summary total per month living expenses $? (entertainment, food, fuel, medical, phone, utilities.) Advance thanks for your answers to ALL XXXX questions. Member 505570 (RetiredUSMCInvestor) sends 01.08.2010 @ AM Eastern Time.	the loan is for computers and software to grow creative rights. you can view more info of the clients we have worked with at crtvrights.com. currently I am creative director for sportmodee.
Explain the purpose of the loan. What is your role at sportmode?	the loan is for computers and software to grow creative rights. you can view more info of the clients we have worked with at crtvrights.com. currently I am creative director for sportmode. sportmode is the north and south american distributor for gosen products
The fact that you entered no loan description shows that you did no research before applying for this loan. That fact tells investors that you are not serious about your "business" or that you are too incompetent to properly run it in a way that will allow you to repay this loan.	the loan is for computers and software to grow creative rights. you can view more info of the clients we have worked with at crtvrights.com. currently I am creative director for sportmode. sportmode is the north and south american distributor for gosen products
Please explain how you will use this $12,000 loan. I am interested in investing, but I need to know what it is for.	the loan is for computers and software to grow creative rights. you can view more info of the clients we have worked with at crtvrights.com. currently I am creative director for sportmode. sportmode is the north and south american distributor for gosen products
1) What does "creative rights expansion" mean? 2) What are your current monthly payment obligations?	the loan is for computers and software to grow creative rights. you can view more info of the clients we have worked with at crtvrights.com. currently I am creative director for sportmode. sportmode is the north and south american distributor for gosen products
I have the following questions: 1. What is your position at Sportmode? 2. Please, have LendingClub verify your income (give them a call for details)! 2. What exactly do you plan on doing with 12K? Please, be descriptive! 3. Can you please, list your recurring monthly expenses? Thank you!	the loan is for computers and software to grow creative rights. you can view more info of the clients we have worked with at crtvrights.com. currently I am creative director for sportmode. sportmode is the north and south american distributor for gosen products
Sportmode the tennis store? What is your position there? Thank you in advance.	the loan is for computers and software to grow creative rights. you can view more info of the clients we have worked with at crtvrights.com. currently I am creative director for sportmode. sportmode is the north and south american distributor for gosen products
What is the purpose of this loan?	the loan is for computers and software to grow creative rights. you can view more info of the clients we have worked with at crtvrights.com. currently I am creative director for sportmode. sportmode is the north and south american distributor for gosen products

Member Payment Dependent Notes Series 474790

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474790	$8,000	$8,000	7.05%	1.00%	January 19, 2010	January 21, 2013	January 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474790. Member loan 474790 was requested on January 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,833 / month
Current employer:		Debt-to-income ratio:	7.92%
Length of employment:	< 1 year	Location:	BROOKLYN, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 7, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1986	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,236.00	Public Records On File:	0
Revolving Line Utilization:	8.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 474908

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474908	$2,800	$2,800	7.40%	1.00%	January 13, 2010	January 24, 2013	January 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474908. Member loan 474908 was requested on January 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,300 / month
Current employer:	Brian O' Neills	Debt-to-income ratio:	15.46%
Length of employment:	< 1 year	Location:	Houston, TX

Home town:
Current & past employers:	Brian O' Neills
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/10 > In October, I was offered the internship of my dreams with an international human rights watchdog organization. I have no regrets, but I had to put the internship over the job I had in the service industry, and have spent months trying to catch up. Please help! Borrower added on 01/10/10 > I currently work for Sweet Dealins, as a marketing rep in the Houston area, and in local restaurants. I am also a writer and editor- although my financial situation is not ideal, I am responsible with work and money. Unfortunately, I haven't been able to get ahead this year and I am ready to start anew!

A credit bureau reported the following information about this borrower member on January 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1981	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$641.00	Public Records On File:	0
Revolving Line Utilization:	40.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 474916

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474916	$4,000	$4,000	14.96%	1.00%	January 15, 2010	January 21, 2013	January 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474916. Member loan 474916 was requested on January 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,700 / month
Current employer:		Debt-to-income ratio:	4.76%
Length of employment:	< 1 year	Location:	Monessen, PA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/07/10 > I have requested a $4000 for 2 main reasons. 1. I am investing in a 4 bedroom house with my mother for a investment property. The property lists for $16900 it needs an additional $1500 in cosmetic repairs. We want to put down $4500, I have $750 towards my half of the downpayment now I plan to use $1500 for the rest. The property is already sec 8 approved and rentals of 4 bedroom houses go for $750 a month. With a $4000 downpayment a 10 yr mortgage will be about $120 a month. the area is a up and coming urban developement area and the property values are beginning to creep up. After minor cos. repairs the property will probably appraise between $30000-$35000. I have had open credit accounts for 8.7 yrs my experian score is actually 710 as of today 1/6/2010. I have never once been late with a payment, or defaulted on a loan I have had 2 loans with beneficial of about this amount these were both paid in full early repayment. I am trying to build a relationship with a reliable lender that I can turn to whenever I need to get money to invest my area is loaded with great deals on forclosures and fixer uppers. I am being backed by my mother, she has money but she wants me to get my own source of investment monies on my own. 2. I want to use the rest to pay off my ccs this will help improve my score 10-20 pts. I will utilize my score to get better rates and build a cash balance. My current expenses are very low, I live with my uncle who owns his house I take care of him, therefore I have no rent payments. All I pay right now is $82 in cc bills a month $50 cell phone bill and About $ 250 in misc. I also make an additional 450 to 900 a month tattooing, I will probably open a shop within the next 8 months as my clientele is growing monthly.

A credit bureau reported the following information about this borrower member on January 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,381.00	Public Records On File:	0
Revolving Line Utilization:	37.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the source of your current 1700 monthly income? "Up and coming urban development areas" tend to be currently down and out. Do you have leases agreements signed for the property yet? Tip: I have found that when buying rental properties things go much more smoothly if I get the tenants lined up and leases signed, pending closing on the property. Then you can walk out of closing and hand the tenants the keys. Will you be doing the property management yourself? Do you have any experience doing that?	Type your answer here. I work for a chinese rest. Its called the Little China and is located in the PPG Building in Pitts PA. Its not the best job in the world but it is steady work. As for experiance with property management, no I have no such experiance, but I have talked to two people interested in the property already and I plan to advertise. There seems to be a shortage of sec 8 properties in my area there are more sec 8 approved renters than there are sec 8 approved properties to rent. Dont get me wrong, there are plenty of house rentals but there rent exceeds the sec 8 guidelines. Typically A 4 bedroom house will go for $1100 upwards sec 8 will only work with rent of about $750 to the $950 range for a 4 bedroom in this area. Another thing is there are very few apartments to rent, everyone is renting houses with yards and there are a lot of rent to own deals being made. My grandparents own two properties and my mom has flipped 2 or 3, she is the guiding hand in this venture and has been successful thus far. I think you will be happy with business, perhaps you could be that investor that I can build a relationship with. Thank you for your interest, and I am always open to good advice a guidance. CP
Thank you for your answers. Is your plan to flip the property or to keep it for positive cash flow?	Type your answer here. I will probably keep It for positive cash flow, get it reappraised and use it to finance another project. There are two properties that I hve looked at for taxes these I would like to flip, I have myself and a friend who owns his own construction business, he also owns 13 properties he will do the work for me on these projects. My mother wants to try for at least 3 to 4 homes this year.
How many propeties have you personally looked at? (Look at 100, do your due diligence!!!, make offers on 10, close on 1) Do you have a firm estimate ($ and time) on the repairs required before you will be able to rent it? Will you have the property in your name, and manage it with an LLC, or put the prop in the name of the LLC? Have you priced out the prop insurance - it is different on rentals than it is on primary residences. Check with Sec 8 to see if they are going to require another insp. after the property changes hands, before it can be rented. Learn the Landlord-Tenant rules and regs for your area, so you will be prepared. Is the property currently vacant? Why?	Type your answer here.Ive been looking since Nov 2009 Personally about 35 were looked at, As for repairs carpet has to be pulled in two bedrooms and replaced, there are no leaks anywhere, my brother is a roofer and that is solid basically the house just needs paint some hardware updates in the kitchen. we are prepared to make an offer this week, the realtor is a personal friend of mine, the property is not listed with her firm howard hanna but century 21, she has no problem getting the best deal possible for us because she has done this before with the guy that owns 13 properties. I have every confidence in her, that she has my best interest at heart. The repairs should take no more than 2-3 weeks, and she will also be helping line up renters for me. The property will be in me and my mothers name at first , possibly just mine so I can take advantage of 1st time homeowners rebate. I eventually would do a LLC holding company or LLC each individual property I dont know exactly which way would protect me the best. Sec 8 does require another inspection Ive contacted them already, The property is vacant the previous owners have left the area and are selling all their props. No I do not have a insurance quote yet. The taxes are 1100 a year and repairs will run $1200-$1500
Each investor here has their own criteria for choosing what to invest in. My personal criteria includes being confident that the Borrower will benefit from the loan. I am not quite yet confident of that in this case, because I personally would not make an offer on a property without having all the ducks in a row - including having an insurance quote, have a somewhat solidified ROI estimate, knowing *why* it is vacant, knowing that it is in a viable neighborhood, etc. (Please do *not* provide any specific location info here, as it might tend to compromise your identity and this is a public forum) Since it is vacant, are the utilities on? Using 20% vacancy rate for estimating purposes, what you think your net cash flow will be per month? What do you base that on? Also, before you plan on getting the first time homebuyers rebate, do your due diligence - would you qualify? Isn't that rebate only for primary residences?	Type your answer here.I can expect to get $ 750 a month in rent, if were to purchase at he asking price of $16900, (we wont) we would put 20% down $3400 a ten year mortgage at %6.75 would run $138 a month. So with taxes $1100 that would be $85 a month $75 a put away towards exspenses I figure $750 - $335 mortgage, taxes and exp. $415 net before insurance. $415 x 12 = $4980 before insurance I estimate at $1200 we will say $3700 div by %25 dwn pay $3700/$4200=%88 remember Im new to this so your assistance is greatly appreciated. Thats the math I come up with tell me if its wrong. now as for getting a insurance est. 1st thing tommorrow I will have that, Utilities are not on but the house is heated. Im also not sure if I will qualify for 1st time buyers I will be checking into that also. a %20 vacancy rate for for the year would knock the rent per month to after expenses to $222 or roi of %63
I'll go over the numbers a little later.. first I am curious - how do you manage to heat the place with no utilities? FYI, leaving utilities off causes different problems in different areas of the country. ie, frozen water pipes, mold, mildew, appliance issues too complex to get into here, and often home inspectors are unable to identify some problems with props when the util are off. Also check zillow.com and cyberhomes.com for a wealth of info on the prop you are looking at as well as properties in the same neighborhood. Check rentometer.com for comparable rental rates in the neighborhood.	Type your answer here. I looked at the place 3 times so far apparently they left the electric on there were space heaters plugged in on low and the temp was about 45 degrees by no means warm. The water, and gas were off. thanks for the sites I will look at them immediately
16900 minus 3400 downpayment = 13500. 13500@ 6.75 / 10 yrs PI = $155. LC loan monthly /3 yrs = $140. Taxes (1100) monthly = $85. Insurance = TBD Total (not inc. insurance) = $380. Add in the insurance before you go further with it. Often when getting the insurance you find that before it can be insured you have to do certain things (ie, replace fuses with breaker boxes). Space heaters sounds dangerous. If water/gas are off, how do you know they work properly when they are on? Figure in turn-on fees/deposits for each utility. Find out what rates are for each util in the area. Sometimes util co's will give you historical data for the property, sometimes they won't.	Type your answer he Thank you, what is the ideal roi that you would try to be at? I just checked out both sites that you recommended, I got stuck for 2 hrs looking up properties I found out that that property im looking at sold for 30,000 and its is now appraised for 36,000 for taxes I guess. The other properties in that area go from the upper 20's to the high 40's.I also found another house in foreclosure that I am going to go look at. But those sites are very valuable, You seem like a smart person Im sure there is enough info in my profile for you to see the house I am talking about, did you? How long will it take to get a insurance quote? Thanks again for the info. CP
The higher the Return On Investment, the better. I am not smart, I just happen to have experience with rental properties. I do not know what property you are looking at, and I don't want to know. As Investors we have only limited access to Borrowers' information, which is as it should be. I don't know how long it will take you to get an insurance quote. I have an insurance agent that I deal with and when I call for a quote I get it within a couple of minutes, but that is because I know what questions will be asked and I have the answers ready. That just comes with experience. If you want to be a real estate investor, spend the time looking at properties and the info on the web, research and question everything. Develop a Plan A, Plan B, and exit strategy for each property. Be ready to adjust the plans when the need arises, because it will.	Again thanks, I am in touch with allstate and will have a quote soon. Thank you for the advice and Im sorry I couldnt convince you to invest, maybe next time after I have a few under my belt. CP
Think positive! I have not decided whether to invest or not yet. Remember, there are many investors here that fund portions of various loans. Each of us has our own individual criteria for what we invest in. Your loan is close to half-funded. I still have it under consideration, but I am a picky investor!	I will stay positive thought maybe I was losing you there, I hope to become a lender at some point also. I can be impatient at times and its some thing I need to work on. I appreciate the help though, it would be nice if there was a forum here were one could ask for and receive mentoring from people who have succeed in the fields that others are trying to break into. Thus far this has been a great experience, for me. I told my mother about this site and she is interested in becoming an investor but I dont think you can if you live in pa.
I don't think she can in PA, but she can certainly check out the site and contact Lending Club directlyto get more information. You can also contact Lending Club directly to give them your suggestion about the mentoring forum. There should be an email link on the page you are looking at. If not, you can email feedback@lendingclub.com Have you gotten an insurance quote yet, and/or gotten any information on why the utilities are off and what would need to be done to get them turned on so that a meaningful inspection can be performed?	I contacted allstate today and the agent was working from home, she will have a quote for me Mon. I cant check on the utilities till Mon, in the mean time I will continue to research on the net and look at some more houses. I had dealings with the inspector here, already on a demo we did. He is a friend of a friend and I will be talking to him Mon as well.
Here is another site for you to check out: trulia.com Also, Google "toxic drywall" if your property was constructed after 2005, or 2006. I forget the date, but check it out for your future reference. Then you can ask your inspector about that too, as that is something that has the potential for a catastrophic impact on a real estate investor. Hope for the best, but plan for the worst, just in case! ; )	Thank you critical miss, been at church all day and didnt have a chance to get back to you. Im close to being fully funded, i believe the questions you asked and the help you gave convinced some people, I have some things to take care of tomorrow Im sure things will go fine and ill make some money.
hello 600951 I wish you the greatest in your endeavor. You certainly caught my eye with your honest and anxious (to learn & take advise) characteristics. Also, the lenders that so anxiously to help are to be *****commended*****. That truly is the AMERICAN WAY!! He/she/they certainly seem ideal. People like them are hard to find these days. Please follow their advice. You not only will succeed but if you follow their instuctions you will not only be successful but you will save lots of time and stress.I am for you and plan to invest. God bless	Shreveport La, thank you also for your contribution and everyone else that has invested, you guys picked a winner keep up the good work. God Bless

Member Payment Dependent Notes Series 474927

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474927	$3,000	$3,000	19.13%	1.00%	January 14, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474927. Member loan 474927 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,800 / month
Current employer:	Kokoro	Debt-to-income ratio:	5.33%
Length of employment:	< 1 year	Location:	AURORA, CO

Home town:
Current & past employers:	Kokoro
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/10 > I need the money to go to school the end of this month for dental assisting

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	45
Revolving Credit Balance:	$146.00	Public Records On File:	0
Revolving Line Utilization:	73.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi there, I am interested in funding your loan but wanted to get an idea of what your monthly expenditures look like each month (rent, car, utilities, credit card, student loans). Thanks in advance for your answers.	Total expenditures are about $300-$400 each month. Just depends.

Member Payment Dependent Notes Series 475055

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475055	$20,000	$20,000	14.96%	1.00%	January 15, 2010	January 21, 2013	January 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475055. Member loan 475055 was requested on January 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$19,167 / month
Current employer:	CACI Inc	Debt-to-income ratio:	10.12%
Length of employment:	1 year	Location:	Guthrie, OK

Home town:
Current & past employers:	CACI Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/07/10 > Hello all, I am looking for a very short term loan to consolidate some time sensitive bills. I make $230K annually and I have roughly $8.5K monthly in expendable income. If you need a safe bet on a borrower with a good return on investment I'm your man!

A credit bureau reported the following information about this borrower member on January 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	40	Months Since Last Delinquency:	5
Revolving Credit Balance:	$13,925.00	Public Records On File:	0
Revolving Line Utilization:	55.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at CACI Inc ? Please explain the last two delinquencies. What were the recent 5 credit inquiries for? Thank you in advance for your answers.	Hello, I'm a Systems Administrator III with CACI Inc. I travel around the world to repair government systems. Due to travel requirements there may be some periods of time that I can't access mail or a computer with civilian internet access. The 30 day late payment to First Mortgage was just such an event. I've called and explained what my situation was and First Mortgage said it didn't matter they wouldn't remove the posts. The 5 inquiries are from a mortgage broker, I was in the process of purchasing a rental property in Moore, Ok and those are from her getting me funded for the purchase. Another investor had a higher bid than mine and ultimately the inquiries never translated into a loan. Please feel free to ask any other questions and I can also email you copies of my pay stubs or any other items that you might need to verify. Thank you for your interest in funding my loan.
Define "Short-term" in number of months, i.e., 6 months, 9 months, 12 months? Member 505570 (RetiredUSMCInvestor) sends 01.08.2010 @ 6:33 AM ET,	Hello, I'm not sure exactly how long I will carry this loan. I can guarantee It will be paid early and likely between the 6-12 month mark. I hope this helps, please let me know if you need any other info.
Please provide Lending Club with the information required to validate your income level.	Hello, I've provided Lending Club with paystubs from my last two pay periods. I'm not sure when/how these will be uploaded for lenders to verify, but thank you very much for considering to fund my loan request.
What are your monthly expenditures? Can you itemize your revolving credit debt, including interest rates and monthly payments?	Hello, I have this information prepared on a spreadsheet. I don't see any way for me to put attachements here on the question board. I can forward this to you via email if you feel comfortable giving me that information.
For your expenses, can you summarize in the following categories: - Mortgage including escrow - Utilities, including phone, cable TV, Internet - Car payments - Insurance, including car and health - Money into 401K - Food - Loan/credit payments (other than house and car) - Other discretionary, like clothes, entertainment, etc. For your revolving credit debt, how many different companies do you owe money to if this is too many for you to list here?	Hello, I do have a spread sheet will all my liabilities listed and calculated along with all my incomes listed and calculated. If I had an email this would be really easy. Without an email I can still list everything it will just take much longer.
Try copy/pasting the information from the spreadsheet. Be sure to EXclude any personal info such as account numbers, names, addresses.	Hello, Here it is, but it's kind of messy. I can't really get anything to line up. Lending Club is very particular about personal data, so this is the most descriptive list I can give you. Account Amount Debt Owed Percentage Rate Home Bills 701 Mansur Mortgage 1828.32 233000 5.25% 701 Mansur Utilities (Water) 59 AT&T House Phone/Internet 128.64 Cable TV Dish Home 107.99 701 Mansur OG&E (Lights) 127.32 701 Mansur ONEOK (Gas) 80.62 Total 2331.89 Bed and Breakfast Bills Mortgage 523.79 78000 7% Utilities (Water) 56.91 Home Insurance 49 707 Mansur OG&E (lights) 32.14 707 Mansur ONEOK (Gas) 29.81 Total 691.65 Rental Home Bills Mortgage 728.6 80993.25 6.50% Utilities (Water) 28.26 2nd Mortgage 175.88 19678.05 8% Home Equity 274.42 24611.15 9.59% Total 1207.16 Personal Bills Master Card 175 10723.87 4% Corvette 280.95 10864.26 9.39% Kia Optima (Co Signer) 364.15 11115.32 7.84% Truck Payment (Lease) 469.99 Total 1290.09 Misc Bills Food 480 Storage 125 Auto & Property Insurance 134.63 School Tuition 245 Total 984.63 Total for all bills 6505.42 Income Rental monthly Income 855 Bed and Breakfast monthly Income 700 Monthly Income from employer 17000 Total Income 18555 Surplus Income after Average bills 12049.58
Need a little clarifcation on the purpose of your loan. Your stating that you wise to borrow $20,000. With the gain of paying it off in full withhin a 6 to 12 month period mark. Yet your monthly surplus of cash per month as you stated is "Surplus Income after Average bills 12049.58" 12,000 of surplous cash. Why not just save for 2 months instead of requestiong $20,000 in order to pay off in the time limit you stated. I'm a little confused as it doesn't make sense.	Hello, While I do have a good income and a large portion of it is expendable, it's my time that is in short change. I have several time sensitive bills coming due all around the beginning of February. I just recently had a rental home renovated that went way over budget (and way past schedule). My cash savings was substantially reduced by this followed directly afterward by a refinance on my Bed and Breakfast home. With the slaughter of the housing market I had a reduced appraisal during the refinance and needed to place another substantial amount of money toward that. The $20K I'm looking to borrow here will basically allow me to consolidate several smaller short term bills into one monthly payment that I can easily manage from Iraq without issue. I actually have closer to $8.5K in truly expendable income, the difference in those amounts are from retirement savings, college savings for my kids, and my own college tuition. Please rest assured that Lending Club has verified my income, credit report, and employment. I know it seems like a weird thing, but sometimes in life a perfect storm comes through and you have to use any tool at your disposal to get through it. Thank you for considering my loan request..:)

Member Payment Dependent Notes Series 475066

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475066	$8,000	$8,000	14.26%	1.00%	January 13, 2010	January 21, 2013	January 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475066. Member loan 475066 was requested on January 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,200 / month
Current employer:	Beaver Grocery	Debt-to-income ratio:	12.21%
Length of employment:	8 years	Location:	Beaver, OR

Home town:
Current & past employers:	Beaver Grocery
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,638.00	Public Records On File:	0
Revolving Line Utilization:	97.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is this loan for? How did you accumulate >35K revolving credit balance? How will the loan payments fit into your budget?	The loan is to get us caught up and give us a couple months reserves. It will fit into my budget because of the changes I have made, mainly cutting payroll in our small business.
Lenders provided condensed borrower loan applications. Borrowers usually do not initially provide narrative information about their loans. To determine to fund selected loans lenders ask questions about loan, borrowers repayment capacity, etc. My questions concerning your $8,000 "OTHER" loan are: (1)- Position (job) description @ Beaver Grocery is? (2)- Housing payment (mortgage) and vehicle payments (if payment applies) paid per month are $? If one or both does NOT apply then applicable answer to provide for that item would be none. (3)- Credit Report reflects $35,368 revolving credit balance; CC payments per month are $? (Total CC payments PAID per month; NOT minimum CC payments DUE per month.) (4)"OTHER" is too generic loan description. Provide accurate description what $8,000 loan is intended to benefit you, i.e., purchase, consolidate or eliminate. Advance thanks for your answers to ALL FOUR questions. Member 505570 (RetiredUSMCInvestor) sends 01.08.2010 @ 6:30 AM Eastern Time.	Manager/owner $1994 $750 Purchase inventory, couple months reserve
what will you be doing with the $8,000 specifically? what are your balances on your credit card and interest rates?	Get caught up and have reserve for a couple months so that the changes in our budget have time to take effect. We owe about 35K in revolving debt, interest rates range from 7.5 to 13.
Purpose of the loan? Role at Beaver Grocery?	Purpose is to get caught up on some bills and have a reserve so that the changes in the budget have time to take effect and keep up caught up I run Beaver Grocery and the contract post office in the store.
What is the purpose of the loan? Thanks.	To get caught up and have some reserves to allow the changes in the budget to take effect so that we stay caught up.
What is the purpose of this loan?	To get caught up and have some reserves to allow the changes in the budget to take effect so that we stay caught up.
How is paying a loan at 14.26% financially better than paying credit at between 7.5% and 13% ?	We are maxed on our current and need a cash influx to make the new budget work. the next couple months will be hard ones and we need a buffer. I have cut all payroll on the contract post office at Beaver Grocery and am doing it myself to save $ for the winter

Member Payment Dependent Notes Series 475108

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475108	$7,500	$7,500	7.05%	1.00%	January 15, 2010	January 22, 2013	January 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475108. Member loan 475108 was requested on January 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,200 / month
Current employer:	Steel-T Heating Inc.	Debt-to-income ratio:	4.26%
Length of employment:	10+ years	Location:	AURORA, CO

Home town:
Current & past employers:	Steel-T Heating Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/08/10 > Thank you in advance in helping me with another vehicle purchase! Borrower added on 01/09/10 > Thank you investors! Here is a little information about me. I have been with the same company for 24 years that is a stable HVAC company. I have also been married for almost 37 years. I have college age children two of which are still dependant on me. I am hoping to purchase another vehicle for myself with these funds.

A credit bureau reported the following information about this borrower member on January 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,768.00	Public Records On File:	0
Revolving Line Utilization:	2.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, 1) Could you tell me a little more about your two inquiries in the past 2 months? 2) Your credit balance is a little high, what is your interest rate on that balance of $25,000? 3) What are your total monthly expenses? (College expenses, food, incidentals, etc). Having two dependent kids in college concerns me a little, as having graduated recently, I know how expensive it can be! Thanks!	The rate 7.25% and was used for dental implants for my spouse and consolidation. The only expense we are incurring for our two children that still live at home is room and board.

Member Payment Dependent Notes Series 475176

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475176	$15,000	$15,000	11.48%	1.00%	January 15, 2010	January 22, 2013	January 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475176. Member loan 475176 was requested on January 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	ASET International	Debt-to-income ratio:	12.19%
Length of employment:	2 years	Location:	WASHINGTON, DC

Home town:
Current & past employers:	ASET International
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/08/10 > I have been carrying around a load of debt from medical bills relating to numerous MRI's and tests that needed to be completed due to a health scare. I am finally in good health and will be able to rest easy once I know that I am in a more stable financial situation.

A credit bureau reported the following information about this borrower member on January 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,737.00	Public Records On File:	0
Revolving Line Utilization:	29.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Member_601363, I'd like to help but have a couple questions that need to be answered first. Can you list your monthly expenses including all debt? What is your role at ASET International? Can you list your debt and include the interest rates of each? Do you have health insurance?	Hi Fightin_Illini, Thank you for considering my request. My mandatory monthly expenses, not including debt, are: Rent (incl. all utilities/TV/internet) - $1350 Pet - $100 Food - $300 Cell Phone - Approx. $60 Commute (Mass Transit) - $60 Entertainment* - $200 *This is in a normal month - since medical bills have stacked up I have been spending basically no money on entertainment. My debt expenses are: Discover Card - $97 minimum payment ($5,000 total debt) 12% APR CitiBank Master Card - No minimum payment ($1,000 total debt) 14% APR American Express - $15 minimum payment ($100 total debt) 27% APR Capital One Unsecured Loan - $350 monthly ($7200 total debt remaining on loan) This loan was obtained to cover inter-state (Louisiana to DC) relocation costs that are also a major factor in my debt. The move was for work. I am employed by ASET International, a COMSYS Services Company. My title is Project Manager. I currently manage a team of approximately fifteen outsource and in-house translators on a contract to localize e-learning software from English into Chinese. I previously managed a similar team on an Iraqi Arabic to English, Farsi and Kurdish localization project for the United States Department of Defense. I am medically insured under Blue Cross Blue Shield Care First POS. A little information on my "medical scare", since this might affect your opinion on my ability to successfully pay back the loan - I was experiencing symptoms that are often associated with Multiple Sclerosis and needed to undergo a barrage of tests that eventually conclusively indicated I do NOT have the disease. I had a severe case of sinus infection that was causing my symptoms. I was on medication for 20 days and I am completely (physically) healthy now. Again, thank you for your consideration. I am happy to provide any information whatsoever that you request. M.B.J.
M.B.J., Thanks for the transparency. That will make it MUCH easier for me and others to lend. If fact, I am in. Good luck. You seem to be on the right path.	I hope so. I appreciate your assistance. Have a good one.

Member Payment Dependent Notes Series 475195

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475195	$12,000	$12,000	11.83%	1.00%	January 19, 2010	January 22, 2013	January 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475195. Member loan 475195 was requested on January 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,800 / month
Current employer:	Blade Technologies	Debt-to-income ratio:	22.57%
Length of employment:	3 years	Location:	Tilden, IL

Home town:
Current & past employers:	Blade Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/08/10 > I have been a stay at home mom for almost 2 years now and I'm ready to begin chasing my dream of becoming a certified pet groomer! First, I need the education. I already have a job being kept for me and I can't wait for it as I love animals! I've always been up on all of my bills. In my new position, I'll be 1 of two groomers (the other being the owner) in a small grooming business with booming clientele. Thank you so much for this opportunity! Borrower added on 01/09/10 > Due to some confusion about who is taking out this loan, I'd like to provide some more information. My husband is taking out this loan and will be financially responsible. I added the loan description from my point of view, not my husband's. This appears to have been the wrong way to do it. I assure you he is completely responsible for all aspects of this loan and can answer any questions you have. Thank you very much for your consideration! Borrower added on 01/13/10 > Thanks to everyone for your help so far! Just another push and my dream can be a reality!

A credit bureau reported the following information about this borrower member on January 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,744.00	Public Records On File:	0
Revolving Line Utilization:	55.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you please describe how this loan will be used to invest in education? Regards; Art	The school tuition is $8850. The school is about 70 miles away and I will be attending for 2 months, so gas is going to cost me about $500. A babysitter I have lined up will will cost me about $1500 for watching my girl while I attend. After fees, I will receive about $11550 from this loan, so the rest is for unforeseen expenses and will be put right back into the loan if unused. Thanks!
What is your position at Blade Technologies? Do you plan on maintaining that job while you are in school? Thank you in advance.	I am really sorry for the confusion. When we (my husband and I) signed up on here, we used his information. Currently, he is employed there as helpdesk management and make just enough to take care of our monthly expenses. The school I will be attending requires at least half of tuition before I start and the other half before I reach midway through training. We don't have that saved up. While I think I've answered your second question too, I'll add that the only change to my husband's job is that he'll be dropping of our daughter at a babysitter on his way to work. Thanks!
Have you contacted Lending Club to have the appropriate corrections made to your application? Thank you in advance.	This is my first time using this service. Do I need to change the application? Would it be better to edit the description to explain it from my husband's point of view? He has been with me on this the whole way, I just happened to fill in the description from my point of view. Thanks for letting me know about this possible issue!
Very confusing - so then is it you or your husband that is taking out this loan? Which one of you is responsible for making the loan payments? Thank you in advance.	Yes, my husband is taking out the loan. He will be responsible for payments. Of course, my income, once I finish, will be added to our bank account. As far as this loan is confirmed, he is financially responsible. Thanks a lot for your insight!
I think you should contact Lending Club directly and ask them if they can make the corrections for you, or if you need to make corrections, exactly what should you change.	Thanks for the advice! I will contact them to make sure all is well.
You state your husband makes just enough to cover monthly expenses .If you have no income , how will your loan be paid for on time , monthly ? The numbers don't add up for me .	We're not having any trouble making our monthly expenses and I apologize for the misunderstanding. We have the money for this monthly payment as well. We don't have $12,000 on hand to pay for my tuition, gas and babysitter. My job following school is only 6 miles away (compared to 70 for the school) and we have a family member who can babysit during my new work hours (but not during my school time), so both of those costs will drop as well.

Member Payment Dependent Notes Series 475251

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475251	$20,000	$20,000	11.83%	1.00%	January 19, 2010	January 22, 2013	January 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475251. Member loan 475251 was requested on January 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	davis polk and wardwell	Debt-to-income ratio:	7.42%
Length of employment:	3 years	Location:	brooklyn, NY

Home town:
Current & past employers:	davis polk and wardwell
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/08/10 > We are trying to pay for a modest wedding and we don't want to use credit cards. Thanks!

A credit bureau reported the following information about this borrower member on January 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,300.00	Public Records On File:	0
Revolving Line Utilization:	47.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
$20,000 is a modest wedding?? i'm not looking forward to getting married...	We have a very large family! and expect to recoup many of the expenses in gifts, so we will use those to pay off other small existing credit card debts and pay this loan over the long term. Maybe modest was the wrong word to use, but for the size, it is modest.
What do you do for Davis Polk? What's 11k credit balance? Student loans? Chance of layoffs at firm? Congrats on engagement,thanks for answering and good luck on loan.	I am a legal assistant in the financial institutions group at davis polk. The firm has not laid anyone off and gave associate bonuses this year, so no signs of layoffs. I make overtime on top of my base salary as well. My credit is part private student debtand part credit card debt from purchasing furniture recently.I hope that helps.
does your partner also work? what is your total income if so?	yes, he is a software consultant for a company that customizes accounting software. His income is about the same as mine. Combined we are $145,000.

Member Payment Dependent Notes Series 475255

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475255	$20,000	$20,000	12.53%	1.00%	January 19, 2010	January 22, 2013	January 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475255. Member loan 475255 was requested on January 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	datastream	Debt-to-income ratio:	2.71%
Length of employment:	5 years	Location:	CARLSBAD, CA

Home town:
Current & past employers:	datastream
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/08/10 > thanks

A credit bureau reported the following information about this borrower member on January 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please itemize the debt that you plan on consolidating? Thank you.	i owe about 10,000 on one credit card. the remaining funds will be used to make some small purchases, like computer, printer, and car repairs. the remaing funds i dont use i plan on paying back on the loan so i can pay the loan off faster. thanks
Member_601498, I'd like to help but have a couple questions that need to be answered first. Can you list your monthly expenses including all debt? What is your role at Datastream? Can you list your debt and include the interest rates of each?	i am a contractor with datastream for almost 5 years, i also have other sources of income. my monthly expenses are about 1500 this includes rent 1200, car ins 80, then food and misc. then i try to pay as much on my credit card around 750 a month. i owe almost 10,000 with the interest around 12% on one credit card. this is why i would like to get a loan and pay the credit card and make some small purchases, computer, printer and car repairs and have a set monthly payment. the fund i dont use i will pay back toward the loan in order to pay it off faster. i have great credit and im never late on a payment. thanks
Please respond to the following: What are your responsibilities at Datastream? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Your report above shows a $0.00 balance of revolving credit yet you are requesting $20,000. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	i am a contractor with datastream for almost 5 years, i also have other sources of income. I am the sole provider. my monthly expenses are about 1500 this includes rent 1200, car ins 80, then food and misc. then i try to pay as much on my credit card around 750 a month. i owe almost 10,000 with the interest around 12% on one credit card. this is why i would like to get a loan and pay the credit card and make some small purchases, computer, printer and car repairs and have a set monthly payment. the fund i dont use i will pay back toward the loan in order to pay it off faster. i currently have 3 sources of income, if i lost one i would still be able to repay the loan. i have great credit and im never late on a payment. thanks
loan purpose?	i am a contractor with datastream for almost 5 years, i also have other sources of income. my monthly expenses are about 1500 this includes rent 1200, car ins 80, then food and misc. then i try to pay as much on my credit card around 750 a month. i owe almost 10,000 with the interest around 12% on one credit card. this is why i would like to get a loan and pay the credit card and make some small purchases, computer, printer and car repairs and have a set monthly payment. the fund i dont use i will pay back toward the loan in order to pay it off faster. i have great credit and im never late on a payment. thanks
Your request is for 20k, yet your revolving credit balance shows $0. Can you please explain this? Also, can you please provide the debt/credit cards that you have, the balances and the interest rates of those credit cards?	i am a contractor with datastream for almost 5 years, i also have other sources of income. my monthly expenses are about 1500 this includes rent 1200, car ins 80, then food and misc. then i try to pay as much on my credit card around 750 a month. i owe almost 10,000 with the interest around 12% on one credit card. this is why i would like to get a loan and pay the credit card and make some small purchases, computer, printer and car repairs and have a set monthly payment. the fund i dont use i will pay back toward the loan in order to pay it off faster. i have great credit and im never late on a payment. thanks
Thanks for the quick reply. Just a couple of follow up questions. When you say contractor, what type of work do you do? Programmer/Developer? Engineer? Does the $4583 gross income include all three sources of income? If not, what are the other sources of income and what is the monthly gross?	I am a consultant, i assist them with market research, tracking fuel prices. the 4500-4800 gross income includes two sources of income. the other source is a commision based pay that i receive every couple of months this amount can be between 1000-3000 a month. this is a new job i have doing data research for investors on foreclosures. thanks
Member_601498, What service do you provide to Datastream? You need $10k to get debt at a lower rate and $10k for computer, car repairs and other misc things? Also, you stated one cc has an interest rate of 12%. This loan is for ~12%. How would this make sense. Do you just need more cash or are you looking for lower rates?	I am a consultant, i assist them with market research, tracking fuel prices and have worked with them for 5 years. sorry i checked the credit card interest and its 15%. i would like a loan so i will have a set monthly payment. i need the cash for a few purchases. thanks
Question: you said "i owe almost 10,000 with the interest around 12% on one credit card. this is why i would like to get a loan and pay the credit card". I'm sure you realize your interest rate on this loan is 12.53%, so I'm wondering why you didn't request less money for these small purchases, and keep the credit card debt, as it has a lower interest rate. Thanks!	sorry i checked the credit card interest and its 15%. i would like a loan so i will have a set monthly payment. i need the cash for a few purchases

Member Payment Dependent Notes Series 475261

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475261	$7,000	$7,000	7.40%	1.00%	January 15, 2010	January 22, 2013	January 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475261. Member loan 475261 was requested on January 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,800 / month
Current employer:	Vision's in Color	Debt-to-income ratio:	21.96%
Length of employment:	10+ years	Location:	Burbank, CA

Home town:
Current & past employers:	Vision's in Color
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/08/10 > My sons student expenses.

A credit bureau reported the following information about this borrower member on January 8, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1979	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,545.00	Public Records On File:	0
Revolving Line Utilization:	10.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at Vision's in Color? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Vision's in Color is a motion picture light distribution company. I manage all employees and communicate with upper management. I do not plan to be laid off from my current work, because the company does very well. I am married to my wife and her income is 96,000 annually. I would have no issue paying back this loan, I can assure you.

Member Payment Dependent Notes Series 475281

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475281	$12,000	$12,000	14.61%	1.00%	January 19, 2010	January 22, 2013	January 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475281. Member loan 475281 was requested on January 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:		Debt-to-income ratio:	16.44%
Length of employment:	< 1 year	Location:	VALLEJO, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/08/10 > I am planning to take a few courses to obtain additional knowledge in my profession as to increase my salary this year. Currently, I spend approximately $2000 per month on living expenses. I am current on all of my accounts and will continue to do so as to not have any derogatory marks on my credit. Borrower added on 01/10/10 > Just to clarify I do have additional income about $1500 net per month that comes from my second job. This job is pure commission so I did not include it in my profile.

A credit bureau reported the following information about this borrower member on January 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$441.00	Public Records On File:	0
Revolving Line Utilization:	55.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Ref; $12,000 EDUCATION LOAN: (1) Source(s) $3,333 per month reported income is? (2) Additional education courses you are interested in completeing are? (BE SPECIFIC. )Member 505570 (RetiredUSMCInvestor) sends 01.09.2010 @6:03 AM ET	I was looking to take some courses in hopes of finishing my bachelor's degree in Business Management at the University of Phoenix as well as pay off some smaller bills and other obligations. I'm not looking solely to further my career goals with this loan. I gross $3, 333 monthly as a contractor. I also work for Nationwide, but that job is commission based so the income varies. With this loan I will be able to subsidize one of these incomes, which will allow me the time to complete my education. It is my hope that I will be able to secure more stable positioning in upper management within the Nationwide Insurance family once my degree is complete. I don't believe an education loan would allow me to do so.
Employer or source of income?	I am a contracted employee for Landmark Management Services, which is a property management company. I also work for Nationwide Insurance, but my income there varies as it is commission based.

Member Payment Dependent Notes Series 475297

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475297	$10,000	$10,000	8.94%	1.00%	January 15, 2010	January 22, 2013	January 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475297. Member loan 475297 was requested on January 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,333 / month
Current employer:	Pennsauken Twp	Debt-to-income ratio:	15.35%
Length of employment:	10+ years	Location:	Mount Laurel, NJ

Home town:
Current & past employers:	Pennsauken Twp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/08/10 > better interest rate

A credit bureau reported the following information about this borrower member on January 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,490.00	Public Records On File:	0
Revolving Line Utilization:	56.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is you occupation?	police officer.
What is the balance and rate of the cc debt you are trying to pay off? Thank you!	$8800.00 @ 17.99%

Member Payment Dependent Notes Series 475322

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475322	$10,000	$10,000	16.70%	1.00%	January 14, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475322. Member loan 475322 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	Boeing	Debt-to-income ratio:	6.89%
Length of employment:	10+ years	Location:	Madison, AL

Home town:
Current & past employers:	Boeing
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,285.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $10,000 Small Business loan. Lenders are provided loan application "thumbnails". Borrowers provide insufficient details about requested loans; thus lenders ask questions. My questions are: (1)-Position description (job title, role) @ Boeing is? (2)- Mortgage and vehicle payments (if vehicle payment applies) paid per month are $? If one or both does not apply answer for each individual item would be none. (3)-Credit Report reflects $23,285 revolving credit balance; CC payments paid per month are $? (Total CC payments PAID per month; NOT minimum payments DUE per month) (4)-"Small Business" Category: "Bricks and mortar" storefront? Internet only? Storefront and Internet? Start-up? Established? Products? Services? (5)-Will loan buy ads, equipment, inventory, rental property, website development or upgrade? Improve or renovate rental property? (6)-Loan intended to be short-term (usually repaid within <1 year) "Bridge Loan" to finance accounts payable or receivable, buy equipment or inventory, fund future payrolls or prepay operating expenses? (7)-Necessary that you provide DETAILS about your business and explain PURPOSES investors $ will be spent for your benefit, i.e., what to purchase, consolidate, refinance or eliminate?. Advance thanks for answers to ALL SEVEN questions. RetiredUSMCInvestor (Member 505570) sends Tuesday, 01.12.2010 @ 6:12 AM Eastern Time.	I have submitted your answers but I don't think you received them. I will resubmit below: 1) Manufacturing Engineer at Boeing for 20plus years. I have worked on various projects during my tenure and have experience in many areas of development. 2) Mortgage: $1,350. No vehicle pmts. - own outright. 3) My credit balance is all from business debt. Otherwise, I have not had personal credit card debt for years. I currently average 1200 or more per month on my CC debt. 4) Real Estate - rentals and SFR 5) Will help pay off my personal debt which is my business debt. The business debt is for start-up costs, coaching, minor repair costs 5) Will improve rental and SFR properties as well as business expenses 6) Intended to be short-term loan of under one year 7) Debt will eliminate much of business debt on personal credit and will help with business expenses. Thank you for your interest.
What do you do at Boeing, and is your position secure in this economic environment?	I am a manufacturing engineer working for Boeing for over 20 years. I have had ability to move to different projects so I am viable in many areas both on the military and commercial sides. I feel confident that I will be able to stay with the company, as confident as any person working in the aerospace business.

Member Payment Dependent Notes Series 475342

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475342	$14,400	$14,400	12.87%	1.00%	January 14, 2010	January 22, 2013	January 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475342. Member loan 475342 was requested on January 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Shorttimers Ltd	Debt-to-income ratio:	5.42%
Length of employment:	3 years	Location:	Las Vegas, NV

Home town:
Current & past employers:	Shorttimers Ltd
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/08/10 > I plan to pay off a high-interest credit card with this loan. Although I have never missed a payment or made a late payment, the credit card company recently decided to increase my interest rate to almost 30%.

A credit bureau reported the following information about this borrower member on January 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,738.00	Public Records On File:	0
Revolving Line Utilization:	73.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 475348

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475348	$16,000	$16,000	13.57%	1.00%	January 19, 2010	January 23, 2013	January 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475348. Member loan 475348 was requested on January 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,750 / month
Current employer:	GAVIAL ENG & MFG	Debt-to-income ratio:	14.37%
Length of employment:	5 years	Location:	SAN JOSE, CA

Home town:
Current & past employers:	GAVIAL ENG & MFG
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/10 > I like to get a loan to pay my credit card debts. I could do it by reducing my 401k contributions, but I rather don't do that.

A credit bureau reported the following information about this borrower member on January 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1987	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	31
Revolving Credit Balance:	$17,729.00	Public Records On File:	0
Revolving Line Utilization:	39.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Other than requesting this loan, what actions have you taken to reduce/control your debt? Thank you in advance.	I have reduced my spending.
what are your credit card balances and their interest rates? What do you do at your job?	I'm an Operations Manager. My credit card rates vary from 19.9 to 26.9%. The balances 1'M trying to pay with this loan are around $16,000.00
Please identify your cards, how much you owe on each, what the interest rate is on each , and how much you pay on each every month. What other monthly financial obligations do you have? Thank you.	Amex $4700.00, Discover $4400.00, Chase Visa $7500.00 interest rates are between 19.9 and 28%. I do pay around $450.00 combined. I pay two cars ($700.00) and Mortgage $1270.00
Please respond to the following: What are your responsibilities at Gavial? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above (31 months ago). Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Are you having your payments for this loan automatically withdrawn from your bank account or are you sending in a manual payment every month? Thank you and good luck with your loan	Operations Manager at GAVIAL. Sole ware earner. See previous email answer for credit cards and other payments, ,interaste rate, etc. No second Mortgage. Deliquency just probably forgot to send payment. I plan to have this automatically deducted from my account. Contigency to repay will be the use f my 401K ( About $75,000.00 saved)
I like that you are contributing to your 401k and would not like to sacrifice this. However, you do realize that historical stock market returns average about 9% (and these are by no means guaranteed). On the other hand, if you started paying down your debt you would be getting between 19-28% return GUARANTEED. Now perhaps you have a matching employer contribution that makes this worthwhile but seriously think about what the best use of your money is.	Contributions are pre tax and I can use all the deductions I can. But I will certainly look into that. Thank you.
You listed your mortgage (I assume this includes escrow) and car loans. What are your other monthly expenditures? How many dependents are you supporting?	Phone, Utilities, Food. I have no dependents at the moment.
Can you provide more details about your monthly expenditures? The more detailed you are, the more comfortable lenders will be with your application. You've already received all the "easy" contributions. The rest will need to come from people who are more skeptical and only loan money to people with whom they feel comfortable that they will be able to pay back the money.	Mortgage payment of $1280.00 a month, credit cards $500.00 an two car payments that amount $650.00 a month. Cars are my daugthers's. On top of that I have on top of that utilities(PG&E, WATER,ETC) $200.00. Car isurance is $2400.00 every six months but these are paid by my daughters. I have never defaulted on a loand or for that matter on any of my accounts. As I previously stated I can stop my 401K contributions to get the money I need and pay my credit cards faster. I have an good and stable job. Thank you

Member Payment Dependent Notes Series 475405

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475405	$3,500	$3,500	14.61%	1.00%	January 15, 2010	January 23, 2013	January 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475405. Member loan 475405 was requested on January 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,584 / month
Current employer:		Debt-to-income ratio:	5.24%
Length of employment:	< 1 year	Location:	Montgomery,, AL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/10 > This Loan will pay-off debt with the exception of Mortgage. Borrower added on 01/09/10 > All debt obligation except Home mortgage will be eliminated with this loan Borrower added on 01/09/10 > With the exception of home mortgage,all debts will be paid off. Borrower added on 01/09/10 > With the exception of home mortgage,all debts will be paid off.

A credit bureau reported the following information about this borrower member on January 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,418.00	Public Records On File:	0
Revolving Line Utilization:	28.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	Retirement from U.S.Government and Social Security
What is your source of income (employer) and how long have you had it? Thank you.	Retirement from U.S.Government and Social Security since 1996
Who is your current employer? How long have you worked there?	I am a retired Federal employee with 25years of service.
Are you employed? Where? How long?	I am a retiree of the Federal Government after 25yrs of service.
Your revolving credit balance is $1,418.00, but this loan is for $3,500. What will the extra money be used for?	To pay-off the total remaining installment and personal obligations.

Member Payment Dependent Notes Series 475456

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475456	$12,000	$12,000	12.18%	1.00%	January 15, 2010	January 23, 2013	January 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475456. Member loan 475456 was requested on January 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,417 / month
Current employer:	Fairfield Public Schools	Debt-to-income ratio:	12.93%
Length of employment:	6 years	Location:	NEWTOWN, CT

Home town:
Current & past employers:	Fairfield Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/10 > I plan to use my funds to consolidate credit card debt which is currently at a higher rate and fund college education for my 2 children. My job is extremely stable as I am a unionized teacher under contract with a public school system. My monthly budget is well in excess of the loan payments and I have approximately 1000.00 available monthly for unexpected expenses. I have been regularly making payments on a student loan for myself for the past several years without issue.

A credit bureau reported the following information about this borrower member on January 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1984	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	24
Revolving Credit Balance:	$12,822.00	Public Records On File:	0
Revolving Line Utilization:	73.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much of the 12K will you be using to pay down credit card debt, and how much is for education? Thank you in advance.	The payment amount for this loan equals the minimum payments on my credit cards. Therefore, I will pay off the credit cards. I will then use the money that I would have put towards paying down the credit card principal for monthly tuition payments for my daughter as well as saving for my son who enters college next year.
Why do you feel you should fund your children's college education? How old are they? How are the loan proceeds going to be split between credit card debt reduction and education funding?	My children are college aged. With tuition nearing 40K per year it is not possible for them to fund it themselves. You will see my response to the split between credit cards and education in a previous post. Thank you.
Please respond to the following: What portion of the $12,000 loan will go toward your revolving credit balance of $12,822, and what portion toward funding a college education for your children? How far through school will this portion take them? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above (24 months ago). Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Are you having your payments for this loan automatically withdrawn from your bank account or are you sending in a manual payment every month? Thank you and good luck with your loan	You will see my response to how I will use this loan in a previous post. I am not the sole wage earner. My income covers food, clothing, tuition for children's college, car payment and misc expenses. Our other income covers mortgage, insurance, utilities. There is one mortgage. In the event of job loss there is equity in our home to cover repayment. I will have the loan payments automatically withdrawn from my bank account. I cannot see the credit history that you are referencing. However, I am surmising it was from a period of time when I was working full time and taking classes full time to complete my masters degree. I have since discovered automatic payments through my bank and I rely on that service to pay bills in a timely manner.
Hello. Please explain the deliquency from 2 years ago.	You will see my repsonse to this question in a previous post. Thank you.

Member Payment Dependent Notes Series 475460

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475460	$10,000	$10,000	14.61%	1.00%	January 15, 2010	January 23, 2013	January 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475460. Member loan 475460 was requested on January 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	Airtran Airways	Debt-to-income ratio:	20.20%
Length of employment:	4 years	Location:	TEWKSBURY, MA

Home town:
Current & past employers:	Airtran Airways
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/10 > Thanks Borrower added on 01/10/10 > I plan to use the loan to pay off all my high intrest credit cards. I plan on taking every card out of my wallet so I won't be tempted to use any of them. I have been at my job for over 4 years and it's a very stable job which I get a pay check bi-weekly.

A credit bureau reported the following information about this borrower member on January 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	72
Revolving Credit Balance:	$10,172.00	Public Records On File:	0
Revolving Line Utilization:	59.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Other than requesting this loan, what actions have you taken to reduce your debt and/or control your finances? Please explain the delinquency about 72 months ago? Thank you in advance.	I have learned from my past mistakes of credit card abuse. This loan is my first step to helping me rid myself of debt. With have less montly payments I can use more money pay down this loan and also be able to save money. Honestly I don't remember the delinquency 72 months ago. I believe it was a magazine subscription that I never signed up for. Even after fighting with the company and sending me to a collecting agecy to pay what they said I owed them. I believe this is what the delinquency was.
You titled this "loan 1a". Is there/will there be a "loan 1b", or a "loan 2"?	No there will be no other loans! I was unoriginal and I don't know why I even called it that.
What are the balances/rates of the cc debt you are trying to pay off? Also, can you please, list your recurring monthly expenses? Thank you!	1,158(19.99%), 4,170.88(20.26%) 4,433.88(11.24%) I spend about $1,150 in reccurring expenses at this time.
What are your current interest rates and monthly payments on your credit cards?	I usually like to pay more then the min payment around $100 depending on the min payment. Min Payments $35(19.99%) $118(20.26%) $88.14(11.24%)
I understand why you want to consolidate your debt but why are you asking for so much? If you're paying 11.24% on one card, why are you consolidating that balance at Lending Club's higher rate?	Accually I knew what my debt was but I didn't realize until after I sent in the offer that one of my accounts was 11.24%. I will most likly use this loan to pay off the other credit cards and use the rest towards this loan. You make a great point as it makes no sense.

Member Payment Dependent Notes Series 475468

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475468	$9,200	$9,200	8.94%	1.00%	January 15, 2010	January 23, 2013	January 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475468. Member loan 475468 was requested on January 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Foley & Lardner	Debt-to-income ratio:	24.44%
Length of employment:	2 years	Location:	San Diego, CA

Home town:
Current & past employers:	Foley & Lardner
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/10 > With this loan I will be able to consolidate my debts and pay off my lending club loan as well, which I have not missed a payment. Please help me and in return earn a healthy return for you. Thank you.

A credit bureau reported the following information about this borrower member on December 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,274.00	Public Records On File:	0
Revolving Line Utilization:	20.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have an existing Lending Club loan? How long have you had it? Thank you in advance.	I have had the loan for over 6 months now. I have the opportunity to put all my revolving debt into this loan and a small 1.99% BT for 1 year from an existing credit card. Thank you for your question.
I gather that you work for a law firm. Can you please let us know what type of job you do and what type of job security you feel you have? Thanks!	I'm involved in the patent prosecution, maintaining a database of all dates for US and foreign matters. In terms of job security, my position is a requirement for our liability insurance, therefore I feel it is quite secure. Thank you.
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Are you having your payments for this loan automatically withdrawn from your bank account or are you sending in a manual payment every month? Thank you and good luck with your loan	Yes I am a sole wage earner. This loan will be a small part of my budget. Here are my monthly expenses: Monthly Net: 2700 (after 401k contributions, health, etc.) Rent - 565/mo Utilities - 60/mo Food/Groceries - +/- 250/mo Student Loan - 150/mo Entertainment - 200/mo Other - +/- 300/mo Credit Card Payments - 180/mo Total: 1705 My payments will be automatically withdrawn, didn't know there was a manual option. Thank you
Hello, Regarding your prior loan with LC, what is the amount and at what interest rate? Thanks	My previous loan was in the amount of 7000 at 9.63%, in which I've never been late.
What is the loan ID for your other LendingClub loan?	The previous loan number is 413720. Thank you

Member Payment Dependent Notes Series 475492

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475492	$12,000	$12,000	8.59%	1.00%	January 15, 2010	January 23, 2013	January 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475492. Member loan 475492 was requested on January 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,583 / month
Current employer:	State of Connecticut	Debt-to-income ratio:	7.54%
Length of employment:	3 years	Location:	MIDDLEBURY, CT

Home town:
Current & past employers:	State of Connecticut
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/10 > Debt Consolidation used originally to purchase timeshare. Good borrower with good credit.

A credit bureau reported the following information about this borrower member on January 9, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1987	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	73
Revolving Credit Balance:	$22,556.00	Public Records On File:	0
Revolving Line Utilization:	23.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 475497

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475497	$5,000	$5,000	15.31%	1.00%	January 19, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475497. Member loan 475497 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:		Debt-to-income ratio:	9.06%
Length of employment:	< 1 year	Location:	LOS ANGELES, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	25
Revolving Credit Balance:	$9,523.00	Public Records On File:	0
Revolving Line Utilization:	75.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I am a film/video editor and do contract work; currently I am between jobs, I will be starting with Apatow Productions first week of February.
what is this loan for?	It will be used in part to fund a short film project and also to pay off some medical bills.

Member Payment Dependent Notes Series 475524

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475524	$15,000	$15,000	8.94%	1.00%	January 19, 2010	January 23, 2013	January 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475524. Member loan 475524 was requested on January 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Giddins Claman LLP	Debt-to-income ratio:	6.00%
Length of employment:	3 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	Giddins Claman LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/10 > I've struggled with my debt for years and finally chose to get a debt consolidation loan to get rid of it and start saving to build up my equity and buy a home in the next 5 years. your funding of my loan will help me make my dream come true.

A credit bureau reported the following information about this borrower member on January 9, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,646.00	Public Records On File:	0
Revolving Line Utilization:	21.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on taking control of your dept. Your excellent credit score indicates that you have done a very good job so far! Lending Club gives us limited information from your application. Lenders like myself like to see as much detail as possible about the borrowers ability to repay loans that we individuals fund. Would you please answer a few questions? What dept do you currently carry? What are your current interest rates? What are your current monthly expenses? Is the income listed yours alone? Is there another source of income in your household? What is your current job description? Your income does not yet show as verified. Would you please e-mail support@lendingclub.com for instructions on income verification?	Thank you for your question. Basically, other than my standard living expenses (rent, utilities, etc.) this is my only other debt. The income listed is solely mine. I work in a real estate law firm as a paralegal. I've been a paralegal for over 10 years and have worked with my current employer for almost 4 - I started as a temp for one project and they asked me to stay on.
Congratulations on taking action to manage your debt. What other actions have you taken to accomplish this, other than requesting this loan?	thank you for your question: I've budgeted myself and paid down my debt by about 1/3 in 2009. I feel that a debt consolidation loan would assist me in paying it off quicker and more efficiently.
Member_601996, I'd like to help but have a couple questions that need to be answered first. Can you list your monthly expenses including all debt? What is your role at ? Can you list your work history? Can you list your debt and include the interest rates of each?	thank you for your question. my rent is $1057, transporation $89, utilities are just shy of $100, cable $130, renter's insurance $30, cell phone $70, charitable contributions $200, savings $75 - this pretty much covers it. other than food, cleaning, and minor expenses.
Member_601996, What is your role at Giddins Claman LLP? Can you list your work history?	I work as a paralegal - my responsibilities include preparing contracts, client relationships, review of title work and prepare files for closing - which includes a lot of attention to details and deadlines, and it keeps me abreast of the most recent market conditions. I keep the partner's schedule and calendar. This is a brief description of my work day.
Member_601996, Ok. I'm in. You seem to be on the right path. Good luck!	Thank you! What is our next step?
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the sole wage earner in my household with no other source of income. I have two cards that I would like to pay off. The first is just shy of $11,000 at an interest rate of about 8%. The second is about $3,500 at 9.9%. There are programs that would assist me in the case of (G-d forbid) a job loss.
Looks to me like your net interest rate is lower right now because of 8% on $11,000 loan. Why would you want to refinance??	I chose to get this loan in order to consolidate my 2 credit cards and have only one bill to pay each month.

Member Payment Dependent Notes Series 475527

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475527	$18,000	$18,000	11.83%	1.00%	January 19, 2010	January 23, 2013	January 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475527. Member loan 475527 was requested on January 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,750 / month
Current employer:	SciClone Pharmaceuticals	Debt-to-income ratio:	18.33%
Length of employment:	< 1 year	Location:	San Francisco, CA

Home town:
Current & past employers:	SciClone Pharmaceuticals
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/10 > Thank you for your consideration. Here's a bit more of my background for your reference: 2001 BA, Harvard College 2006 PhD, Vanderbilt University 2008 MD, Vanderbilt University 2008-09 (18mo) McKinsey & Co 2009-present SciClone Pharmaceuticals (Senior Director) Borrower added on 01/11/10 > Further detail for added clarity: ** My wife and I got married and honeymooned this summer. If you fund this loan, we will be able to consolidate those expenses (currently at high-interest on our credit cards), to a lower interest installment loan. Thanks for your consideration. Borrower added on 01/17/10 > Thanks to those who have invested in our loan. I wanted to add more detail on my current position. In brief, I am a physician-scientist committed to developing better approaches to preventing and treating cancer. After spending years helping to care for cancer patients and doing cancer research in an academic setting, I've moved to the industry to help develop better treatments. In my current role, I work with the senior leadership to develop better approaches to treating liver infection (hepatitis) and cancer. I hope this provides some helpful context, and thanks for your investment in our loan.

A credit bureau reported the following information about this borrower member on January 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,715.00	Public Records On File:	0
Revolving Line Utilization:	56.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at SciClone Pharmaceuticals? Since you have been there less than a year, please provide previous a little employment history? Thank you in advance.	Thanks for your question. Here's my background: 2001 BA, Harvard College 2006 PhD, Vanderbilt University 2008 MD, Vanderbilt University 2008-09 (18mo) McKinsey & Co 2009-present SciClone Pharmaceuticals (Senior Director)
Did you apply for a loan to pay for your wedding expenses?	Thanks for your question. The answer is no, I did not apply for a loan at the time of our wedding. Our income is strong and we are in a good place financially, though I would rather pay this off in an installment loan than on a credit card. I would also rather pay the interest to a person than to a credit card company. After finding out about Lending Club I thought it was worth a try. Thanks for your consideration!
Congratulations on getting married! I worked at McK myself for a couple of years (2001-03). And my wife and I recently moved to Nashville, where she'll be working at Vanderbilt. With these two connections, how could I not fund your loan? :) - Aaron	Thanks, Aaron. Appreciate your support and I hope you enjoy Nashville!
What are your monthly expenditures? Can you itemize your revolving credit debt, including interest rates and monthly payments?	The wedding/honeymoon debt we hope to consolidate with this loan is currently at 25%, with a minimum payment of $600. We also pay our mortgage ($2400) and student loan debt ($780) each month. Thanks for your question.
1. Is the income listed the combined income of you and your wife? 2. What debt other than your wedding do you have? Please list your credit debt and APRs, school loans, etc. 3. What are your monthly expenses? thank you and good luck.	Thanks for your question. This income is solely mine, as my wife is not working at this time. Our monthly expenses are roughly $12k. These include our mortgage ($2400) and minimum payments for students loans ($780/mo) and our credit card ($500). If this loan is funded, we will be able to transfer the expenses from our wedding/ honeymoon from our credit card ($18,000 at 25% APR) to installment payments. We do not have additional credit card debt and thus will be able to repay your investment in this loan. Thanks for your consideration.
So far, you have not provided any details about your monthly expenses. The more details you provide, the more comfortable potential lenders will be that you have control over your finances. It would also help if you can get Lending Club to reflect a verified income on your profile.	Thanks for your question. My monthly income is $16k and our monthly expenses are roughly $12k. This income is solely mine, as my wife is not working at this time. I am new to Lending Club but will call to see about income verification. Our main expenses include our mortgage ($2400) and minimum payments for students loans ($780) and our credit card ($500). Additional expenses, including car, food, taxes, 401k and charitable giving total roughly $8000 per month. If this loan is funded, we will be able to transfer our wedding/honeymoon expenses from our credit card ($18,000 at 25% APR) to installment payments. The payment on this loan would be similar to our credit card minimum payment. My wife may also transition from doing pro bono counseling to paid therapy this year, which would further guarantee our ability to repay your investment in our loan. Thanks for your consideration.

Member Payment Dependent Notes Series 475531

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475531	$6,000	$6,000	14.61%	1.00%	January 13, 2010	January 23, 2013	January 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475531. Member loan 475531 was requested on January 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	AT&T	Debt-to-income ratio:	12.95%
Length of employment:	10+ years	Location:	OFallon, MO

Home town:
Current & past employers:	AT&T
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/10 > I need to consolidate some of my credit cards. Borrower added on 01/09/10 > I want to make payments to my credit cards to bring balances either down or pay off all together.

A credit bureau reported the following information about this borrower member on January 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1979	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	41
Revolving Credit Balance:	$8,763.00	Public Records On File:	0
Revolving Line Utilization:	47.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Roughly how much do you charge on your credit cards during an average month? What actions have you taken to reduce/control your debt, other than requesting this loan? Thank you in advance.	I am paying on monthly and don't charge a certain amount monthly sometimes don't need to charge on it on a montly basis. Normally only time I use it is when I don't have the cash.
What was the delinquency 41 months ago?	I really can't answer that but if I was to guess I would say probably a credit card. In my defence I have been making a special effort to pay on time every month.
Please respond to the following: What are your responsibilities at AT&T? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am a service rep in customer care department. I am the sole bread winner in the house. I owe about on house and have car payment with several credit card balances. Been with AT&T for 30+ years
Can you give us some hard numbers on your monthly expenses and the balances/rates/min. payments on the cards? Also, contingency plan in case of a job loss? Thanks	morgage 1400 car 232.00 target 130.00 average min. (5,000) balance kohl 1,000 balance I also have some medical bills that I have to pay which I plan to pay off immediately. I am paying high interest rates. Hopefully this is what you want.

Member Payment Dependent Notes Series 475548

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475548	$2,500	$2,500	14.96%	1.00%	January 19, 2010	January 27, 2013	January 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475548. Member loan 475548 was requested on January 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	kinder morgan	Debt-to-income ratio:	11.21%
Length of employment:	2 years	Location:	SNYDER, TX

Home town:
Current & past employers:	kinder morgan
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 13, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,196.00	Public Records On File:	0
Revolving Line Utilization:	31.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 475549

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475549	$1,500	$1,500	14.61%	1.00%	January 14, 2010	January 23, 2013	January 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475549. Member loan 475549 was requested on January 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	bank of america	Debt-to-income ratio:	3.90%
Length of employment:	2 years	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	bank of america
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/10 > i just need this loan to keep paying my bills on time . until my wife start her new job next week ...i well pay back this loan as soon as possible. thank you !!! Borrower added on 01/09/10 > loan needed so i can keep paying my bills on time and that's very important to me ..iwell pay back ASAP , THANK YOU!!

A credit bureau reported the following information about this borrower member on January 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,775.00	Public Records On File:	0
Revolving Line Utilization:	92.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Can you please describe what you plan to use this loan for? Regards; Art	i well use part of this loan to pay my bills the other part i just needed as back up for emergency, im getting taxes back next month so i well be paying off my credit card, thank you !!
What is your position at Bank of America? Please provide a breakdown of your current monthly living expenses. Thanks.	im a personal banker
Please provide a breakdown of your current monthly living expenses. Thanks.	my rent is 911.00 i pay 600.00 my wife pay 311.00 bof a credit card min payment is 20.00 best buy credit card min payment 25.00 car ins is 50.61 cell phone 49.00 home phone 21.00 DWP 72.00 every two months
Your living expenses come to about $800 a month, which leaves about 2K "extra" each month Please explain the discrepancy?	that was only bills i have every month. i have other expences as food , gas and school for my daughter, my wife is not working now so im helping paying her bills temporarly, thank you for your question please feel free to ask more!
Thank you for your prompt reply. I am still trying to understand your situation. What will you be paying for with the $1500. from this loan?	since my wife lost her job , im trying to keep up with the bills i never messed a payment for the last 8 years , im using part of the 1500.00 to keep paying them on time until she start working , the other part well be just a back up funds. thank you !

Member Payment Dependent Notes Series 475565

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475565	$9,975	$9,975	11.48%	1.00%	January 19, 2010	January 24, 2013	January 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475565. Member loan 475565 was requested on January 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Turk's Restaurant	Debt-to-income ratio:	18.98%
Length of employment:	8 years	Location:	Carlsbad, CA

Home town:
Current & past employers:	Turk's Restaurant
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/10 > I will be using these funds for dental work. The total for all the work is going to be a little more than I am borrowing. I will pay the rest. I am an excellent client, and my credit is important. Borrower added on 01/12/10 > Also, please be reminded that this account will be on an auto-pay basis. With the money coming from my account automatically each month.

A credit bureau reported the following information about this borrower member on January 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,537.00	Public Records On File:	0
Revolving Line Utilization:	64.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at the restaurant? Are you the only wage earner in the family? If not, what is the total family income?	My position at the restaurant is Bartender. While I am on duty, I am also the Manager, as we do not have a acting manager. I am the only wage earner, yet I have no children, and have never been married. My total net income is over $50,000.00 per year. Please let me also say Thank you in advance.
Can you please briefly describe your position at Turk's Restaurant	Briefly, my position is Bartender. Although while I am on duty, I also am the acting Manager.
Is this dental work cosmetic or necessary?	It is both cosmetic and necessary. I have bone loss where there are some previous implants.

Member Payment Dependent Notes Series 475599

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475599	$4,800	$4,800	15.31%	1.00%	January 14, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475599. Member loan 475599 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,776 / month
Current employer:	Intel Corporation	Debt-to-income ratio:	24.39%
Length of employment:	4 years	Location:	CHANDLER, AZ

Home town:
Current & past employers:	Intel Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/10 > Credit Consolidation will be the primary use for this loan. I have a credit card that recently bumped their APR to over 20%.

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	32
Revolving Credit Balance:	$35,122.00	Public Records On File:	0
Revolving Line Utilization:	91.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What do you plan to use the loan for? Regards; Art	Credit Consolidation will be the primary use for this loan. I have a credit card that recently bumped their APR to over 20%.
Kindly tell us potential investors the purpose or purposes of your loan. From your profile it's impossible to tell. Thank you.	Credit Consolidation will be the primary use for this loan. I have a credit card that recently bumped their APR to over 20%.
"Other" doesn't tell us what you plan to spend the money on. You will have to convince investors that you have a plan in mind and that you will be able to repay.	Credit Consolidation will be the primary use for this loan. I have a credit card that recently bumped their APR to over 20%.

Member Payment Dependent Notes Series 475619

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475619	$2,000	$2,000	16.70%	1.00%	January 13, 2010	January 24, 2013	January 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475619. Member loan 475619 was requested on January 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$32,000 / month
Current employer:	Brandon Harley Davidson	Debt-to-income ratio:	1.77%
Length of employment:	4 years	Location:	RIVERVIEW, FL

Home town:
Current & past employers:	Brandon Harley Davidson
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,757.00	Public Records On File:	0
Revolving Line Utilization:	98.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
With 32000 monthly income, why do you want a 2000 loan?	The loan is for engine repairs for my automobile.
Thank you for your prompt response. Please list your current average monthly expenses (rent, transportation, utilities, phone, internet, insurance, etc.) Thank you in advance.	I currently pay: Auto:$140, Rent:$800, Utilities:$150, Insurance: $185, School loans:$350
This makes no sense. Are you sure you make 32 thousand dollars monthly income ? How much do you take home each month after taxes and other deductions?	I work off comission, some months are better than others. My average take home is $1800.
The monthly expenses you listed come to about 1625. If you add the payment for this loan (~71. ) it comes to ~1696 a month. If you take home 1800 a month, that leaves you with $104 a month for food, savings, emergencies. Is that enough? You also have >13K in revolving credit balance. It is not clear to me if the monthly payments on that is included in your list of expenses. Are they?	The montly payments for other exspenses are not included in what i estimated. I do have a girlfriend that lives with me that does not pay the rent, but does pay for those other exspenses such as food and ect. She makes average $1500 monthly as well with only a $300 car payment. I do have an additional income from a business i run, but it was just started last year and i have not filed taxes on that yet.
How much are you paying monthly on the revolving credit balance? Thank you in advance.	That is what i explained before. Auto loan is under a unsecured loan:$140, School loans are under my credit cards:$350
Thank you. What are the interest rates that you are paying on your credit cards? Have you received notices yet on your inactive cards, of the new fees that they are charging now called "inactivity fees" ? There are also other new fees being added to various credit cards - I don't have all the details, but you can find them in the notices that the credit card companies send to you. Since you are starting a business, that may put you in a better position to make the payments on this loan. When you have a business, there are things that you can deduct from your taxes - you can ask an account for information about that. It is fairly easy in FL to get your business incorporated, once you are ready to do that (info at sunbiz.org). What is the nature of the business?	My interest rates are about 19% on both. I have not recieved any notice on any fees. My business i run is an online retail goods for automobiles and also outdoor activity outfitters. www.destinationoutfitters.net

Member Payment Dependent Notes Series 475637

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475637	$10,000	$10,000	12.87%	1.00%	January 15, 2010	January 24, 2013	January 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475637. Member loan 475637 was requested on January 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,765 / month
Current employer:	Department of Justice	Debt-to-income ratio:	5.59%
Length of employment:	4 years	Location:	San Diego, CA

Home town:
Current & past employers:	Department of Justice
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	62
Revolving Credit Balance:	$4,547.00	Public Records On File:	0
Revolving Line Utilization:	68.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you moving locally or long distance? Will you have the same employer after you move? Thank you in advance.	I am moving from Washington, DC to San Diego, CA and will work for the same company/employer.
what do you do at your job? what does your Revolving Credit Balance of $4,547.00 consist of?	I am an analyst and the Revolving Credit Balance are a couple credit cards with low balances.
DOJ is not paying relocation?	My relocation is not a fully paid relocation.

Member Payment Dependent Notes Series 475648

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475648	$5,000	$5,000	12.18%	1.00%	January 14, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475648. Member loan 475648 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,214 / month
Current employer:	Wal-Mart	Debt-to-income ratio:	10.95%
Length of employment:	6 years	Location:	MARION, VA

Home town:
Current & past employers:	Wal-Mart
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/10 > I plan to use this loan to consolidate debts and buy new furniture. I have excellent credit because I have always paid my debts and paid them on time. I have paid off my car. I have paid off my Capital One credit card several times. I am $100 away from having my HSBC Retail Services account paid in full. I have held my job at Wal-Mart for almost seven years and my job is very stable. My monthly income before taxes is $1214. My monthly expenses equal $250. I will pay my loan on time and in full. Thanks for considering me.

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,753.00	Public Records On File:	0
Revolving Line Utilization:	51.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How is it that your monthly expenses are only $250 ? What do you do with the remaining ~ 800 each month? Thank you in advance.	I live with my fiance who takes care of all the household/utility expenses. He has a stable job at Gatorade. My income is extra. I want this loan to combine all of our extra expenses into one monthly payment. Thank you for your question.
Can you please describe in detail the debts you want to consolidate?	I wish to consolidate my one credit card, a chiropractor bill, and the rest will be used for new furniture. I want one monthly payment instead of several little ones. I have only one more payment of $100 on my HSBC Retails Services account so I will not be consolidating that into this loan. Thank you for your question.

Member Payment Dependent Notes Series 475662

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475662	$12,000	$12,000	16.00%	1.00%	January 19, 2010	January 24, 2013	January 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475662. Member loan 475662 was requested on January 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,333 / month
Current employer:	DISD	Debt-to-income ratio:	12.13%
Length of employment:	3 years	Location:	Dallas, TX

Home town:
Current & past employers:	DISD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/10 > Thanks for the loan.

A credit bureau reported the following information about this borrower member on January 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	26	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,593.00	Public Records On File:	0
Revolving Line Utilization:	33.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $12,000 Debt Consolidation loan. Lenders provided highly condensed loan applications, i.e., "thumbnails". Borrowers usually do not provide sufficient narrative about their requested loans; consequently lenders must ask questions to LEARN. My questions are: (1)-Employer "DISD" too non-descriptive. What exactly is "DISD"? (2)-Position (job) description @ DISD is? (3)-Vehicle payments (if vehicle payment applies) paid per month are $? If does not apply answer would be none. (4)-Credit Report reflects $12,593 revolving credit balance; CC payments paid per month are $? (Total CC payments PAID per month; NOT CC minimum payments DUE per month.) Advance thanks for answers to ALL FOUR questions. RetiredUSMCInvestor (Member 505570) sends Monday, 01.11.2010 @ 6:40 AM Eastern Time.	Dallas Independent School District, Teacher Asst, No vehicle payments The credit report is right I owe about 12,000 in debt that's what I need the money for to pay everything off and make just one payments. I pay about 100.00 dls on each credit card
What is your position at DISD?	Teacher Assistant.
Please list your monthly expenses, as well as the current credit cards payments you're making.	like 400.00dls in bills such as light, water, gas, phone and cell. credit cards like 600.00 dls and food 350.00 dls monthly
What about monthly cost of housing, auto, gas & insurance?	House is free my husband pays it and no vehicle and gas that i pay someone to take me to work is about 150 dls monthly and no insurance
You seem to have 26 Open Credit Lines. Dont you think it is one too many? Do you have any plans to reduce the number of credit cards or stop using them? Have you taken any steps to change credit usage?	Yes, I just pulled up my credit report the one's on a zero balance I will call this weekend if time permits to close the accts the others once if i get the loan will be closed once paid off. I will keep one with a low maximum for emergencies.

Member Payment Dependent Notes Series 475718

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475718	$6,000	$6,000	11.83%	1.00%	January 13, 2010	January 24, 2013	January 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475718. Member loan 475718 was requested on January 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	City of Simi Valley	Debt-to-income ratio:	20.63%
Length of employment:	5 years	Location:	Simi Valley, CA

Home town:
Current & past employers:	City of Simi Valley
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/10 > I will be using $5000 from this loan to pay off credit card balances with an average interest rate of 18.80% percent and will put the remaining $1000 in an emergency savings account. This will simplify my bill paying and by increasing my credit score due to lowering the utilization on these credit cards so hopefully I will be able to refinance my car loan in the spring.

A credit bureau reported the following information about this borrower member on January 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,931.00	Public Records On File:	0
Revolving Line Utilization:	46.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you changed your credit card spending habits, given the ever-increasing credit card rates/fees ?	Yes. "Can I afford this?" used to mean "Is my credit limit big enough so I can buy this?" Now "Can I afford this?" means "can I afford to have this debt hanging over me?" and "do I have enough cash for this plus cash left over?"
To understand how this will fit into your budget, can you provide info on (1) the currently monthly payments (piad not min) of debt you are consolidating and (2) your other monthly costs including rent, car and student loans (if applicable)?	(1) I average paying $200 TO $400 a month towards my credit card debt (2) Monthly expenses: Rent & utilities $675 Student Loan $110 Car Payment $326 Car Insurance $70 Tax witholding, medicare / disability insr. etc. $200 Phone / cell / dsl $50 Entertainment $100 Household / food / Miscellaneous $300 Savings $200 Medical $150
what do you do at your job?	I work in a clerical position slightly above entry-level and ironically, my job is more secure than those at the managerial level because my pay is lower. We received a 2% pay cut last year - I believe that by reducing credit card interest rates, building an emergency fund, and refinancing my car in the spring will best prepare me to weather any additional possible pay cuts which I am anticipating to be 2% to 4% beginning in July.

Member Payment Dependent Notes Series 475751

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475751	$24,250	$24,250	11.48%	1.00%	January 19, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475751. Member loan 475751 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,417 / month
Current employer:	Fidelity National Financial	Debt-to-income ratio:	10.41%
Length of employment:	1 year	Location:	JACKSONVILLE, FL

Home town:
Current & past employers:	Fidelity National Financial
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/10 > This loan is for in-house counsel of a major insurance Company, seeking to consolidate costs after relocating for a major promotion.

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,474.00	Public Records On File:	0
Revolving Line Utilization:	21.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the amounts and APR's of the debts that you plan on consolidating? What debts are not included in the consolidation?	The purpose of the loan is to pay the commissions on a house that I am selling in Kentucky and to pay a $8,000 deficiency in the sale price of the property. So I am "consolidating" the amount of my mortgage that will not be paid through the sale, along with the realtor's fees.
Thank you for your prompt response. Am I understanding correctly that your KY home was under water? What debts do you have that other than the 8K, that you will be paying off with this loan ? What debts do you have that will not be paid off with this loan? Thank you in advance.	I have one credit card, a student loan, and a car that will not be paid off with the loan. My home in Kentucky is underwater by about $8,000, so after moving to Florida for work and obtaining a strong offer to purchase the house, my best bet is to sell it, payoff the deficiency and commissions through this loan, and then move forward. Apart from the home, I will not be paying off any other debts with this loan.
Your loan request is for 24,250. You are paying 8000 when you close on the KY home. That leaves ~16250 from this loan unaccounted for. Please explain the discrepancy?	I also have to pay the 7% realtor commissions, which will be between $14,000 and $15,000. Once you add in another $1,500 for taxes, warranty, closing costs, and other closing fees, I will either be a little higher than or right at the amount requested.
Do you have a closing date yet? Do you have a preliminary HUD statement yet? What is the amount of debt that you will not be paying off with this loan, and what are the monthly payments on that debt? What/how much are your monthly living expenses? (rent/util/etc) Thank you in advance for your answers.	My closing date is January 29th. I do not have a preliminary HUD yet. I will not be paying off the following debts: Car - $8,000 balance est. - $300 per month Student Loans - $30,000 balance - $203 per month Credit Card - $10,000 est - $500 per month (higher than min.) My monthly living expenses include the following: Rent - $1050 Utilities - $300 Childcare - $450 Auto - $300 Maintenance - $300 Insurance - $125 Of course, I also spend reasonable sums on the other basic necessities, such as food, etc. My current mortgage payment is $1,600 on the house in Louisville. I will be using the funds that I was paying to the holder of my mortgage to repay this personal loan.
Thank you for your detailed answers. The details helps me (and other investors) have confidence in our investments. I am sorry to hear about the underwater situation, and glad that you have a recovery plan. Good luck in your new home in sunny Florida.	Thank you. If you have any additional questions, please let me know.
Member_602423, I'd like to help but have a couple questions that need to be answered first. What is your role at Fidelity National Financial? Can you list your work history? Can you have your income verified?	I am in-house counsel at Fidelity. I am happy to verify my income, but I am not sure what steps to take to do so on this system. Before I came to Fidelity 7 months ago, I had been Stites & Harbison, which is a law firm in Louisville, Kentucky, for 6 1/2 years.
$800 per month is a significant obligation. How are you going to be able to accommodate it in your budget?	When I sell my house, I am paying off a $1,600 expense, plus the other bills that come along with maintaining a house in another state. I do not anticipate having any problems making the $800 payment.
maybe too late but have you looked into a short sale? My wife had to do that on her condo, sold her place for $50k less than mortgage but was able to get short sale approved and owe nothing on the sale. the place was on the market for over a year and we had to demonstrate financial duress but it saved us from going under.	I spoke with my lender about that issue, and I make too much money for a short sale. Thank you for the recommendation, though.

Member Payment Dependent Notes Series 475784

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475784	$15,000	$15,000	12.18%	1.00%	January 19, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475784. Member loan 475784 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,783 / month
Current employer:	General Casualty Insurance	Debt-to-income ratio:	1.50%
Length of employment:	4 years	Location:	DE FOREST, WI

Home town:
Current & past employers:	General Casualty Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/10 > I plan to use the funds to consolidate my debt. I will use the money for this purpose only. My goal is homeownership and would like to consolidate and pay off my debt to achieve this goal. I am a good borrower because I pay my debts timely and I have a stable job which provides me adequate income to pay this loan off.

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,516.00	Public Records On File:	0
Revolving Line Utilization:	84.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is your income 45k a year or month?	My income is $45,400 per year. I'm not sure why it's showing up as $45,400 per month, however it is in deed $45,400 per year.
With $45,400 / month income, why would you want this loan?	My income is $45,400 per year. I'm not sure why it's showing up as $45,400 per month, however it is in deed $45,400 per year.

Member Payment Dependent Notes Series 475806

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475806	$6,500	$6,500	14.61%	1.00%	January 13, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475806. Member loan 475806 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,417 / month
Current employer:	Carey International	Debt-to-income ratio:	5.49%
Length of employment:	10+ years	Location:	THURMONT, MD

Home town:
Current & past employers:	Carey International
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/10 > This is to Consolidate some CCs and pay for some uninsured dental work. Borrower added on 01/11/10 > I always pay my Bills ontime and had an unexpected tax bill and dental bills this christmas. I have never been late for a payment. Borrower added on 01/11/10 > I am always ontime with my payments and appreciate any consideration, I have long tenure with my employer. I had an unexpected Tax bill and some uninsired dental work this christmas. Borrower added on 01/12/10 > Just an extra note to potential lenders, I am easily able to manage this payment, my DTI is low, I am tired of paying Chase (who took over Wamu) three times the minimum every month only to see my balance dropping slowly. I also was not expecting to have to have Dental surgery in December, a massive 3000 dollars worth. I pay every bill I have ontime and am not in any form of struggle. I simply want to close the Wamu (Chase) account and pay my endodontist off. A tax error discovered in september diminished my savings. Thankyou for any consideration.

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,940.00	Public Records On File:	0
Revolving Line Utilization:	80.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position? Please contact Lending Club to verify income.	Hi, Thankyou for your question, I am an IT Operations manager, I am responsible for 9 technical staff, I have been with my company for many years. My department runs very well and I love my job very much. Kind Regards.
Please list the debts, balances, and APR's for the debts you are consolidating. Thank you in advance.	Hi, Thankyou for your question, I am consolidating my Chase (Formerly Wamu) Card, the Balance is $3200, In addition to this I have a large dental bill for uninsured (I maxed my deductable earlier this year) That bill was nearly $3800 dollars and has a balance right now of $3000.

Member Payment Dependent Notes Series 475807

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475807	$5,000	$5,000	7.74%	1.00%	January 13, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475807. Member loan 475807 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	BR Instrument Corp	Debt-to-income ratio:	2.11%
Length of employment:	9 years	Location:	easton, MD

Home town:
Current & past employers:	BR Instrument Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/10 > I am looking to get a car for my Wife. She wants an XJ8 and I cannot get a conventional car loan as it is over 6 yrs old. I have excellent credit but need 5K cash to add to my cash to make this deal. Car lists for $11500 1 Owner with FSH from Jag Dealer.

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,663.00	Public Records On File:	0
Revolving Line Utilization:	22.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. How stable is your job over the next three years? Does your wife also make an income? Are you currently paying off your credit card bills every month? Your answers to these questions are much appreciated. Best regards.	Hi WWII Veteran. My job has been very stable I first started with the company as Machinist supervisor and after moving to another job for 2 years I was asked to return to help run production and take on the position of design engineer I have been back with the company now for 4 years and as a company we are continually building on our reputation. We design and build custom distillation equipment. WWW.brinstrument.com. My wife has a masters in Art therapy and is currently in schooling to gain her MD license. My credit cards are used for everything and we do occasionally carry a balance but we normally pay 1-2k each month. My last car loan was from eloan for 8k and this was for 3 years also and the last payment was made in 6/09. I currently have a balance saved up of 5k to pay for this car but I would like to borrow the remainder to cover title tax etc. Hope this helps. Please feel free to ask anything else.
Please respond to the following: So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. In the case of a job loss, what is your contingency plan to repay this loan? Are you having your payments for this loan automatically withdrawn from your bank account or are you sending in a manual payment every month? Thank you and good luck with your loan	Without going into too much detail of my personal life. We live in a home owned by the family and pay a minimal rent of 700 .I have a safety net in our account to help with emergencies that I have only dipped into twice in the last 5 years. My bank of 13 yrs will loan me the money today but they have a fixed 12% and my eloan was for 6.9 so I knew I could do better. Most of our recurring bills are on auto pay as will be this loan. I currently have no other loans

Member Payment Dependent Notes Series 475809

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475809	$9,000	$9,000	12.87%	1.00%	January 19, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475809. Member loan 475809 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,167 / month
Current employer:		Debt-to-income ratio:	8.49%
Length of employment:	< 1 year	Location:	Costa Mesa, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/10 > 6 years non-delinquent. No mortgage, no kids, low monthly budget.

A credit bureau reported the following information about this borrower member on January 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	72
Revolving Credit Balance:	$8,644.00	Public Records On File:	0
Revolving Line Utilization:	80.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	Integrity Futures Group Branch Manager/Futures and Options Broker
what do you need this loan for?	I'm using this money to pay off tax debt. Since I'm self-employed there is a bigger tax burden come April. Great question, thanks!
Please go ahead and verify your income with Lending Club.	The verification process was completed today.
Please tell us a bit more about your business? What type of commodities are you trading in and how long have you been trading?	We trade a diverse portfolio of commodities such as gold, crude oil, currencies and grains. I've been in the commodities industry for over ten years.
What are your monthly expenditures?	My monthly expenditures total $2,400.

Member Payment Dependent Notes Series 475820

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475820	$11,700	$11,700	8.59%	1.00%	January 15, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475820. Member loan 475820 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Fifth Third Bank	Debt-to-income ratio:	8.03%
Length of employment:	7 years	Location:	Cincinnati, OH

Home town:
Current & past employers:	Fifth Third Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/10 > This loan is to payoff a zero percent loan that was acquired to purchase new windows for my home. I want to term out the loan and have it paid off within a certain time frame.

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,917.00	Public Records On File:	0
Revolving Line Utilization:	22.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
At zero percent wouldn't you be better off making monthly payments to this loan and save the 8.59% interest? Thanks	The zero percent is over and I will have to pay the interest from day one if I do not get this refinanced.
Please respond to the following: What are your responsibilities at Fifth Third Bank? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Are you having your payments for this loan automatically withdrawn from your bank account or are you sending in a manual payment every month? Thank you and good luck with your loan	I manage a financial center and sell investments. I am the sole wage earner in my household - $85,000 annually plus bonus and commission - last 3 years have been betweeen $107K and $125K. Monthly bills are as follows - $1500 mortgage payment, $160 student loan, $115 for cable and $90 for cell phone. Utilities typically run between $100 and $300. Car is paid in full and other expenses could run between $500 and $1000. The current debt was to purchase windows for my home on a zero percent deal for a year. I have used my cash flow to fix the house and now this is the last piece that I am paying off. The house has been completely redone. There is no second mortgage. Payments will be auto deducted. Contigency plan to pay off the loan would be liquidating investments.
Member_602537, I'd like to help but have a couple questions first. How much of your debt is the windows? Debt is ~ 16k and loan is for ~12k. Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list your investments along w/ balances? The answers will definitely help allow lenders to lend.	The debt for the windows is $11,719 - the other revolving debt is a credit card I pay off each month. Individual brokerage account has a little over $10K - don't want to liquidate due to market conditions. Current retirement assets of $72K - checking account typically holds 2-3K.
Hi there, I'm interested in funding your loan but have some questions before I do. $11k seems like a lot to pay for window replacement. Was something else also part of this loan and if so what? Thanks in advance for your answers.	The $11,719 was for all new windows, new back door to deck (9 foot door - all glass) and build up for window in master bedroom (used to be a sliding glass door to deck that used to be there) There is no other debt to be consolidated.

Member Payment Dependent Notes Series 475832

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475832	$5,000	$5,000	15.31%	1.00%	January 14, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475832. Member loan 475832 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	COMBINED COMPUTER RESOURCES	Debt-to-income ratio:	22.57%
Length of employment:	3 years	Location:	OLD BRIDGE, NJ

Home town:
Current & past employers:	COMBINED COMPUTER RESOURCES
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/10 > I love lending tree, I used one loan to pay off my vehicle, and would like to use this loan to lower credit card rates. Thank you. Please email me with any questions.

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	43
Revolving Credit Balance:	$4,533.00	Public Records On File:	0
Revolving Line Utilization:	76.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Did you have a loan with Lending Club previously?	Yes, I used it to pay off my auto loan.
Who or what is Lending Tree?	Lending Tree is the company that outsourced me to Lending Club.
Why do you say you love Lending Tree when this is Lending club? If you had a loan here before, why didn't you initially put a description?	Lending Tree is the company that sent me to Lending Club. What do you mean why didn't I initally put a description? I did, I said this load was to consolidate and lower my interest rate on my credit cards.

Member Payment Dependent Notes Series 475868

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475868	$2,850	$2,850	11.83%	1.00%	January 14, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475868. Member loan 475868 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	Benihana	Debt-to-income ratio:	24.70%
Length of employment:	5 years	Location:	Miami, FL

Home town:
Current & past employers:	Benihana
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/10 > This will help me finally get out of debt. Thank you

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,184.00	Public Records On File:	0
Revolving Line Utilization:	38.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the current debt and current interest rate's for the debt you wish to consolidate?	It's about 2,000 and at 16%
what are your current debts and interest rates?	My debt is about 2,000 at about 16%

Member Payment Dependent Notes Series 475874

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475874	$5,000	$5,000	11.14%	1.00%	January 19, 2010	January 26, 2013	January 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475874. Member loan 475874 was requested on January 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	city of north myrtle beach	Debt-to-income ratio:	13.75%
Length of employment:	5 years	Location:	MYRTLE BEACH, SC

Home town:
Current & past employers:	city of north myrtle beach
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/10 > I want to purchase an engagement ring. I have a good history of paying my debts on time. I have a stable career. Borrower added on 01/12/10 > I plan on purchasing an engagement ring. I have a good history of paying my debts on time and will continue to do so. I have been with my employer for almost five years and have no reason to believe that i will not stay with my employer for the forseeable future.

A credit bureau reported the following information about this borrower member on January 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	43
Revolving Credit Balance:	$8,851.00	Public Records On File:	0
Revolving Line Utilization:	21.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much do you intend to spend on the wedding, and will you need to borrow more for the wedding?	We intend to have a small wedding, mostly just family and our parents are going to help us with the cost of the wedding. I do not intend on borrowing any additional money for the wedding. Thanks for your question.

Member Payment Dependent Notes Series 475892

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475892	$5,000	$5,000	11.83%	1.00%	January 14, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475892. Member loan 475892 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Marshalls Cleaners	Debt-to-income ratio:	8.92%
Length of employment:	8 years	Location:	seattle, WA

Home town:
Current & past employers:	Marshalls Cleaners
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/10 > Had to relist this loan due to inaccurate credit report. I want to remodel my kitchen to suit my needs better. I am planning on completing most of the work myself. I have great job security, as I work for my family business. I have never been delinquent on a payment. Thank You

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,990.00	Public Records On File:	0
Revolving Line Utilization:	34.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 475900

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475900	$3,000	$3,000	11.83%	1.00%	January 14, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475900. Member loan 475900 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,875 / month
Current employer:	EMC Corporation	Debt-to-income ratio:	20.94%
Length of employment:	3 years	Location:	Milford, MA

Home town:
Current & past employers:	EMC Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/10 > My father needs help with down payment for a house until mid Feb (Tax Returns)

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	30
Revolving Credit Balance:	$5,626.00	Public Records On File:	0
Revolving Line Utilization:	30.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 475957

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475957	$12,800	$12,800	14.96%	1.00%	January 15, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475957. Member loan 475957 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,936 / month
Current employer:	Signal Hill Petroleum	Debt-to-income ratio:	9.37%
Length of employment:	9 years	Location:	Cypress, CA

Home town:
Current & past employers:	Signal Hill Petroleum
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/10 > My number one personal goal continues to be building my credit into "A" status and eventually purchasing a home. My background includes a BA degree in Geology and an AA degree in business. I have been at very stable job since 2001 as a production analyst for an oil company and have been told I have extremely strong job security. With this loan, I will be lowering my monthly payments and will have a definite payoff date of within three years of all my debt. Even though one of the loans will be transferred to a higher interest rate, my monthly payment will be so much lower that it will allow me to pay more toward paying off my debt faster. Monthly Net Income: $3935 Monthly Expenses: $2794 Expense Detail: $ 219.00 credit card minimum payments $ 175.00 401K loan $ 436.00 car payment $1600.00 housing $ 364.00 phone, electricity, insurance, cable, gym $2794.00 Debts to pay with loan: Credit Cards $1513 $219 29.99% 401K Loan $2450 $175 8.97% Car Loan $8759 $436 19.25% Totals: $12722 $830 I can assure you I will make payments to you on time each month as promised. If you have any questions, please do not hesitate to contact me. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	43
Revolving Credit Balance:	$1,142.00	Public Records On File:	0
Revolving Line Utilization:	11.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations to you. All borrowers requested loan applications should be presented in detail and impressively articulated like your loan application. Lenders instead routinely receive garbage that only clairevoyant mind-readers could intelligently decipher. I'll be investing to help fund your loan. Member 505570 (RetiredUSMCInvestor) sends 01.12.2010 @ 05:42 AM ET.	Thank you very much for your kind words and your trust to invest in my future.
Agreed on the appreciation for the great information. If you could also respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? Please explain the delinquency that appears on your Credit History above (43 months ago). In the unlikely case of a job loss, what is your contingency plan to repay this loan? Are you having your payments for this loan automatically withdrawn from your bank account or are you sending in a manual payment every month? Thank you and good luck with your loan	I had been the sole wage earner for a one-person household until this month. I now have a roommate who will begin paying one half of the $1600/month rent payment + one half of utilities each month as of February 1. Combined income for both of us would be $130,000, but he will not be responsible for my LendingClub loan in any way. I had one late payment on a credit card 43 months ago. It was an oversight--completely my fault. I probably should have requested a good will removal of that late report. I now track all expenses and income on a spreadsheet so that nothing is ever late. I do have a considerable 401K balance, so if I lost my job, I would take care of ALL debts before rolling over the remainder. My payments will be automatically deducted from my checking account. If you have any other questions, please let me know. Thank you for your interest, and I hope you will take a chance on this loan.
Yes, thanks for your complete application. Makes things easy for us.	Thanks, Papa-T. It's nice to know I did this thing right! Just wish I'd known a little more about how the formatting worked, and it would have been a little easier for everyone to read.

Member Payment Dependent Notes Series 475958

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475958	$15,000	$15,000	11.83%	1.00%	January 15, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475958. Member loan 475958 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,083 / month
Current employer:	US CUSTOMS AND BORDER PROTECTION	Debt-to-income ratio:	19.25%
Length of employment:	6 years	Location:	orlando, FL

Home town:
Current & past employers:	US CUSTOMS AND BORDER PROTECTION
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$48,262.00	Public Records On File:	0
Revolving Line Utilization:	73.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 475969

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475969	$3,500	$3,500	13.57%	1.00%	January 15, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475969. Member loan 475969 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Colorado Home Funding	Debt-to-income ratio:	15.06%
Length of employment:	< 1 year	Location:	Denver, CO

Home town:
Current & past employers:	Colorado Home Funding
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/10 > I actually only need $3500 - I emailed LendingClub to correct this. I have two retail credit cards that were opened with an initial 0% interest rate for the first year. They are both adjusting in March, and will assess back interest for the amount that I have already paid, adding hundreds of dollars of interest onto my balance. I have never missed a credit card payment, and have a good deal of savings in the form of investments, CDs, and a money market account. I do not want to pay off these accounts with my savings, because I plan to buy a home in October with my fiancee. Thanks, and please let me know if you have questions! Borrower added on 01/11/10 > I only need $3500 - I emailed LendingClub to correct this. I am taking this loan out to consolidate two retail credit cards that are adjusting from 0% to 20%+ plus in March. These accounts are also assessing back interest for the principal I have already paid down. I have never missed a credit card payment, and I over $15k in assets. I do not want to dip into my savings to pay off this balance because I am buying a home this fall with my fiancee. Also, my revolving credit amount looks weird - that is because my car is on a credit card ($12,000.00 at 3.9% -can't beat that!). Feel free to ask any questions, and thank you!

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	48	Months Since Last Delinquency:	23
Revolving Credit Balance:	$24,235.00	Public Records On File:	0
Revolving Line Utilization:	38.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 475971

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475971	$10,000	$10,000	8.94%	1.00%	January 19, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475971. Member loan 475971 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$13,333 / month
Current employer:	Cahill Gordon & Reindel LLP	Debt-to-income ratio:	4.04%
Length of employment:	< 1 year	Location:	BROOKLYN, NY

Home town:
Current & past employers:	Cahill Gordon & Reindel LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/10 > Thank you all for your questions, and please forgive my delay in answering them. Below is a summary answer to most of your questions, but if you have others, please ask. I am starting as an attorney at a large, New York law firm. I have chosen a place to rent in Brooklyn, but I was unaware of the exorbitant expenses and fees (on top of mere rent) associated with getting a place in this city. If I had one or two pay checks before I had to move, then I would not be in this position. But, alas, the Catch-22: cannot start work in a new city without a place to live, and cannot afford a place to live without working. So a personal loan is my best stopgap measure. My monthly expenses are estimated as follows: - Rent/utilities: $2,500/month - Student loan payment: $600/month - Other bills: $200/month As you can see, my combined total expenses of about $3,300 are far less than my monthly income of $13,000. I anticipate having no trouble repaying this loan. Since this loan is actually being offered at a slightly lower rate than my student loans are currently, I would imagine that it would be in my interest to worry about paying down my student debt first. That is, I do not intend to prepay this loan in the very near future. Thank you all for your consideration.

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,621.00	Public Records On File:	0
Revolving Line Utilization:	5.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Member_602772, I'd like to help but have a couple questions that need to be answered first. Can you list your monthly expenses including all debt? What is your role at Cahill Gordon & Reindel LLP? Can you list your work history? Can you list your debt and include the interest rates of each?	Thank you all for your questions, and please forgive my delay in answering them. Below is a summary answer to most of your questions, but if you have others, please ask. I am starting as an attorney at a large, New York law firm. I have chosen a place to rent in Brooklyn, but I was unaware of the exorbitant expenses and fees (on top of mere rent) associated with getting a place in this city. If I had one or two pay checks before I had to move, then I would not be in this position. But, alas, the Catch-22: cannot start work in a new city without a place to live, and cannot afford a place to live without working. So a personal loan is my best stopgap measure. My monthly expenses are estimated as follows: - Rent/utilities: $2,500/month - Student loan payment: $600/month - Other bills: $200/month As you can see, my combined total expenses of about $3,300 are far less than my monthly income of $13,000. I anticipate having no trouble repaying this loan. Since this loan is actually being offered at a slightly lower rate than my student loans are currently, I would imagine that it would be in my interest to worry about paying down my student debt first. That is, I do not intend to prepay this loan in the very near future. Thank you all for your consideration.
Can you explain what the loan is specifically for? Transparency will allow lenders to lend.	Please see above.
Please explain the reason for the loan. Thanks.	Please see above. Thanks.
Please provide some details regarding what this loan will be used for and if you plan on paying it back earlier than three years. You have been at your current job for less than one year. Please provide previous employment history. Thank you.	Please see above. Thanks.
please list your purpose of the loan in addition to your monthly expenses?	Please see above. Thanks.
Purpose of loan?	Please see above. Thanks.

Member Payment Dependent Notes Series 475991

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475991	$10,000	$10,000	11.14%	1.00%	January 15, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475991. Member loan 475991 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	OMD	Debt-to-income ratio:	4.68%
Length of employment:	5 years	Location:	NEW YORK, NY

Home town:
Current & past employers:	OMD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/10 > I am a 28-year old Advertising Professional residing in New York City. I've accumulated about $10,000 of debt in the past several years, some of which originated from college and some of which was necessary to make a living in this expensive city. I would like to pay off my credit cards as soon as possible and clear all debts before I am 30. It's a major milestone for me, but I am confident that once my debts are paid, I can start saving for a home. While I have this debt, I am very responsible, have been making more than my monthly minimum payments on all credit cards, pay my rent on time every month, etc. It's just this lingering credit card debt with high APRs that adds stress. I would pay more than the monthly payments listed by lendingclub. I appreciate your time and consideration. Thanks so much. Borrower added on 01/11/10 > I'm a 28 year old Advertising professional residing in NYC. I've set a major goal of clearing all debts before I'm 30. Currently, I have approximately $10,000 in credit card debt, some of which originated from college and most of which stemmed from making a living in NYC when I first began my career. I am very responsible in terms of ensuring all monthly bills are paid in a timely manner including rent, credit cards, etc. My monthly budget after all living expenses is approximately $2,500, so I'm in good shape to pay more than the minimum monthly payments estimated by lendingclub. As far as employment, I have excellent job stability and this can be confirmed by my employer if necessary. I greatly appreciate your time and consideration, and hope to develop a mutually beneficial financial relationship. Thanks again.

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,422.00	Public Records On File:	0
Revolving Line Utilization:	56.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you stopped using credit cards? Have you been hit yet with any of the new "inactivity fees" that cc's are starting to charge for *not* using the cards? What/how much are your average monthly living expenses? Thank you in advance.	Yes, I have stopped using credit cards with the exception of this past holiday season, in which usage was very minimal. I have not been hit with any inactivity fees because so far, my main credit card providers, Chase and Capital One, have not jumped on this bandwagon yet (*knock on wood*). My average monthly living expenses are between $2,200-2,800 depending on my discipline level. As of 2010, I am adhering to a strict monthly budget so that I can pay off my debts. Thanks for your question, I will need to stay on the lookout for inactivity fees via Chase and CapOne in case they start charging.
Please respond to the following: What are your responsibilities at OMD? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Are you having your payments for this loan automatically withdrawn from your bank account or are you sending in a manual payment every month? Thank you and good luck with your loan	I am a Manager in a new research-focused discipline that is gaining traction across our major clients and there is strong demand for more of us, and we continue to expand while other disciplines loser players (hence great job security for me). I reside alone, so yes, I am the sole wage earner in my household. My combined credit card debt is $10,000, with interest rates varying from 15-22%; I've been paying a total of approx. $500 per month which is more than the combined minimum monthly payments. Great question on the contingency plan- to be quite frank, my contingency plan is always my parents, who are currently unaware of my debt, but are very accommodating when it comes to finances. They would probably pay off my debt in full right now, but to my detriment, my pride gets in the way of telling them about my debt (this would lead them to feel that they did not teach me about financial reponsibilities, which I would like to avoid since it's untrue, and blame is only on me, not them). My payments will be withdrawn automatically every month from my bank account (BofA). Thanks for your questions, I plan to be a lender after I'm clear of my debt, so these questions are good to have in my back pocket!

Member Payment Dependent Notes Series 475995

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475995	$6,000	$6,000	11.48%	1.00%	January 15, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475995. Member loan 475995 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	United States Pharmacopeia	Debt-to-income ratio:	9.34%
Length of employment:	3 years	Location:	Derwood, MD

Home town:
Current & past employers:	United States Pharmacopeia
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/10 > Hi, I recently purchased my first home. I have completely remodeled the home, but need just a little more money to install new flooring. I would like to get a loan rather than put this expense on a credit card. Borrower added on 01/11/10 > I purchased the home as a fixer-upper. Once the project is complete I should have at least $50,000 of equity in the home. Borrower added on 01/11/10 > The house is located just outside the Washington, DC area and is walking distance to the metro redline, the FDA, and my job. I purchased the home for $200,000. At the height of the market it appraised for over $400,000. The home sits on a quarter acre lot, which is the largest in the neighborhood and has a great deal of potential. When I purchased the home I offered the owners $35,000 less then the asking price surprisingly they accepted without making a counter offer. The house had been on the market for a year. After I starting fixing up the home I found out why. There were numerous termite/water related problems. I settled with the termite inspector to cover the majority of the damage, and am in the process of sending a demand letter to the owner for non-disclosure. However, the home is almost completely fixed except for the flooring. The house had not had any renovations since 1951 and now has brand new windows, walls, subfloor, several new joists, bathroom, and plumbing. I hoping to get this loan to add the finishing touches to the home so that I can finally move in. Citibank had offered me a loan for $10,000, but the interest rate was worst than a store credit card, so I had to pass. I work for the oldest medical organization in the country and have a very stable position. In addition, I do contract work and have a part-time position at the county government.

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	27
Revolving Credit Balance:	$4,162.00	Public Records On File:	0
Revolving Line Utilization:	27.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquency 27 months ago? Thank you in advance.	I was in college at the time and my mom was paying one of my credit card bills for me. Somehow it got forgotten and was late 30 days. This account is currently paid off.
Can you please talk about the delinquency from a couple years ago? Thanks.	I was in college at the time and my mom was paying one of my credit card bills for me. Somehow it got forgotten and was late 30 days. This account is currently paid off.

Member Payment Dependent Notes Series 476012

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476012	$2,400	$2,400	17.74%	1.00%	January 14, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476012. Member loan 476012 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Carfax	Debt-to-income ratio:	12.02%
Length of employment:	3 years	Location:	Centreville, VA

Home town:
Current & past employers:	Carfax
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/10 > I need some money for auto repair as well as credit repair. I have worked to get my credit respectable again and now I am trying to improve my credit. In the future, I'd like to purchase a house so I'd like some good credit references on my report and this is the first step in doing that. Thank you for considering me. Keith Borrower added on 01/12/10 > Hi Investors. I wanted to say how touched I am by the out pouring of success and the willingness of individuals to reach out and help another individual. All of you investors have invested in me and I will work hard to make that faith pay off for all of us. I am very humbled. I look forward to the rest of this experience. Thanks! Keith

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	33
Revolving Credit Balance:	$388.00	Public Records On File:	0
Revolving Line Utilization:	24.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What's up with the 9 recent credit inquiries?	The 9 recent credit inquiries were as a result of two actions that I'd taken. The first was me attempting to get credit cards through the banks where I have my savings and checking accounts so I would have revolving credit to build up my credit rating and replace the high interest smaller credit line credit cards I had when I was rebuilding the credit. I have checking and savings accounts at three banks. Additionally, I have applied for personal loans through other outlets before learning about Lending Club.

Member Payment Dependent Notes Series 476022

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476022	$8,000	$8,000	11.14%	1.00%	January 19, 2010	January 25, 2013	January 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476022. Member loan 476022 was requested on January 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:		Debt-to-income ratio:	20.57%
Length of employment:	< 1 year	Location:	Glen Carbon, IL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/10 > My intentions are to use the proceeds of this loan to refinance two Chase Credit cards I have. Originally at 12.75%, card with the larger balance shot up to 19.99% when Chase decided to change their terms. The second card is at 15% for now. It has a much smaller balance. This will still leave me with a home equity loan from Chase, however, I should be able to refinance my mortgage in a couple of months. When I do, I will roll that loan into the main mortgage, I have enough equity that after 5 years of homeownership, I will be at a slightly less than 80% loan to value. As far as a budget is concerned: Mortgage - $934 Water/sewer/trash - $49 electric - $75-$160 phone - $85 TV/Internet- $102 Job stability is excellent. I do Agriculture and Biomed electronics repair. Despite the bad economy, I am expanding and adding new product lines this year. This will focus on vehicle asset tracking and internet enabling the mobile data terminals in Tractor cabs. This is the first loan request I have made, so if there is something you wish to know that I have omitted, please don't hesitate to ask.

A credit bureau reported the following information about this borrower member on January 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,654.00	Public Records On File:	0
Revolving Line Utilization:	65.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) Your listing indicates no employer or length of employment. Are you self employed? Please elaborate? 2) Given the wavering bank rules, worst case, if you were not able to refi your mortgage, how would your plans change? 3) What is the balance owed on your HELOC now, is it adjustable, how much do you pay on it monthly, and what is the APR? 4) Are you still using the Chase (or other) credit cards, on an ongoing basis? 5) Have you been hit yet with any of the new fees the cc are starting to charge for "inactivity" of the cc? Thank you in advance for your answers, and good luck having your loan 100% funded quickly.	1)As indicated near the bottom of my request, I am self-employed. However, I didn't state how long. My self-employment started as a part time hobby in 1994 and grew to full time employment in 2001. 2)My plans wouldn't change much. My credit is good, and I am making minimum payments on time, even with the jacked up rates. It's just that I can't stand debt. It's all a number's game. I can get rid of the unsecured portion in three years your way or about 7 their way. 3)Actually, it's a straight loan, not a HELOC. I can't get money out of it without refinancing. I pay $314.75 monthly on it and $620 on the main mortgage. I added them together for the $934 amount you see as my monthly payment. APR is 9.54% Principal balance at the end of December was $26387.23. 4)I had 4 cards total. Two were Chase accounts. Both are closed. They were used for primarily for business debt. (See answer to dielbry), One card with a $1000 limit is from my credit union. It is for personal expenses if necessary. The last card is from Citibank. It's rarely used. If Citibank adds new fees, or jacks up the rates, I will close it too. 5)The only card that might be eligible for an "inactivity" fee would be the aformentioned Citibank. It hasn't happened yet.
Can you please talk about how the debt was accrued? Thanks.	Most of my debt is from personally financing business expenses. It comes from the repair parts and tools necessary to operate an electronics repair shop. I finally incorporated last year, so I am looking at SBA loans, to handle future purchases of this nature. Before, it was simple to buy parts, wait a month or two then pay them off using credit cards because my rates were 7-12.75% Now, that's no longer the case, so I have been talking to the local small business assistance center to see what can be done to make sure I am set up properly as a business and financed as a business. Remainder of the debt is from a furnace/central air and the insurance deductable portion I had to pay for a Gall Bladder removal last year. Other than that, I am a cash only guy. I only use the credit cards for stuff, if I can buy it cheaper online and have the money to pay it when the bill comes in.
Thank you for your thorough answers. FYI, some investors may feel more comfortable funding your loan after your income is verified by Lending Club. Once verified, an asterisk appears by your income in the loan listing.	I understand and appreciate you pointing that out. Being new to this, I am amazed the loan is already over 25% funded when the listing is less than 24 hours old. I understand the income verification process may take 2-3 business days.
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? In the case of a reduction in business, what is your contingency plan to repay this loan? Are you having your payments for this loan automatically withdrawn from your bank account or are you sending in a manual payment every month? Thank you and good luck with your loan	Roadtrip-I am the sole wage earner. I am single. I plan on having the payments withdrawn from my account. Mailing checks would cost an additional $540 in fees plus stamps and envelopes. So ACH just makes sense. As to reduction of business, it's not really happening because we have several factors in our favor. 1. We service Biomed and Agriculture, no matter how bad the economy gets, people will still get sick and they still need to eat. Equipment to accomplish those tasks still break on occasion. 2. We are small with little overhead expenses. 3. Due to size we can compete on price and service. Customers actually talk to someone when they phone. 4. Customer's are usually businesses. I don't sell to individuals. 5. We do background screening and legal research as well. So all customers are verified. Some days this means I turn down more customers than I accept. 6. Because of the previous point, I can focus on customer service, instead of worrying about my accounts receivable. 7. We are good at keeping inventory low and changing our product mix. When products become obsolete, we find other stuff to sell. Bottom line, Roadtrip, is that I have been in business since 1994. I have seen times of feast and times of famine, as do all people that are self employed. But, my credit score is still high. It was 766 before I closed these two accounts. I am still here. I am not going to fold up shop without a fight.

Member Payment Dependent Notes Series 476059

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476059	$1,500	$1,500	14.26%	1.00%	January 14, 2010	January 26, 2013	January 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476059. Member loan 476059 was requested on January 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:		Debt-to-income ratio:	15.97%
Length of employment:	< 1 year	Location:	culloden, WV

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/10 > Purchase

A credit bureau reported the following information about this borrower member on January 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1987	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,964.00	Public Records On File:	0
Revolving Line Utilization:	77.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Source of income or employement? What major purchase are you planning?	Contract pilot

Member Payment Dependent Notes Series 476078

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476078	$9,000	$9,000	8.59%	1.00%	January 19, 2010	January 26, 2013	January 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476078. Member loan 476078 was requested on January 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	YMCA of Greater Salt Lake	Debt-to-income ratio:	6.62%
Length of employment:	< 1 year	Location:	OREM, UT

Home town:
Current & past employers:	YMCA of Greater Salt Lake
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/10 > Thank you in advance to any of you that are willing to work with me on this! It feels good to have a solid plan!

A credit bureau reported the following information about this borrower member on January 12, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,829.00	Public Records On File:	0
Revolving Line Utilization:	43.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please elaborate - what is your solid plan? Thank you in advance.	I have been working to consolidate my debt so that I can pay it off as soon as possible. I have a great job and am looking forward to purchasing a home in the not-too-distant future. I feel that if I have my debt situation in a managable state, I will be able to save more money (less money spent on finance charges) and this will bring me closer to the reality of having my own home.
Please respond to the following: What are your responsibilities at the YMCA? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Are you having your payments for this loan automatically withdrawn from your bank account or are you sending in a manual payment every month? Thank you and good luck with your loan	I am the After School Program Director for Salt Lake City; I manage 20 staff, budgeting, operations, do grant writing and reporting, marketing, really, the list goes on and on... I am the sole earner in my household. I make $35,000 a year and after taxes, I bring home $2,600/mo. My rent is only $325, car payment and insurance is $250, food/household is $450, cell phone is $100, fuel is $200, and I have a debt repayment plan of $500/month until it is all gone. The balance of the debt I will pay off with this loan is: --US Bank (credit card): $7,800 Int Rate: 0% (not for much longer) Min Monthly: $75 --Chase (credit card): $1,200 Int Rate: 14.99% Min Monthly: $20 If I lost my job, I would pay the loan with some of my savings and possibly scale it back to the amount due rather than paying down the principal faster. I will have the payments for this loan automatically withdrawn from my bank account.
Member_60296, I'd like to help but have a couple questions. Can you list your monthly expenses? Can you list all your debt (school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? What is your role at YMCA of Greater Salt Lake? Can you list your work history? These answers will definitely help lenders lend.	I make $35,000 a year and after taxes, I bring home $2,600/mo. My rent is only $325, car payment and insurance is $250, food/household is $450, cell phone is $100, fuel is $200, and I have a debt repayment plan of $500/month until it is all gone. The balance of the debt I will pay off with this loan is: --US Bank (credit card): $7,800 Int Rate: 0% (not for much longer) Min Monthly: $75 --Chase (credit card): $1,200 Int Rate: 14.99% Min Monthly: $20 I have no student loans. If I lost my job, I would pay the loan with some of my savings and possibly scale it back to the amount due rather than paying down the principal faster. I currently have $1,500 in savings; and an IRA with $2,500 in it. I am the After School Program Director for Salt Lake City; I manage 20 staff, budgeting, operations, do grant writing and reporting, marketing, really, the list goes on and on... I have also been a Wilderness Therapy Guide, Recreation Director, Financial Advisor, and have owned my own landscape design/build business.
I'm in. Sounds like you are on the right path. Good luck!	Thank you!
By a rough estimate, you have $800 spare each month. What do you do with that money? How did you accumulate such a huge debt when you have a surplus each month?	The debt was accumulated during a 12+ month time period when I wasn't employed. I have not accrued debt since I have been working for the YMCA. I have been working on getting my finances in order for the past year, thus I may actually be spending more than $500 on debt repayment. The other $800/month goes for savings, charity, gifts, travel, and other expenses like that.
The more specific you can be about your expenses, the more comfortable lenders will be about lending you money. Can you be a little more specific about the rest of your budget?	Sure. $100-125/mo. on health & wellness; $100-150/mo. on gifts/donations; $100-150 on travel; $50/mo. on hair; $50/mo. IRA; $200/mo. savings.
How long have you been putting away $200 per month in savings? What is the balance of your savings account now?	The balance of my savings right now is roughly $1,000. It took me a little bit of time to raise the amount up to $200/mo. and I had vehicle repair expenses that cut into that account a little bit.

Member Payment Dependent Notes Series 476093

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476093	$6,000	$6,000	8.94%	1.00%	January 19, 2010	January 26, 2013	January 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476093. Member loan 476093 was requested on January 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,713 / month
Current employer:	Ho-chunk casino	Debt-to-income ratio:	11.24%
Length of employment:	8 years	Location:	mauston, WI

Home town:
Current & past employers:	Ho-chunk casino
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/10 > Hello,I going to use this mony in my House roof,I am very good borrower,my job is stable and my monthly budget is good. Thank you.

A credit bureau reported the following information about this borrower member on January 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,619.00	Public Records On File:	1
Revolving Line Utilization:	10.60%	Months Since Last Record:	110
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 476194

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476194	$6,500	$6,500	13.57%	1.00%	January 19, 2010	January 26, 2013	January 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476194. Member loan 476194 was requested on January 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Firstborn Multimedia	Debt-to-income ratio:	3.52%
Length of employment:	2 years	Location:	New York, NY

Home town:
Current & past employers:	Firstborn Multimedia
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/10 > Once I pay off my debt, I'm going to start my own business. Just want to start living my American dream!

A credit bureau reported the following information about this borrower member on January 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,228.00	Public Records On File:	0
Revolving Line Utilization:	68.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi - Is your plan to start your business in about three years (after this loan is paid)? Thanks.	Hi, I've been building a savings for this business for about a year now, so I plan on starting it a bit earlier when my debt has been paid down. However, I don't want to use this savings for the debt as some of the money has been given to me by family specifically for the business. With that, I plan on getting it going in about a year. Please let me know if you have any additional questions! Appreciate the support. Will
Please respond to the following: What are your responsibilities at Firstborn? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Are you having your payments for this loan automatically withdrawn from your bank account or are you sending in a manual payment every month? Thank you and good luck with your loan	Hi, At Firstborn I'm the Studio Director, the head of the video department at the company. I'm the sole wage earner, as I'm single. My yearly income is $75,000. My monthly bills, etc. are as follows: - Rent: $1,200 - Food: $250 I have no car - not by necessity, but by choice (I live in NYC) and have no other loans. My phone is provided by my company. The balances, APR, and average minimum monthly payments (average as they change month-to-month) of each of my five credit cards I will be paying off are as follows: - $774 (27.24%) $60 - $1,154 (27.24%) $25 - $1,280 (30.24%) $55 - $1,513 (29.99%) $80 - $2,013 (29.99%) $50 Just to note, you can see why I want to have this loan as my interest rates are very high on all my cards. I also am tired of dealing with five different cards with these rates and payments. Additionally, I don't usually pay the minimum amount, usually I pay around the $100 range. In case of job loss, I have s savings built up for the business I'm looking to start. Because some of the money was given to me by family for specifically starting this business, I don't want to use it for this debt consolidation. However, this savings and others I have can sustain me and my bills for a few months if in any case I was to lose my job. I will be having my payments automatically pulled from my account, as I do all my bill payments. Thanks for your interest and please let me know if you have any further questions and also thanks for the support. Will
Pleaswe provide the details of the business you are starting. Thanks	Hi, I'm looking to start a business that makes writing and completing a resume easier. My business partner and I have developed a technology that will make this possible online. We look to make revenue through online ad sales and exclusive partnerships. Thanks, and please let me know if you'd like any further details! Best, Will

Member Payment Dependent Notes Series 476202

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476202	$5,000	$5,000	11.48%	1.00%	January 15, 2010	January 26, 2013	January 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476202. Member loan 476202 was requested on January 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	PPC Construction, Inc.	Debt-to-income ratio:	14.57%
Length of employment:	8 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	PPC Construction, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/10 > I plan to pay off all existing credit card debts and I have not missed a payment and always make them on time.

A credit bureau reported the following information about this borrower member on January 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,479.00	Public Records On File:	0
Revolving Line Utilization:	42.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you stopped using the credit cards?	Yes, I stopped using most of them and just continue to make my monthly payments (more than minimum), although, I still use 1 or 2 on emergencies other than that I've been keeping myself on a cash basis expense. When I get the funding, I plan to pay off all & close the cards and perhaps just maintain 1 or 2.
Your revolving credit balance is $7479 according to your report. Why do you need $12k?	Actually, the extra I would be using to fund my trip (plus expenses) back home to attend a family reunion.
What are your normal monthly expenses for home, auto, food, utilities, etc. How much do you pay each month on your cards?	I usually pay about $300-350 for the cards.

Member Payment Dependent Notes Series 476238

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476238	$7,000	$7,000	11.14%	1.00%	January 19, 2010	January 26, 2013	January 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476238. Member loan 476238 was requested on January 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Chimney Care Plus	Debt-to-income ratio:	16.33%
Length of employment:	5 years	Location:	Frederick, MD

Home town:
Current & past employers:	Chimney Care Plus
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/10 > To pay down high interest credit lenders. What a great interest rate from Lending Club! I will work hard to impress Lending Club for such great terms. Borrower added on 01/14/10 > I want to thank everyone for your contribution and hope you enjoy your returns!

A credit bureau reported the following information about this borrower member on January 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,674.00	Public Records On File:	0
Revolving Line Utilization:	57.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I am owner/operator of CHIMNEY-CARE-PLUS. Started company February 5, 2005. Thank you for question.
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and monthly payments and (2) your other monthly costs including rent, car and household expenses?	Capital One/14.9% $3791.50 balance/ pay approx $200/month Rent: $400 Spent approx $1,000 to fix car in the last 2 months
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Are you having your payments for this loan automatically withdrawn from your bank account or are you sending in a manual payment every month? Thank you and good luck with your loan	I have been trying to answer this question a dozen times but expires before I can finish. I am sole earner, fully responsible for all payments. I have not missed a payment in over ten years. I have also become a rep for Logo Wear Direct to gain supplemental income etc. I thought some of these questions have been answered
You can check your own listing to see what responses have been saved. Three responses have been saved so far. Is your gross monthly income really $1,500? What are the rest of your monthly expenses as you have not answered that question. Where do you live for $400 rent?	I have answered many questions by email and phone. My record speaks for itself. I have answered all questions honestly. Its been 10 years since I have had a vacation and don't plan on 1 now until I get more things squared away. I have shown great resolve. If u do not trust my answers, I recommend finding another path.if u do however, you will reap the rewards. God Bless
In the case of a job loss, what is your contingency plan to repay this loan? Are you having your payments for this loan automatically withdrawn from your bank account or are you sending in a manual payment every month?	I'm. 35 yes of age. Been working since I was 12yrs of age, starting on dairy farm invade you wonder concerning laws. All bills are mailed as I feel more grounded to my expenses. Approximately 15% of loan will remain available for unexpected expenses, such as car, medical, etc. I have begun a second job to supplement my income and reduce if not eliminate any financial draw from my company. I say to all, when job opportunities are limited, create your own! Hoped that helped

Member Payment Dependent Notes Series 476248

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476248	$6,000	$6,000	13.22%	1.00%	January 19, 2010	January 26, 2013	January 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476248. Member loan 476248 was requested on January 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Mike's English School	Debt-to-income ratio:	2.33%
Length of employment:	1 year	Location:	Ottawa Hills, OH

Home town:
Current & past employers:	Mike's English School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/10 > I am paying for college. I have a full time job.

A credit bureau reported the following information about this borrower member on January 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$377.00	Public Records On File:	0
Revolving Line Utilization:	47.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Mike's English School ?	Native English Teacher.
To understand how this will fit into your budget, can you provide info on your other monthly costs including rent, car and student loans (if applicable)?	Rent is $640. I have no car. Instead, I walk to work. Student loans total $50 a month, but I've paid off already for the next 6 months. After months costs have been put aside, I have about $2200 / month for food and whatever else.
Hi - Is Mike's English School in Japan and will you still be earning a salary while enrolled in the immersion education? Thanks.	Yes, and I will still be earning a full time salary as I will still be working full time.
Do they provide housing? How much is the rent? What did you do before your current job? What exactly will the loan be used for?	Housing is only provided in the sense that you can avoid move-in fees, which are huge in Japan, by taking an apartment a teacher had before you. Rent is about $640. Before my current job, I drove a nighttime fog truck for the local mosquito control. The loan will be used for tuition.

Member Payment Dependent Notes Series 476273

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476273	$4,000	$4,000	8.59%	1.00%	January 15, 2010	January 26, 2013	January 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476273. Member loan 476273 was requested on January 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,600 / month
Current employer:	San Juan County	Debt-to-income ratio:	12.00%
Length of employment:	2 years	Location:	durango, CO

Home town:
Current & past employers:	San Juan County
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/10 > This loan will be used to consolidate some high interest debt and to purchase 2 airline tickets to meet my fiances' family in Bulgaria for the first time in a 6 year relationship. While borrowing money for these purposes might seem frivolous, it is necessary to secure our financial responsibilities in a time sensitive situation. I used a small personal loan to finance our move from Washington to Colorado which solved our financial crux to starting a professional career. Much like that loan was important to our future so is this. Establishing family connections and securing our financial responsibilities is well worth the interest I will pay on this loan. I hope through this brief description you will see where I am coming from. Thank you in advance.

A credit bureau reported the following information about this borrower member on January 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,933.00	Public Records On File:	0
Revolving Line Utilization:	51.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 476297

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476297	$10,000	$10,000	18.43%	1.00%	January 15, 2010	January 26, 2013	January 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476297. Member loan 476297 was requested on January 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Vitel Communications	Debt-to-income ratio:	0.08%
Length of employment:	3 years	Location:	Philadelphia, PA

Home town:
Current & past employers:	Vitel Communications
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/10 > Hello Everyone, I am in need of some major dental work. The list is as follows. 1. (5) Cavity fills 2. (1) root canal 3. (4) gum cleanings - 1 for each side 4. (1) Extraction 5. (1) night guard 6. (1) Whitening 7. (10) Crowns!! The total cost of all of it is $20,698.00. A little about me. I am a human resource manager on a national level for a company called Vitel. We are a company that handles Comcast installations as well as Verizon construction. My duties as HR Manager include but are not limited to - Recruiting, disciplinary actions, grants, policies and procedures, and so on. I have been with my current job for the last 3 years and I am a shooting star in the company. The one major item that is holding me back is the way my teeth are. It is embarrassing to meet new people everyday with the set of teeth I have in mouth. There also is some dental work that needs to be fixed as I am in some pain. I a also getting married 09/10/11 of next year and would like to look my best on my wedding day. Do to poor parental guidance growing up these issues weren't taken care of then. I am now 30 years old, making very decent money and I have no loans out there! My monthly expenses are small as I have a roommate and we split a $900 rent payment - $450 for me. I also own my car outright as I bought it used. My monthly bills do not exceed $1,000. I owe no money to any creditors and mystudent loans have all been paid. My job is very stable, as cable and internet is one of the cheapest forms of entertainment and internet is a must in every home in america. I also dj 3 nights a week for extra income ranging about an extra 3 grand a month. Please consider helping me with this loan as this will help me for the rest of my life. I will finally have that confidence to stand in front of groups of people and smile brightly and proud unlike now were I barely open my mouth. Regards!

A credit bureau reported the following information about this borrower member on January 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$167.00	Public Records On File:	1
Revolving Line Utilization:	11.10%	Months Since Last Record:	43
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $20,000 Medical Expenses loan. Lenders provided application "thumbnails" with insufficient details; thus lenders ask questions. My questions are: (1)-Position description (job title, role) @ Vitel Communication is? (2)-$ Rent and vehicle payments (if vehicle payment applies) paid per month are $? If one or both does not apply answer for each individual item would be none. (3)- Need more details on $20,000 loan for replacement only two front teeth. Does $20,000 cost include other dental, medical procedures that are being or were previously performed? Or CC debt that are being consolidated into this loan? Provide DETAILS about wht you need $20,000. Advance thanks for answers to ALL THREE questions. Member 505570 (RetiredUSMCInvestor) Wednesday 01.12.2010 @ 5:23 AM Eastern Time.	Hello Sir, I am sorry for not filling out all of this information for you when I made the profile. Here is the situation. I need a ton of dentistry work done in the amount of $20,698.00 - What that includes is - 1 root canal, 1 extraction, 5 cavity fills, night guard, whitening, gum cleaning, and 10 crowns. As for your questions - 1) My position at Vitel is a Human Resource Manager on a national level for our construction department. I am in charge of the recruiting, disciplinary actions, court hearings, grants through the state, and so on. 2) As for my monthly payments - My rent is $450, Total rent is 900 but have roommate, bills are minimal at most. I own my car out right, bought it used. 3) The details of the procedure is listed above. In my business I need to look my best at all times. This will help me further my career and give me a confidence I never have had before. I also dj on the weekends and make a huge source of income from that. Thank you for considering to help me with this loan. Regards,
To understand how this will fit into your budget, can you provide info on your other monthly costs including rent, car and student loans (if applicable)?	My Monthly bills are as followed - $450 for rent, max of 300 for utilities, gas is about 160 a month, Misc exp - about 100. All my student loans have been paid as you can see on my credit report. I am pretty much under a grand a month on all bills. Thank you for considering me.

Member Payment Dependent Notes Series 476332

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476332	$4,000	$4,000	11.14%	1.00%	January 19, 2010	January 27, 2013	January 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476332. Member loan 476332 was requested on January 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,917 / month
Current employer:	Arch Insurance Group	Debt-to-income ratio:	16.56%
Length of employment:	7 years	Location:	Alpharetta, GA

Home town:
Current & past employers:	Arch Insurance Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/10 > Loan is needed for unexpected medical expenses and annual homeowners dues. We plan to pay off within 3 months with tax refund and bonus funds to be received March 15th.

A credit bureau reported the following information about this borrower member on January 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$120,322.00	Public Records On File:	0
Revolving Line Utilization:	59.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the breakdown of your ~120K revolving credit balance?	I'm not sure what that would include but I do have a car lease plus an amex with $44k and a few other credit cards. I do expect a $15k bonus and tax return of around $4k within the next few months so I fully intend to pay this off quickly.
What are the amounts and APR's of the debts that you have? What are the amounts of the debts that you pay each month? (Car leases are generally paid monthly, for example)	monthly amounts paid: Bank of America $350, 19% Amex, $500 14.5% Chase, $400, 18% Infiniti, $670 (car lease) 0% Home Depot, $38, 20%
Do you have a mortgage payment? a second mortgage/home equity line of credit?	Yes, first mortgage is about $1600 and HE LOC is $300. Annual household income is around $225k, spouse earns $60k.
Ok, that explains part of the 120K revolving credit balance - HELOCs are sometimes (maybe always, I am not sure) included in the revolving credit balance. As investors we see only an abbreviated version of Borrowers' information, so that is why I am asking so many questions, and you may get more questions from other investors. I am still trying to understand what makes up the rest of the 120K. Do you know roughly what that balances are on each of your credit cards, and/or loans? By the way, you might find yodlee.com or mint.com useful. They are free and help give you an overall picture of your finances, as well as the details, and the info is updated automatically so you can see where things stand at any time. I use yodlee.com but have heard that mint.com does almost the same thing as yodlee.	On the Bank of America card and Chase cards there is about $13-14k each. Amex is largest at $44k but we pay typically $4k on month on that one in an effort to pay down. Home Depot has about $3500 balance that should be paid off soon as well. Maybe the car lease is included? It is only a few months old so maybe the $27k total is included?
What is the balance on the HELOC?	about $80k i think

Member Payment Dependent Notes Series 476369

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476369	$5,600	$5,600	18.09%	1.00%	January 19, 2010	January 27, 2013	January 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476369. Member loan 476369 was requested on January 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Jimmy Johns	Debt-to-income ratio:	9.80%
Length of employment:	1 year	Location:	Minneapolis, MN

Home town:
Current & past employers:	Jimmy Johns
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/10 > My band looking to book time at a studio to record our album. All band members are helping pitch in - so that will ensure a safe investment. I have used this site before to fund a loan and made every payment on time.

A credit bureau reported the following information about this borrower member on January 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	26
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquency about 2 years ago? Thank you in advance.	Hi thanks for the question. To make a long story short it was my first experience with credit. I got lasik and I didn't really understand how it was being payed for; and I was too shy to ask. I could have made the payments on time, but I missed like four months before I knew I owed a whole lot of money. Thankfully, I know how these things work now!
Hi - How many band members are contributing and what amounts are they contributing to the monthly payment for this loan? Thanks.	Essentially, it'll just be my brother and I going fifty-fifty. One hundred a piece. And he's got a better job than I do so I think we're in good shape!
does your househole have more than your paycheck? are you married, do you pay alimony or child support. do you have a contingent plan, what if an emergency arrises that probibits you from working?	Single, no alimony or child support. My household has four paychecks. My brother will be sharing the responsibility of this loan with me and if an emergency arises that prohibits me from working I can always get help from him or my parents.
You have little to no credit history and your source of income comes from Jimmy Johns which historically has a high turnover ratio. What can you tell me and other investors to feel comfortable in investing in you?	Well, I've worked there for about a year so if I was going to get fired it probably would have happened by now. I have already paid off another lending club loan successfully so I have that under the belt as well.

Member Payment Dependent Notes Series 476477

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476477	$1,200	$1,200	8.59%	1.00%	January 19, 2010	January 27, 2013	January 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476477. Member loan 476477 was requested on January 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Forrest Solutions	Debt-to-income ratio:	0.53%
Length of employment:	3 years	Location:	West Babylon, NY

Home town:
Current & past employers:	Forrest Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/10 > I have a very good credit background and a steady job in New York.

A credit bureau reported the following information about this borrower member on January 13, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	45
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Can you explain your delinquency from about 4 years ago? Also, do you know what you are going to use the loan for? Regards; Art	Hi Art, In regards to the item from 4 years ago, it was a 30 day late payment on a credit card that has subsequently been current since then and paid off. For the loan, I plan to put a down payment for an engagement ring.

Member Payment Dependent Notes Series 476513

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476513	$2,500	$2,500	7.74%	1.00%	January 19, 2010	January 27, 2013	January 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476513. Member loan 476513 was requested on January 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,267 / month
Current employer:	McKee Marburger & Fagnant PC	Debt-to-income ratio:	21.55%
Length of employment:	1 year	Location:	Lander, WY

Home town:
Current & past employers:	McKee Marburger & Fagnant PC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/10 > This loan is to pay for dental expenses for me and my husband, we don't have dental insurance through my work. We want to get our teeth taken care of before they get worse.

A credit bureau reported the following information about this borrower member on January 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,641.00	Public Records On File:	0
Revolving Line Utilization:	49.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
HAVE CONTRIBUTED TOWARD YOUR LOAN. I USE A FAMILY DENTAL PLAN. CAN SAV U A LOT. GOOGLE "WYOMING DENTAL PLAN". GOOD LUCK...	Thank you. We will definately do that from here on out. These expenses we a big surprise to us.
What do you do at McKee Marburger & Fagnant PC? Have you done the type of work you are currently doing before? What does your husband do? I have worked on a board helping people with catastrophic medical expenses and dental work is one of the last things people do when they are hurting. Would like to help, please reply, thank you.....	I am an accountant at Mckee, Marburger and Fagnant. I graduated last December from school and started work in January 2009. My husband currently does not work because of a work accident that happended 4 years ago. He stays home with our son. This dental work is for some cavaties and a root canal.

Member Payment Dependent Notes Series 476515

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476515	$2,000	$2,000	12.87%	1.00%	January 15, 2010	January 27, 2013	January 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476515. Member loan 476515 was requested on January 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,100 / month
Current employer:	Mortgage Connect	Debt-to-income ratio:	13.24%
Length of employment:	2 years	Location:	Hopewell, PA

Home town:
Current & past employers:	Mortgage Connect
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/10 > This loan will be used for an engagement ring, wedding bands and an engagement rings. I have a very stable job, along with my future wife. I pay all my bills on time. This is a good investment opportunity for a very good cause. Borrower added on 01/13/10 > Correction: Engagement ring, wedding band, and a wedding dress! In addition, my monthly budget is as follows. Single Earner (for now) No car loan Mortgage: $718 Auto Insurance: $36 Cable/Internet: $93 Electric: $40 Gas: $125 Water: $15 Student Loan: $112 Credit Cards: $167 (I typically pay more than minimums). I am also trying to get my debt down so I can build up my credit score. As well as have more piece of mind. The three delinquencies on record are from when I hit a rough patch in 2008. I had just moved into a new place and lost my job days after. I have since then obtained a job which is very stable, and I love. Bills are paid the day I get the statement. Thank you for your consideration. I will be happy to answer any questions. Borrower added on 01/13/10 > Correction: Engagement ring, wedding band, and a wedding dress! In addition, my monthly budget is as follows. Single Earner (for now) No car loan Mortgage: $718 Auto Insurance: $36 Cable/Internet: $93 Electric: $40 Gas: $125 Water: $15 Student Loan: $112 Credit Cards: $167 (I typically pay more than minimums). I am also trying to get my debt down so I can build up my credit score. As well as have more piece of mind. The three delinquencies on record are from when I hit a rough patch in 2008. I had just moved into a new place and lost my job days after. I have since then obtained a job which is very stable, and I love. Bills are paid the day I get the statement. Thank you for your consideration. I will be happy to answer any questions.

A credit bureau reported the following information about this borrower member on January 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	30	Months Since Last Delinquency:	18
Revolving Credit Balance:	$4,925.00	Public Records On File:	0
Revolving Line Utilization:	40.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have three delinquencies in the last 2 years. Can you explain?	The three delinquencies are due to the fact that I fell upon some hard times in 2008. I had just moved into a new place and a few days later was laid off from my previous job. It took almost a month to receive unemployment while I was looking for a new job and fell behind on credit cards. I have since then, obtained a very stable job and have never paid a bill late since then. They're usually paid the day I receive the statement.
What is your position at Mortgage Connect? Have you been there for 2 full years?	My position is in the IT department. Due to our company being small (30 employees), I do a number of things. Purchasing, web development, tech support, network administration, exchange administration, and am starting to dabble in development. I have been there for approx. 18 months or so.

Member Payment Dependent Notes Series 476558

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476558	$10,000	$10,000	12.87%	1.00%	January 19, 2010	January 28, 2013	January 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476558. Member loan 476558 was requested on January 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Apple, Inc	Debt-to-income ratio:	6.23%
Length of employment:	3 years	Location:	SAN FRANCISCO, CA

Home town:
Current & past employers:	Apple, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/14/10 > I'm just trying to refinance out of a loan I have with CitiFinance. Borrower added on 01/14/10 > I took this loan to pay some unexpected taxes and consolidate some revolving debt, but it has an extremely high interest rate and has a longer term (5 years). These terms allow me to pay off the debt much faster and at a lower cost.

A credit bureau reported the following information about this borrower member on January 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	57
Revolving Credit Balance:	$2,906.00	Public Records On File:	0
Revolving Line Utilization:	23.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the current rate/ payment with Citi?	The current rate is 30.99. They are unwilling to match the rate I got from LendingClub. The payment is $330 per month, so there isn't much different from this new loan.
What is the remaining amount of the Citi loan you are consolidating	The remaining principal on the loan is $10,000.02. The original principal amount was $10,500. The loan is about 6 months old, so I've been paying mostly interest so far.
Wow, sounds like you are getting a really raw deal from Citi. 1. What is your position with Apple? 2. Is this loan specifically just to pay off the 10,000 dollar citi card? 3. what other debt do you currently have? 4. monthly expenses? Thanks, and good luck with your loan.	The loan with Citi is definitely not a great deal, but it was something I was able to get at the height of the "credit crunch". This loan is 100% for refinancing the current Citi loan - it's an installment loan, not a credit card. The only other debt I have is $1,500 on a credit card that I'm working on paying off over the next few months. I work on a research and analytics team at Apple. It's a very exciting place to be right now. Other than rent, utilities (about $60 per month), the loan payment, and the single credit card, I don't have many expenses. I enjoy simple living. I own my car free and clear, but I take a train to the office and commute expenses are subsidized by the company. The car mostly stays in the garage, and insurance is only about $400 every six months, which I pay in full when it is up for renewal.

Member Payment Dependent Notes Series 476579

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476579	$6,000	$6,000	8.59%	1.00%	January 19, 2010	January 27, 2013	January 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476579. Member loan 476579 was requested on January 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,200 / month
Current employer:	All Creatures Great and Small	Debt-to-income ratio:	10.14%
Length of employment:	< 1 year	Location:	Bloomfield, NJ

Home town:
Current & past employers:	All Creatures Great and Small
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/10 > My loan is for credit card consolidation that I have acquired which I have always been on time paying. I intend to keep the same discipline about myself when it comes to paying this loan.

A credit bureau reported the following information about this borrower member on January 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,435.00	Public Records On File:	0
Revolving Line Utilization:	19.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since it shows you having been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	Thank you for inquiring. Prior to my current employer I held a position for 7 consecutive years with the same company. Unfortunately that company went out of business which is the reason why I am with my current employer for a short time.
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $6,435.) Do you have any other outstanding debts, like a car loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for All Creatures Great and Small? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Thank you for inquiring. Yes I will be using this loan to completely pay off all of my credit card debt. I do not have any other outstanding debts. Both my car and student loans are paid off. My monthly expenses, not including paying off my credit card, are roughly $800 on average. I am a veterinarian technician which entails assisting two doctors in separate animal hospitals. At the moment I only have my checking account. Lastly, I would be willing to verify my income with Lending Club.
Can you provide details about your monthly expenses? Is rent not included?	Please see answer above. Thank you.

Member Payment Dependent Notes Series 476637

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476637	$4,000	$4,000	7.74%	1.00%	January 19, 2010	January 28, 2013	January 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476637. Member loan 476637 was requested on January 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,292 / month
Current employer:	CSC	Debt-to-income ratio:	1.74%
Length of employment:	5 years	Location:	FOREST HILLS, NY

Home town:
Current & past employers:	CSC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/14/10 > Reliable borrower, stable employment, need funding for setting up technical consulting services.

A credit bureau reported the following information about this borrower member on January 14, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	57
Revolving Credit Balance:	$6,642.00	Public Records On File:	0
Revolving Line Utilization:	7.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 476745

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476745	$3,500	$3,500	12.18%	1.00%	January 19, 2010	January 28, 2013	January 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476745. Member loan 476745 was requested on January 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,417 / month
Current employer:	Cisco Systems	Debt-to-income ratio:	13.53%
Length of employment:	3 years	Location:	hudson, NH

Home town:
Current & past employers:	Cisco Systems
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	15
Revolving Credit Balance:	$10,930.00	Public Records On File:	0
Revolving Line Utilization:	79.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use this loan for?	This is to help my daughter with tuition.
The purpose of your loan please...and if for consolidation, the interest rates you are now paying on current debt. Thank you.	This is to help my daughter with tuition
Can you tell me what the loan is for?	This is to help my daughter with tuition

Member Payment Dependent Notes Series 476849

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476849	$2,500	$2,500	13.92%	1.00%	January 19, 2010	January 28, 2013	January 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476849. Member loan 476849 was requested on January 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,867 / month
Current employer:	Level 3 Communications	Debt-to-income ratio:	2.13%
Length of employment:	10+ years	Location:	TULSA, OK

Home town:
Current & past employers:	Level 3 Communications
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/14/10 > I have 10 years of continuous employment at the same workplace as a network engineer. I have $4194 monthly net income and $2500 non-discretionary expenses each month. I can easily afford the loan payments. The loaned funds will be used to pay for significant auto repairs.

A credit bureau reported the following information about this borrower member on January 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	2
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is with the delinquency only two months ago?	The delinquency was on a SallieMae student loan and the cause was simple irresponsibility in submitting the payment, not a structural financial problem in affording the payment. I have since set up the student loan payment to auto-deduct to help protect me from me. Since LendingClub also will be deducting the loan payments directly from my checking account there is no risk of a similar delay in timely payment. Additionally, in response to both that delinquency and the need to ask for this loan to pay for a large unexpected expense I have done considerable work in getting my personal financial act together. I have created a very detailed all-in budget that allocates expenses to the pay period they are due (rather than the month) and have done a good job of actually tracking to the budget. I recognize the delinquency is quite rightly prompting concern on your part. However for the reasons above I don't believe it is an accurate indicator of increased risk in this loan. I hope you can agree and provide some of my funding. It would be a tremendous help to me. Thank you.
Please explain the delinquency about 2 months ago? Thank you in advance.	The delinquency was on a SallieMae student loan and the cause was simple irresponsibility in submitting the payment, not a structural financial problem in affording the payment. I have since set up the student loan payment to auto-deduct to help protect me from me. Since LendingClub also will be deducting the loan payments directly from my checking account there is no risk of a similar delay in timely payment. Additionally, in response to both that delinquency and the need to ask for this loan to pay for a large unexpected expense I have done considerable work in getting my personal financial act together. I have created a very detailed all-in budget that allocates expenses to the pay period they are due (rather than the month) and have done a good job of actually tracking to the budget. I recognize the delinquency is quite rightly prompting concern on your part. However for the reasons above I don't believe it is an accurate indicator of increased risk in this loan. I hope you can agree and provide some of my funding. It would be a tremendous help to me. Thank you.
Can you fill us in on the delinquency that was reported on your creditr file just two months ago?	The delinquency was on a SallieMae student loan and the cause was simple irresponsibility in submitting the payment, not a structural financial problem in affording the payment. I have since set up the student loan payment to auto-deduct to help protect me from me. Since LendingClub also will be deducting the loan payments directly from my checking account there is no risk of a similar delay in timely payment. Additionally, in response to both that delinquency and the need to ask for this loan to pay for a large unexpected expense I have done considerable work in getting my personal financial act together. I have created a very detailed all-in budget that allocates expenses to the pay period they are due (rather than the month) and have done a good job of actually tracking to the budget. I recognize the delinquency is quite rightly prompting concern on your part. However for the reasons above I don't believe it is an accurate indicator of increased risk in this loan. I hope you can agree and provide some of my funding. It would be a tremendous help to me. Thank you.
Your answer was articulated well, so I will join in helping to fund your modest loan. With the other positive factors in your use of credit and your length of employment, I tend to agree with you that the report was not an accurate indicator of your ability to pay your debts. As you now realize by your SallieMae experience, most all financial institutions are now linked electronically, and one negative comment can quickly affect your ability to obtain any financial assistance. Once you successfully pay off this loan, come back again; perhaps even as a lender to help others.	Thanks azsunriz, your contribution and comments mean a lot to me. Once I work my way out of this jam I think I likely will become a lender here.

Member Payment Dependent Notes Series 476851

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476851	$3,000	$3,000	13.22%	1.00%	January 19, 2010	January 28, 2013	January 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476851. Member loan 476851 was requested on January 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,100 / month
Current employer:	sports authority	Debt-to-income ratio:	5.82%
Length of employment:	< 1 year	Location:	easton, PA

Home town:
Current & past employers:	sports authority
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/10 > i have steady income. i will be paying a minimum of 100.00 a month. i am asking for the loan for bill consolidation and trying to go on a vacation with my fiance. we haven't been able to go anywhere because we didn't have enough money.

A credit bureau reported the following information about this borrower member on January 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,549.00	Public Records On File:	0
Revolving Line Utilization:	96.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan on using this loan for? Your position at sports authority? Thank you in advance.	bill consolidation and vacation. if your asking my position at sports authority its receiving and merchandise crew.
What is the purpose of this loan?	bill consolidation and vacation
What is thr purpose of this loan	i am asking for the loan for bill consolidation and trying to go on a vacation. i haven't been able to go anywhere in a few years because i had no money.
How many hours are you working per week? Since you've been working there less than a year, what else have you done for the past 3 years?	i was workin at wawa for about a yr and a half and before that i was working at panera bread. I am getting 40 hours a week but getting paid a low amount but i am tryin to move up.

Member Payment Dependent Notes Series 476976

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476976	$5,000	$5,000	17.39%	1.00%	January 19, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476976. Member loan 476976 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Main Street-Santa Ana llc	Debt-to-income ratio:	15.34%
Length of employment:	3 years	Location:	Midland, TX

Home town:
Current & past employers:	Main Street-Santa Ana llc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/10 > I have been working in this business over 20 years, I am bonded and insured with the City of Midland, My word is my bond, I have never had a compaint on my ethics or work. If you need references just ask. I appreciate the help to make this a profitable venture for all of us.

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1986	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	47
Revolving Credit Balance:	$1,837.00	Public Records On File:	0
Revolving Line Utilization:	31.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders are NOT clairevoyant crystal ball mind-readers; Provide DETAILS about business AND how $20K loan will be spent. Only then will loan attract lenders. RetiredUSMCInvestor sends 01.16.2010 @ 7:20AM ET	I have a small General Contractor Company. I do repairs for real estate agents. I currently work for about 20 local realtors in my area. My work load does not allow me the time to shop for loans at banks. I need the loan to buy materials and equipment so that I can produce more income per week. Cash Flow between closing dates on the properties.

Prospectus Supplement (Sales Report) No. 25 dated January 19, 2010